As filed with the Securities and Exchange Commission on August 2, 2018

File No. _________

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Blackstone / GSO Secured Lending Fund

(Exact name of registrant as specified in charter)

Delaware	82-7020632
(State or other jurisdiction of incorporation or registration)	(I.R.S. Employer Identification No.)

345 Park Avenue, 31st Floor New York, NY	10154
(Address of principal executive offices)	(Zip Code)

(212) 503-2100

(Registrant’s telephone number, including area code)

with copies to:

Rajib Chanda

Simpson Thacher & Bartlett LLP

900 G Street, N.W.

Washington, DC 20001

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Common shares of beneficial interest, par value $0.001

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

i

EXPLANATORY NOTE

Blackstone / GSO Secured Lending Fund is filing this registration statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”), on a voluntary basis to permit it to file an election to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), and to provide current public information to the investment community and to comply with applicable requirements in the event of the future quotation or listing of its securities on a national securities exchange or the future quotation or listing of its securities on any other public trading market.

In this Registration Statement, except where the context suggests otherwise:

•	the terms “we,” “us,” “our,” and the “Fund,” refer to Blackstone / GSO Secured Lending Fund;

•	the term “Adviser” refers to GSO Asset Management LLC, our investment adviser; and.

•	the term “Administrator” refers to GSO Capital Partners LP, our administrator.

The Fund is an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and the Fund will take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “1933 Act”).

Once this Registration Statement has been deemed effective, we will be subject to the requirements of Section 13(a) of the 1934 Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the 1934 Act applicable to issuers filing registration statements pursuant to Section 12(g) of the 1934 Act.

After filing this Registration Statement, we will file an election to be regulated as a BDC under the 1940 Act as soon as reasonably practical. Upon filing of such election, we will become subject to the 1940 Act requirements applicable to BDCs.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this Registration Statement constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements contained in this Registration Statement may include statements as to:

•	our future operating results;

•	our business prospects and the prospects of the companies in which we may invest;

•	the impact of the investments that we expect to make;

•	our ability to raise sufficient capital to execute our investment strategy;

•	the ability of our portfolio companies to achieve their objectives;

•	our current and expected financing arrangements and investments;

•	changes in the general interest rate environment;

•	the adequacy of our cash resources, financing sources and working capital;

•	the timing and amount of cash flows, distributions and dividends, if any, from our portfolio companies;

•	our contractual arrangements and relationships with third parties;

•	actual and potential conflicts of interest with the Adviser or any of their affiliates;

•	the dependence of our future success on the general economy and its effect on the industries in which we may invest;

•	our use of financial leverage;

•	the ability of the Adviser to locate suitable investments for us and to monitor and administer our investments;

•	the ability of the Adviser or its affiliates to attract and retain highly talented professionals;

•	our ability to qualify for and maintain our qualification as a regulated investment company and as a BDC;

•	the impact on our business of the Dodd-Frank Act and the rules and regulations issued thereunder;

•	the effect of changes to tax legislation and our tax position; and

•	the tax status of the enterprises in which we may invest.

In addition, words such as “anticipate,” “believe,” “expect” and “intend” indicate a forward-looking statement, although not all forward-looking statements include these words. The forward-looking statements contained in this Registration Statement involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Item 1A. Risk Factors” and elsewhere in this Registration Statement. Other factors that could cause actual results to differ materially include:

•	changes in the economy;

•	risks associated with possible disruption in our operations or the economy generally due to terrorism or natural disasters; and

•	future changes in laws or regulations and conditions in our operating areas.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this Registration Statement should not be regarded as a representation by us that our plans and objectives will be achieved. These forward-looking statements apply only as of the date of this Registration Statement. Moreover, we assume no duty and do not undertake to update the forward-looking statements. Because we are an investment company, the forward-looking statements and projections contained in this Registration Statement are excluded from the safe harbor protection provided by Section 21E of the 1934 Act.

ITEM 1	BUSINESS

(a) General Development of Business

We were formed on March 26, 2018 as a statutory trust under the laws of the State of Delaware. We were organized to invest primarily in originated loans and other securities, including syndicated loans, of private middle market U.S. companies.

We expect to conduct a private offering (the “Private Offering”) of our common shares of beneficial interest, par value $0.001 (the “Shares”), to accredited investors (as defined in Regulation D under the 1933 Act) in reliance on exemptions from the registration requirements of the 1933 Act. Shares will be offered for subscription continuously throughout the Initial Closing Period (as defined below) and may be offered from time to time thereafter. Each investor in the Private Offering will make a capital commitment (a “Capital Commitment”) to purchase Shares pursuant to a subscription agreement entered into with us (a “Subscription Agreement”). Investors will be required to fund drawdowns to purchase our Shares up to the amount of their respective Capital Commitments on an as-needed basis each time we deliver a notice to the investors. We anticipate commencing our loan origination and investment activities contemporaneously with the initial drawdown from investors in the Private Offering (the “Initial Drawdown” and the day on which the Initial Drawdown occurs, the “Initial Drawdown Date”).

On, prior to, or after the Initial Drawdown Date, we expect to enter into one or more arrangements whereby we agree or otherwise plan to purchase a pool of assets from another party (including an affiliate) (a “Warehousing Transaction”). In the event of a Warehousing Transaction, we may, at the Adviser’s discretion, agree to acquire some or all of the warehoused investments at cost to the warehousing party plus carrying charges, notwithstanding that the fair market value of such investments may have declined below or increased above such cost as of the time of such transfer. Any such agreement would be made at or prior to the warehousing party’s acquisition, such that the parties would not know at the time of the agreement whether the investment will appreciate or depreciate prior to the Fund’s acquisition thereof.

We expect closings of the Private Offering will occur, from time to time, in the Adviser’s sole discretion, during the 12 month period following the initial closing of Capital Commitments (the “Initial Closing Period”), but the Adviser may modify the Initial Closing Period if approved by our board of trustees (the “Board of Trustees” or the “Board”), which could extend the Initial Closing Period. We may accept and draw down Capital Commitments from investors throughout the Initial Closing Period. After the Initial Closing Period, we may permit one or more additional closings (“Subsequent Closings”) as additional Capital Commitments are obtained. We currently do not expect to draw any Capital Commitments from Subsequent Closings (“Subsequent Capital Commitments”) until 100% of the Capital Commitments from the Initial Closing Period (“Initial Capital Commitments”) have been drawn down, unless otherwise determined by our Board of Trustees. See “Item 1(c). Description of Business — The Private Offering.”

After filing this Registration Statement, we will file an election to be regulated as a BDC under the 1940 Act. We also intend to elect to be treated as soon as reasonably practical, and intend to qualify annually thereafter, for U.S. federal income tax purposes as a regulated investment company (a “RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). As a BDC and a RIC, we will be required to comply with certain regulatory requirements. However, as discussed below, it is possible that as we ramp up our portfolio we may not qualify as a RIC for the short taxable year that includes the initial closing of the Private Offering. See “Item 1(c). Description of Business — Regulation as a Business Development Company” and “Item 1(c). Description of Business — Certain U.S. Federal Income Tax Considerations.”

(b) Financial Information about Industry Segments

Our operations comprise only a single reportable segment. See “Item 2. Financial Information.”

(c) Description of Business

The Fund — Blackstone / GSO Secured Lending Fund

Blackstone / GSO Secured Lending Fund is a newly formed Delaware statutory trust that will elect to operate as a BDC.

Our investment objectives are to generate current income and, to a lesser extent, long-term capital appreciation. We will seek to meet our investment objectives by:

•

utilizing the experience and expertise of the management team of the Adviser, along with the broader resources of GSO Capital Partners LP (collectively with its affiliates in the credit-focused business of The Blackstone Group L.P., “GSO,” which, for the avoidance of doubt, excludes Harvest Fund Advisors LLC and Blackstone Insurance Solutions), which include its access to the relationships and human capital of GSO’s parent, The Blackstone Group L.P. (collectively with its affiliates as the context requires, “Blackstone”), in sourcing, evaluating and structuring transactions[1];

•

employing a defensive investment approach focused on long-term credit performance and principal protection, generally lending on a basis of 3.5 times to 5.5 times the borrower’s earnings before interest, taxes, depreciation and amortization and at loan-to-value rations of 50%-65% and also seeking favorable financial covenant protections;

[1]	Subject to Blackstone’s policies and procedures regarding the management of conflicts of interest.

•

focusing primarily on loans and securities of private U.S. companies, specifically small and middle market companies, which we define as companies with annual revenue of $50 million to $2.5 billion, at the time of investment. In many market environments, we believe such a focus offers an opportunity for superior risk-adjusted returns;

•	investing primarily in established, stable enterprises with positive cash flows; and

•	maintaining rigorous portfolio monitoring in an attempt to anticipate and pre-empt negative credit events within our portfolio.

Under normal market conditions, we expect to invest at least 80% of our total assets (net assets plus borrowings for investment purposes) in secured debt investments (including investments that are secured by equity interests). We anticipate that our portfolio will be composed primarily of first lien senior secured and unitranche loans, generally with total investment sizes less than $300 million, which criteria may change from time to time. To a lesser extent, we may also invest in second lien, third lien, unsecured or subordinated loans, generally with total investment sizes less than $100 million, which criteria may change from time to time, and other debt and equity securities. We do not expect to focus on investments in issuers that are distressed or in need of rescue financing. Subject to the limitations of the 1940 Act, we may invest in loans or other securities, the proceeds of which may refinance or otherwise repay debt or securities of companies whose debt is owned by other GSO funds.

Although we do not expect a significant portion of our portfolio to be composed of second lien, third lien, unsecured or subordinated loans, there is no limit on the amount of such loans in which we may invest, subject to compliance with our 80% policy. We may purchase interests in loans or make other debt investments, including investments in senior secured bonds, through secondary market transactions in the “over-the-counter” market or directly from our target companies as primary market, directly originated or syndicated investments. In connection with our debt investments, we may on occasion receive equity interests such as warrants or options as additional consideration. We may also purchase or otherwise acquire minority interests in the form of common or preferred equity or equity-related securities, such as rights and warrants that may be converted into or exchanged for common stock or other equity or the cash value of common stock or other equity, in our target companies, generally in conjunction with one of our debt investments or through a co-investment with a financial sponsor, such as an institutional investor or private equity firm, or a finance company transaction (such as a joint venture). In addition, a portion of our portfolio may be composed of unsecured bonds, collateralized loan obligations (“CLOs”), other debt securities and derivatives, including total return swaps and credit default swaps. Depending on market conditions, we may increase or decrease our exposure to less senior portions of the capital structure or otherwise make opportunistic investments.

The senior secured loans and unitranche loans we invest in will generally pay floating interest rates based on a variable base rate, such as LIBOR. The senior secured loans, unitranche loans and senior secured bonds in which we will invest generally have stated terms of five to eight years, and any unsecured or subordinated debt investments that we make generally have stated terms of up to ten years, but the expected average life of such securities is generally between three and seven years. However, there is no limit on the maturity or duration of any security we may hold in our portfolio. Loans and securities purchased in the secondary market will generally have shorter remaining terms to maturity than newly issued investments. Our debt investments may be rated by a nationally recognized statistical rating organization, and, in such case, generally will carry a rating below investment grade (rated lower than “Baa3” by Moody’s Investors Service, Inc. or lower than “BBB-” by Standard & Poor’s Ratings Services). We also invest in non-rated debt securities. Our investments are subject to a number of risks. See “Item 1A. Risk Factors.”

To seek to enhance our returns, we intend to employ leverage as market conditions permit and at the discretion of the Adviser, but in no event will leverage employed exceed the limitations set forth in the 1940 Act. We intend to use leverage in the form of borrowings, including loans from certain financial institutions and the issuance of debt securities. We may also use leverage in the form of the issuance of preferred shares (“Preferred Shares”), but do not currently intend to issue Preferred Shares. In determining whether to borrow money, we will analyze the maturity, covenant package and rate structure of the proposed borrowings as well as the risks of such borrowings compared to our investment outlook. Any such leverage, if incurred, would be expected to increase the total capital available for investment by the Fund. See “Item 1.A. Risk Factors” for a discussion of the risks inherent in employing leverage.

We generally intend to distribute substantially all of our available earnings annually by paying distributions on a quarterly basis, as determined by the Board of Trustees in its discretion.

As a BDC, at least 70% of our assets must be the type of “qualifying” assets listed in Section 55(a) of the 1940 Act, as described herein, which are generally privately-offered securities issued by U.S. private or thinly-traded companies. We may also invest up to 30% of our portfolio opportunistically in “non-qualifying” portfolio investments, such as investments in non-U.S. companies.

The Adviser and the Administrator

The Fund’s investment activities will be managed by GSO Asset Management LLC, an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Our Adviser will be responsible for originating prospective investments, conducting research and due diligence investigations on potential investments, analyzing investment opportunities, negotiating and structuring our investments and monitoring our investments and portfolio companies on an ongoing basis.

GSO Capital Partners LP, as our Administrator, will provide, or oversee the performance of, administrative and compliance services, including, but not limited to, maintaining financial records, overseeing the calculation of net asset value (“NAV”), compliance monitoring (including diligence and oversight of our other service providers), preparing reports to Shareholders (as defined below) and reports filed with the SEC, preparing materials and coordinating meetings of our Board of Trustees, managing the payment of expenses and the performance of administrative and professional services rendered by others and providing office space, equipment and office services.

The Adviser is a subsidiary of GSO Capital Partners LP and is led by substantially the same investment personnel as GSO Capital Partners LP. As such, our Adviser has access to the broader resources of GSO and Blackstone.2 GSO is part of the credit platform of Blackstone, which is a leading global manager of private capital. Blackstone’s alternative asset management business includes private equity funds, real estate funds, real estate investment trusts, funds of hedge funds, hedge funds, credit-focused funds, collateralized loan obligation vehicles, separately managed accounts and registered investment companies. Blackstone’s business is generally organized into four segments: private equity, real estate, hedge fund solutions and credit. Through its different investment businesses, as of June 30, 2018, Blackstone had total assets under management of approximately $440 billion. As of June 30, 2018, GSO’s asset management operation had aggregate assets under management of approximately $92 billion across multiple strategies within the leveraged finance marketplace, including loans, high yield bonds, distressed and mezzanine debt and private equity, including hedge funds. GSO has a global platform with approximately 3393 employees based in offices in New York, Houston, London and Dublin.

Market Opportunity

We believe that there are and will continue to be significant investment opportunities in the targeted asset classes discussed above.

Attractive Opportunities in Senior Secured Loans

We believe that opportunities in senior secured loans are significant because of the variable rate structure of most senior secured debt issues and because of the strong defensive characteristics of this investment class. Given current market conditions, we believe that debt issues with variable interest rates may offer a superior return profile to fixed-rate securities, since variable interest rate structures are generally less susceptible to declines in value experienced by fixed-rate securities in a rising interest rate environment.

[2]	Subject to Blackstone’s policies and procedures regarding the management of conflicts of interest.
[3]	Estimated global headcount as of June 30, 2018.

Senior secured debt provides strong defensive characteristics. Because this debt has priority in payment among an issuer’s security holders (i.e., holders are due to receive payment before junior creditors and equity holders), they carry the least potential risk among investments in the issuer’s capital structure. Further, these investments are secured by the issuer’s assets, which may be seized in the event of a default, if necessary. They generally also carry restrictive covenants aimed at ensuring repayment before junior creditors, such as most types of unsecured bondholders, and other security holders and preserving collateral to protect against credit deterioration.

Opportunity in Middle Market Private Companies

In addition to investing in senior secured loans generally, we believe that the market for lending to private companies, particularly middle market private companies within the United States, is underserved and presents a compelling investment opportunity. We believe that the following characteristics support our belief:

Large Target Market. Middle market companies represent a large and growing portion of the U.S. economy. According to the National Center for The Middle Market, there were nearly 200,000 middle market companies in the United States with annual revenues between $10 million and $1 billion, as of June 30, 2018.4 As of the end of 2017, these middle market companies represented $5.9 trillion of the U.S. gross domestic product and employed approximately 27% of the nation’s workforce, compared to 18% in 2011.5 Further, these middle market companies represent, we believe, a significant portion of the growth segment of the U.S. economy, with 7.6% of revenue growth in 2017 compared to 6.9% for S&P 500 companies,6 and often require substantial capital investment to grow their businesses. Middle market companies have generated a significant number of investment opportunities for investment programs advised by GSO and its affiliates over the past several years, and we believe that this market segment will continue to produce significant investment opportunities for us.

Limited Investment Competition. Despite the size of the market, we believe that regulatory changes and other factors have diminished the role of traditional financial institutions and certain other capital providers in providing financing to middle market companies. As tracked by S&P Capital IQ LCD, U.S. banks’ share of senior secured loans has declined from 33.1% in 1995 to 4.3% in 2017. In addition, due to bank consolidation, the number of banks has also rapidly declined, furthering the lack of supply in middle market lending. As of 2017, there were approximately 6,000 banks in the U.S., which was only one-third of the number of banks in 1984.7

We also believe that lending and originating new loans to middle market companies, which are often private, generally requires a greater dedication of the lender’s time and resources compared to lending to larger companies, due in part to the smaller size of each investment and the often fragmented nature of information available from these companies. Further, we believe that many investment firms lack the breadth and scale necessary to identify investment opportunities, particularly in regards to directly originated investments in middle market companies, and thus attractive investment opportunities are often overlooked. In addition, middle market companies may require more active monitoring and participation on the lender’s part. We believe that many large financial organizations, which often have relatively high cost structures, are not suited to deal with these factors and instead emphasize services and transactions to larger corporate clients with a consequent reduction in the availability of financing to middle market companies.

[4]	Source: National Center for The Middle Market, 2Q 2018 Middle Market Indicator.
[5]

Source: Dun & Bradstreet – Middle Market Power Index and National Center for the Middle Market – 4Q 2017 Middle Market Indicator, Bureau of Economic Analysis – Components of Value Added by Industry, as of November 2, 2017, and The World Bank – All Countries GDP.

[6]	Source: National Center for the Middle Market – 4Q 2017 Middle Market Indicator.
[7]	Source: S&P Global Market Intelligence – Leveraged Lending Review Q4 2017.

Attractive Market Segment. We believe that the underserved nature of such a large segment of the market can at times create a significant opportunity for investment. In many environments, we believe that middle market companies are more likely to offer attractive economics in terms of transaction pricing, up-front and ongoing fees, prepayment penalties and security features in the form of stricter covenants and quality collateral than loans to larger companies. In addition, as compared to larger companies, middle market companies often have simpler capital structures and carry less leverage, thus aiding the structuring and negotiation process and allowing us greater flexibility in structuring favorable transactions. We believe that these factors will result in advantageous conditions in which to pursue our investment objectives of generating current income and, to a lesser extent, long-term capital appreciation.

Competitive Strengths

GSO is a key player in the middle and upper-middle market direct lending space. GSO has experience scaling funds across its platform that invest throughout all parts of the capital structure. GSO strives to focus on transactions where it can differentiate itself from other providers of capital, targeting larger transactions and those where GSO can bring its expertise and experience in negotiating and structuring. We believe that GSO is one of the few investment management firms with the scale and platform to effectively manage a U.S. direct lending investment strategy, offering investors the following potential competitive strengths:

Scale of GSO Platform. We believe that the breadth and scale of GSO’s approximately $92 billion8 platform gives GSO a distinct competitive advantage in sourcing proprietary investment opportunities and provides GSO with a differentiated capability to invest in large, complex opportunities. GSO covers over 1,200 corporate credits globally and has focused solely on the non-investment grade corporate credit market for 13 years. GSO expects that in the current environment, in which committed capital from banks remains scarce9, the ability to provide flexible, well-structured capital commitments in appropriate sizes will enable GSO to command more favorable terms for its investments. GSO believes that it occupies a differentiated position in the leveraged finance market, with investment activities that span a broad array of public and private market strategies. We believe this presence enables GSO to identify opportunities early and select those investments that GSO believes offer the most attractive risk-adjusted return profile. In addition, when banks are facing difficulties in syndicating new issues, GSO’s ability to serve as a large “anchor” investor can help facilitate the successful completion of a transaction. We believe the depth of the experience of GSO’s senior management team, together with the wider resources of GSO’s team of investment professionals (the “Investment Team”), which is dedicated to sourcing, structuring, executing, monitoring and harvesting a broad range of private investments, will provide us with a significant competitive advantage in sourcing and analyzing what we believe to be attractive investment opportunities.

Sourcing and Origination Capabilities. GSO has a 71-person Performing Credit Investments team (excluding Bennett Goodman and Dwight Scott, GSO’s senior management) focused on the sourcing, structuring, execution, management and realization of performing credit investments (which includes those professionals who focus primarily on direct lending investments).10 We believe that GSO’s strong reputation and longstanding relationships with corporate boards, management teams, leveraged buyout sponsors, financial advisors, and intermediaries position GSO as a partner and counterparty of choice and provides us with superior sourcing capabilities. In GSO’s experience, these relationships help drive substantial proprietary deal flow and insight into investment opportunities.

GSO has a broad and diversified origination platform that we believe allows GSO to drive deal flow through various market cycles while maintaining quality control. In particular, we believe that GSO’s dedicated energy team provides a distinct competitive advantage. Furthermore, GSO has established a reputation for providing creative, value-added solutions to address portfolio companies’ financing requirements and believes that the ability to “solve a problem” for a company can lead to attractive investment opportunities.

[8]	Estimated AUM as of June 30, 2018.
[9]

Source: As tracked by S&P Capital IQ LCD, U.S. banks’ share of senior secured debt to middle market companies represented 1.2% of the overall middle market loan volume in 2017, down from nearly 20% in 2011.

[10]	Estimated headcount as of June 30, 2018.

GSO seeks to generate investment opportunities through its direct origination channels and through syndicate and club deals (generally, investments made by a small group of investment firms). With respect to GSO’s origination channel, we seek to leverage the global presence of GSO to generate access to a substantial amount of directly originated transactions with attractive investment characteristics. We believe that the broad network of GSO provides a significant pipeline of investment opportunities for us. With respect to syndicate and club deals, GSO has built a network of relationships with commercial and investment banks, finance companies and other investment funds as a result of the long track record of its investment professionals in the leveraged finance marketplace. GSO also has a significant trading platform, which, we believe, allows us access to the secondary market for investment opportunities.

Flexible Investment Approach. GSO believes that the ability to invest opportunistically throughout a capital structure provides a meaningful competitive advantage in sourcing transactions and enables the Fund to seek investments that provide the best risk/return proposition in any given transaction. GSO’s creativity and flexibility with regard to deal-structuring distinguishes it from other financing sources, including traditional mezzanine providers, whose investment mandates are typically more restrictive. Over time, GSO has demonstrated the ability to negotiate more favorable terms for its investments by providing creative structures that add value for an issuer. GSO will continue to seek to use this flexible investment approach to focus on principal preservation, while generating attractive returns throughout different economic and market cycles.

Long-Term Investment Horizon. Our long-term investment horizon gives us great flexibility, which we believe allows us to maximize returns on our investments. Unlike most private equity and venture capital funds, as well as many private debt funds, we will not be required to return capital to our Shareholders once we exit a portfolio investment. We believe that freedom from such capital return requirements, which allows us to invest using a longer-term focus, provides us with a better opportunity to increase total returns on invested capital compared to other private company investment vehicles.

Disciplined Investment Process and Income-Oriented Investment Philosophy. GSO employs a rigorous investment process and defensive investment approach to evaluate all potential opportunities with a focus on long-term credit performance and principal protection. We believe GSO has generated attractive risk-adjusted returns in its investing activities throughout many economic and credit cycles by (i) maintaining its investment discipline; (ii) performing intensive credit work; (iii) carefully structuring transactions; and (iv) actively managing its portfolios. GSO’s investment approach involves a multi-stage selection process for each investment opportunity, as well as ongoing monitoring of each investment made, with particular emphasis on early detection of deteriorating credit conditions at portfolio companies which would result in adverse portfolio developments. This strategy is designed to maximize current income and minimize the risk of capital loss while maintaining the potential for long-term capital appreciation. Additionally, GSO’s senior investment professionals have dedicated their careers to the leveraged finance and private equity sectors and we believe that their experience in due diligence, credit analysis and ongoing management of investments is invaluable to the success of the U.S. direct lending investment strategy that we will employ. GSO targets businesses with leading market share positions, sustainable barriers to entry, high free cash flow generation, strong asset values, liquidity to withstand market cycles, favorable underlying industry trends, strong internal controls and high-quality management teams.

Ability to Leverage Blackstone’s Group Purchasing Organization. Blackstone’s Group Purchasing Organization (“GPO”) is a collective purchasing platform that leverages the scale and buying power of the $5 billion of average annual spending11 of Blackstone’s portfolio companies with strategic partners and vendors. Blackstone and GSO portfolio companies have generated significant cost savings through their use of the GPO, ranging from 3% to 40%, often from existing suppliers, on maintenance, repair, operations, back office, information technology, hardware, software, telecommunications, business insurance and human resources, among others. The benefits of working with Blackstone’s GPO can include improved pricing and terms, differentiated service, and ongoing service that drops straight to the bottom line.12

[11]	Measured over the past ten years.
[12]	Subject to Blackstone’s policies and procedures regarding the management of conflicts of interest.

Strong Investment Track Record. GSO’s track record in private debt lending dates back to the inception of GSO. Since 2005, GSO has provided approximately $50 billion in capital in privately-originated transactions with over 120 different sponsors. As it relates specifically to U.S. direct lending, GSO’s most directly applicable experience lies with the five business development companies sub-advised by GSO and its affiliates and advised by affiliates of Franklin Square Holdings, L.P. (“FS”). GSO’s sub-advisory relationship with FS dates back to 2008, when GSO became the non-discretionary sub-adviser to FS Investment Corporation. GSO resigned as sub-adviser of these business development companies and terminated its relationship with FS on April 9, 2018.

The Board of Trustees

Overall responsibility for the Fund’s oversight rests with the Board of Trustees. We expect to enter into the investment advisory agreement (the “Investment Advisory Agreement”) with the Adviser, pursuant to which the Adviser will manage the Fund on a day-to-day basis. The Board is responsible for overseeing the Adviser and other service providers in our operations in accordance with the provisions of the 1940 Act, the Fund’s Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”) and applicable provisions of state and other laws. The Adviser will keep the Board well informed as to the Adviser’s activities on our behalf and our investment operations and provide the Board information with additional information as the Board may, from time to time, request. The Board of Trustees is currently composed of 7 members, 4 of whom are trustees who are not “interested persons” of the Fund or the Adviser as defined in the 1940 Act.

Investment Advisory Agreement

The description below of the Investment Advisory Agreement is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Investment Advisory Agreement attached as an exhibit to this Registration Statement.

The Adviser will provide management services to us pursuant to the Investment Advisory Agreement. Under the terms of the Investment Advisory Agreement, the Adviser is responsible for the following:

•

determining the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes in accordance with our investment objective, policies and restrictions;

•

identifying investment opportunities and making investment decisions for us, including negotiating the terms of investments in, and dispositions of, portfolio securities and other instruments on our behalf;

•	monitoring our investments;

•	performing due diligence on prospective portfolio companies;

•	exercising voting rights in respect of portfolio securities and other investments for us;

•	serving on, and exercising observer rights for, boards of directors and similar committees of our portfolio companies;

•	negotiating, obtaining and managing financing facilities and other forms of leverage; and

•	providing us with such other investment advisory and related services as we may, from time to time, reasonably require for the investment of capital.

The Adviser’s services under the Investment Advisory Agreement are not exclusive, and it is free to furnish similar services to other entities, and it intends to do so, so long as its services to us are not impaired.

Compensation of Adviser

We will pay the Adviser a fee for its services under the Investment Advisory Agreement consisting of two components: a management fee and an incentive fee. The cost of both the management fee and the incentive fee will ultimately be borne by the Shareholders.

Management Fee

The management fee is payable quarterly in arrears at an annual rate of (i) prior to an Exchange Listing (as defined below), 0.75%, and (ii) following an Exchange Listing, 1.0%, in each case of the average value of our gross assets at the end of the two most recently completed calendar quarters. For purposes of the Investment Advisory Agreement, gross assets means our total assets determined on a consolidated basis in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding undrawn commitments but including assets purchased with borrowed amounts. For the first calendar quarter in which we have operations, gross assets will be measured as the average of gross assets at the Initial Drawdown Date and at the end of such first calendar quarter. If an Exchange Listing occurs on a date other than the first day of a calendar quarter, the management fee shall be calculated for such calendar quarter at a weighted rate calculated based on the fee rates applicable before and after the Exchange Listing based on the number of days in such calendar quarter before and after the Exchange Listing.

Incentive Fee

The incentive fee will consist of two components that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the incentive fee is based on a percentage of our income and a portion is based on a percentage of our capital gains, each as described below.

Incentive Fee Based on Income

The portion based on our income is based on Pre-Incentive Fee Net Investment Income Returns. “Pre-Incentive Fee Net Investment Income Returns” means, as the context requires, either the dollar value of, or percentage rate of return on the value of our net assets at the end of the immediate preceding quarter from, interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive from portfolio companies) accrued during the calendar quarter, minus our operating expenses accrued for the quarter (including the management fee, expenses payable under the administration agreement (the “Administration Agreement”) entered into between us and the Administrator, and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding Preferred Shares, but excluding the incentive fee).

Pre-Incentive Fee Net Investment Income Returns include, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with pay-in-kind (“PIK”) interest and zero coupon securities), accrued income that we have not yet received in cash. Pre-Incentive Fee Net Investment Income Returns do not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

Pre-Incentive Fee Net Investment Income Returns, expressed as a rate of return on the value of our net assets at the end of the immediate preceding quarter, is compared to a “hurdle rate” of return of 1.5% per quarter (6.0% annualized).

Prior to an Exchange Listing, we will pay the Adviser an incentive fee quarterly in arrears with respect to our Pre-Incentive Fee Net Investment Income Returns in each calendar quarter as follows:

•	no incentive fee based on Pre-Incentive Fee Net Investment Income Returns in any calendar quarter in which our Pre-Incentive Fee Net Investment Income Returns do not exceed the hurdle rate of 1.5%;

•

100% of the dollar amount of our Pre-Incentive Fee Net Investment Income Returns with respect to that portion of such Pre-Incentive Fee Net Investment Income Returns, if any, that exceeds the hurdle rate but is less than a rate of return of 1.76% (7.06% annualized). We refer to this portion of our Pre-Incentive Fee Net Investment Income Returns (which exceeds the hurdle rate but is less than 1.76%) as the “catch-up.” The “catch-up” is meant to provide the Adviser with approximately 15% of our Pre-Incentive Fee Net Investment Income Returns as if a hurdle rate did not apply if this net investment income exceeds 1.76% in any calendar quarter; and

•

15% of the dollar amount of our Pre-Incentive Fee Net Investment Income Returns, if any, that exceed a rate of return of 1.76% (7.06% annualized). This reflects that once the hurdle rate is reached and the catch-up is achieved, 15% of all Pre-Incentive Fee Net Investment Income Returns thereafter are allocated to the Adviser.

Pre-Incentive Fee Net Investment Income Returns Prior to an Exchange Listing

(expressed as a percentage of the value of net assets)

Percentage of Pre-Incentive Fee Net Investment Income

Allocated to Quarterly Incentive Fee

Following an Exchange Listing, we will pay the Adviser an incentive fee quarterly in arrears with respect to our Pre-Incentive Fee Net Investment Income Returns in each calendar quarter as follows:

•	no incentive fee based on Pre-Incentive Fee Net Investment Income Returns in any calendar quarter in which our Pre-Incentive Fee Net Investment Income Returns do not exceed the hurdle rate of 1.5%;

•

100% of the dollar amount of our Pre-Incentive Fee Net Investment Income Returns with respect to that portion of such Pre-Incentive Fee Net Investment Income Returns, if any, that exceeds the hurdle rate but is less than a rate of return of 1.82% (7.27% annualized). The “catch-up” is meant to provide the Adviser with approximately 17.5% of our Pre-Incentive Fee Net Investment Income Returns as if a hurdle rate did not apply if this net investment income exceeds 1.82% in any calendar quarter; and

•

17.5% of the dollar amount of our Pre-Incentive Fee Net Investment Income Returns, if any, that exceed a rate of return of 1.82% (7.27% annualized). This reflects that once the hurdle rate is reached and the catch-up is achieved, 17.5% of all Pre-Incentive Fee Net Investment Income Returns thereafter are allocated to the Adviser.

Pre-Incentive Fee Net Investment Income Returns Following an Exchange Listing

(expressed as a percentage of the value of net assets)

Percentage of Pre-Incentive Fee Net Investment Income

Allocated to Quarterly Incentive Fee

These calculations are pro-rated for any period of less than three months and adjusted for any Share issuances or repurchases during the relevant quarter. If an Exchange Listing occurs on a date other than the first day of a calendar quarter, the incentive fee with respect to our Pre-Incentive Fee Net Investment Income shall be calculated for such calendar quarter at a weighted rate calculated based on the fee rates applicable before and after the Exchange Listing based on the number of days in such calendar quarter before and after the Exchange Listing.

You should be aware that a rise in the general level of interest rates can be expected to lead to higher interest rates applicable to our debt investments. Accordingly, an increase in interest rates would make it easier for us to meet or exceed the incentive fee hurdle rate and may result in a substantial increase of the amount of incentive fees payable to the Adviser with respect to Pre-Incentive Fee Net Investment Income Returns. Because of the structure of the incentive fee, it is possible that we may pay an incentive fee in a calendar quarter in which we incur an overall loss taking into account capital account losses. For example, if we receive Pre-Incentive Fee Net Investment Income Returns in excess of the quarterly hurdle rate, we will pay the applicable incentive fee even if we have incurred a loss in that calendar quarter due to realized and unrealized capital losses.

Incentive Fee Based on Capital Gains

The second component of the incentive fee, the capital gains incentive fee, is payable at the end of each calendar year (or at the time of an Exchange Listing) in arrears.

Prior to an Exchange Listing, the amount payable equals:

•

15% of cumulative realized capital gains from inception through the end of such calendar year (or upon an Exchange Listing), computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fee on capital gains as calculated in accordance with GAAP.

Following an Exchange Listing, the amount payable equals:

•

17.5% of cumulative realized capital gains from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fee on capital gains as calculated in accordance with GAAP.

If an Exchange Listing occurs on a date other than the first day of a calendar year, a capital gains incentive fee shall be calculated as of the day before the Exchange Listing, with such capital gains incentive fee paid to the Adviser following the end of the calendar year in which the Exchange Listing occurred. For the avoidance of doubt, such capital gains incentive fee shall be equal to 15% of our realized capital gains on a cumulative basis from inception through the day before the Exchange Listing, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gains incentive fees. Solely for purposes of calculating the capital gains incentive fee after an Exchange Listing, the Fund will be deemed to have previously paid capital gains incentive fees prior to an Exchange Listing equal to the product obtained by multiplying (a) the actual aggregate amount of previously paid capital gains incentive fees for all periods prior to an Exchange Listing by (b) the percentage obtained by dividing (x) 17.5% by (y) 15%.

Each year, the fee paid for the capital gains incentive fee is net of the aggregate amount of any previously paid capital gains incentive fee for all prior periods. We will accrue, but will not pay, a capital gains incentive fee with respect to unrealized appreciation because a capital gains incentive fee would be owed to the Adviser if we were to sell the relevant investment and realize a capital gain. In no event will the capital gains incentive fee payable pursuant to the Investment Advisory Agreement be in excess of the amount permitted by the Advisers Act including Section 205 thereof.

The fees that are payable under the Investment Advisory Agreement for any partial period will be appropriately prorated.

Administration Agreement

The description below of the Administration Agreement is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Administration Agreement attached as an exhibit to this Registration Statement.

Under the terms of the Administration Agreement, the Administrator will provide, or oversee the performance of, administrative and compliance services, including, but not limited to, maintaining financial records, overseeing the calculation of NAV, compliance monitoring (including diligence and oversight of our other service providers), preparing reports to Shareholders and reports filed with the SEC, preparing materials and coordinating meetings of our Board of Trustees, managing the payment of expenses and the performance of administrative and professional services rendered by others and providing office space, equipment and office services. We will reimburse the Administrator for its costs, expenses and allocable portion of overhead (including compensation of personnel performing administrative duties) in connection with the services performed for us pursuant to the terms of the Administration Agreement. In addition, pursuant to the terms of the Administration Agreement, the Administrator may delegate its obligations under the Administration Agreement to an affiliate or to a third party and we will reimburse the Administrator for any services performed for us by such affiliate or third party. The Administrator intends to hire a sub-administrator to assist in the provision of administrative services. The sub-administrator will receive compensation for its sub-administrative services under a sub-administration agreement.

Certain Terms of the Investment Advisory Agreement and Administration Agreement

Each of the Investment Advisory Agreement and the Administration Agreement has been approved by the Board of Trustees. Unless earlier terminated as described below, each of the Investment Advisory Agreement and the Administration Agreement will remain in effect for a period of two years from the date it first becomes effective and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board of Trustees or by the holders of a majority of our outstanding voting securities and, in each case, a majority of the independent trustees. We may terminate the Investment Advisory Agreement or the Administration Agreement, without payment of any penalty, upon 60 days’ written notice. The decision to terminate either agreement may be made by a majority of the Board of Trustees or the Shareholders holding a majority of our outstanding voting securities, which means the lesser of (1) 67% or more of the voting securities present at a meeting if more than 50% of the outstanding voting securities are present or represented by proxy, or (b) more than 50% of the outstanding voting securities. In addition, the Adviser may terminate the Investment Advisory Agreement or the Administrator may terminate the Administration Agreement, without payment of any penalty, upon 60 days’ written notice. The Investment Advisory Agreement will automatically terminate within the meaning of the 1940 Act and related SEC guidance and interpretations in the event of its assignment.

The Adviser and the Administrator shall not be liable for any error of judgment or mistake of law or for any act or omission or any loss suffered by the Fund in connection with the matters to which the Investment Advisory Agreement and Administration Agreement, respectively, relate, provided that the Adviser and Administrator shall not be protected against any liability to the Fund or its Shareholders to which the Adviser or Administrator would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the reckless disregard of its duties and obligations (“disabling conduct”). Each of the Investment Advisory Agreement and the Administration Agreement will provide that, absent disabling conduct, each of our Adviser and our Administrator, as applicable, and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it will be entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of our Adviser’s services under the Investment Advisory Agreement and our Administrator’s services under the Administration Agreement or otherwise as adviser or administrator for us. The Adviser and the Administrator shall not be liable under their respective agreements with us or otherwise for any loss due to the mistake, action, inaction, negligence, dishonesty, fraud or bad faith of any broker or other agent; provided, that such broker or other agent shall have been selected, engaged or retained and monitored by the Adviser or the Administrator in good faith, unless such action or inaction was made by reason of disabling conduct, or in the case of a criminal action or proceeding, where the Adviser or Administrator had reasonable cause to believe its conduct was unlawful.

Payment of Our Expenses under the Investment Advisory and Administration Agreements

Except as specifically provided below, we anticipate that all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory services to us, and the base compensation, bonus and benefits, and the routine overhead expenses, of such personnel allocable to such services, will be provided and paid for by the Adviser. We will bear all other costs and expenses of our operations, administration and transactions, including, but not limited to:

(a) investment advisory fees, including management fees and incentive fees, to the Adviser, pursuant to the Investment Advisory Agreement;

(b) the Fund’s allocable portion of compensation, overhead (including rent, office equipment and utilities) and other expenses incurred by the Administrator in performing its administrative obligations under the Administration Agreement, including but not limited to: (i) the Fund’s chief compliance officer, chief financial officer and their respective staffs; (ii) investor relations, legal, operations and other non-investment professionals at the Administrator that perform duties for the Fund; and (iii) any internal audit group personnel of Blackstone or any of its affiliates; and

(c) all other expenses of the Fund’s operations and transactions including those listed in “Item 2. Financial Information — Management’s Discussion and Analysis of Financial Condition and Results of Operations — Expenses.”

From time to time, the Adviser, the Administrator or their affiliates may pay third-party providers of goods or services. We will reimburse the Adviser, the Administrator or such affiliates thereof for any such amounts paid on our behalf. From time to time, the Adviser or the Administrator may defer or waive fees and/or rights to be reimbursed for expenses. All of the foregoing expenses will ultimately be borne by our Shareholders, subject to the cap on organization and offering expenses described above.

Investment Selection

When identifying prospective investment opportunities, the Adviser currently intends to rely on fundamental credit analysis in order to minimize the loss of the Fund’s capital. The Adviser expects to invest in companies possessing the following attributes, which it believes will help achieve our investment objective:

Leading, Defensible Market Positions. The Adviser intends to invest in companies that it believes have developed strong positions within their respective markets and exhibit the potential to maintain sufficient cash flows and profitability to service their obligations in a range of economic environments. The Adviser will seek companies that it believes possess advantages in scale, scope, customer loyalty, product pricing, or product quality versus their competitors, thereby minimizing business risk and protecting profitability.

Stable Companies with Positive Cash Flow. The Adviser intends to invest in established, stable companies which have demonstrated a record of profitability and cash flows over several economic cycles. The Adviser believes such companies are well-positioned to maintain consistent cash flow to service and repay their obligations and maintain growth in their businesses or market share. The Adviser does not intend to invest in start-up companies, companies in turnaround situations or companies with speculative business plans.

Proven Management Teams. The Adviser intends to focus on investments in which the target company has an experienced and high-quality management team with an established track record of success. The Adviser will typically require companies to have in place proper incentives to align management’s goals with the Fund’s goals.

Private Equity Sponsorship. Often the Adviser will seek to participate in transactions sponsored by what it believes to be high-quality private equity firms. The Adviser believes that a private equity sponsor’s willingness to invest significant sums of equity capital into a company is an implicit endorsement of the quality of the investment. Further, private equity sponsors of companies with significant investments at risk generally have the ability and a strong incentive to contribute additional capital in difficult economic times should operational issues arise, which could provide additional protections for our investments.

Diversification. The Adviser will seek to invest broadly among companies and industries, thereby potentially reducing the risk of a downturn in any one company or industry having a disproportionate impact on the value of the Fund’s portfolio.

Viable Exit Strategy. In addition to payments of principal and interest, we expect the primary methods for the strategy to realize returns on our investments include refinancings, sales of portfolio companies, and in some cases initial public offerings and secondary offerings. While many debt instruments in which we will invest have stated maturities of five to eight years, virtually all are redeemed or sold prior to maturity. These instruments often have call protection that requires an issuer to pay a premium if it redeems in the early years of an investment. The Investment Team regularly reviews investments and related market conditions in order to determine if an opportunity exists to realize returns on a particular investment. We believe the ability to utilize the entire resources of GSO, including the public market traders and research analysts, allows the Adviser to gain access to current market information where the opportunity may exist to sell positions into the market at attractive prices.

Investment Process Overview

The investment professionals employed by GSO have spent their careers developing the resources necessary to invest in private companies. Our transaction process is highlighted below.

Sourcing and Origination

In order to source transactions, the Adviser will utilize its significant access to transaction flow, along with its trading platform. The Adviser will seek to generate investment opportunities primarily through direct origination channels, and also through syndicate and club deals. With respect to GSO’s origination channel, the global presence of GSO generates access to a substantial amount of directly originated transactions with what we believe to be attractive investment characteristics. With respect to syndicate and club deals, GSO has built a network of relationships with commercial and investment banks, finance companies and other investment funds as a result of the long track record of its investment professionals in the leveraged finance marketplace. We believe that GSO’s strong reputation and longstanding relationships with its broad network will help drive substantial proprietary deal flow and provide a significant pipeline of investment opportunities for us.

Evaluation

Initial Review. The Investment Team will examine information furnished by the target company and external sources, including banks, advisors and rating agencies, if applicable, to determine whether the investment meets our basic investment criteria within the context of proper allocation of our portfolio among various issuers and industries, and offers an acceptable probability of attractive returns with identifiable downside risk. In the case of directly originated transactions, GSO conducts detailed due diligence investigations. For the majority of securities available on the secondary market, a comprehensive analysis is conducted and continuously maintained by a dedicated GSO research analyst, the results of which are available for the transaction team to review.

Credit Analysis/Due Diligence. Before undertaking an investment, the Investment Team will conduct a thorough and rigorous due diligence review of the opportunity to ensure the company fits our investment strategy, which may include:

•	a full operational analysis to identify the key risks and opportunities of the target’s business, including a detailed review of historical and projected financial results;

•	a detailed analysis of industry and customer dynamics, competitive position, regulatory, tax and legal matters;

•	on-site visits and customer and supplier reference calls, if deemed necessary;

•	background checks to further evaluate management and other key personnel;

•	a review by legal and accounting professionals, environmental or other industry consultants, if necessary;

•	financial sponsor due diligence, including portfolio company and lender reference checks, if necessary; and

•	a review of management’s experience and track record.

Third parties will often be involved in the Adviser’s due diligence process, whether they are hired by the Adviser or by the lead sponsor in a transaction. Utilizing consultants to help evaluate a business and test an investment thesis is typically very beneficial. When possible, the Adviser will seek to structure transactions in such a way that our target companies are required to bear the costs of due diligence, including those costs related to any outside consulting work we may require.

The foregoing initial assessment is then followed by extensive credit analysis, including asset valuation, financial analysis, cash flow analysis and scenario analysis, legal and accounting review, and comparable credit and equity analyses. A thorough assessment of structure and leverage of a transaction and how the particular investment fits into the overall investment strategy of the portfolio is conducted. GSO’s typical diligence process for an originated investment opportunity spans two to six months, from the initial screen through final approval and funding. Depending on the deal, each deal team typically consists of three to four investment professionals, consisting of a portfolio manager, managing director, principal or vice president and associate and / or analyst.

GSO’s due diligence emphasizes the following key criteria to facilitate decisions by GSO’s investment committee (the “Investment Committee”) (described below) on an investment:

•

Valuation: What is the intrinsic value of the business? How has the business historically generated returns on capital? Will these returns continue in the future? What growth opportunities does the business have, if any? And, most importantly, is the investment being purchased at a deep discount to long-term intrinsic value?

•	Return Hurdles: Is the investment expected to generate a rate of return that meets the Fund’s objectives?

•	Risk of Principal Loss & Risk/Reward: What is the expected recovery in a severe downside case? Does the expected upside appropriately compensate for risk of loss?

•

Company Analysis: Does the business have a reason to exist? Does it provide needed products and services? Does it have strong business characteristics such as high relative market share and a defensible niche?

•

Industry Analysis: What is the expected time and depth of cyclical downturn? Is the distress related to cyclical or secular issues? Is there a favorable industry structure with respect to customers, suppliers and regulation?

•	Due Diligence: Do we have sufficient information to make an informed investment decision?

•	Catalyst: What steps are required to complete a reorganization, eliminate financial distress, gain control, and implement improved business strategies?

•	Exit Plan: Do we expect refinancings, a sale of the company, or other exit opportunities?

Investment Committee Process. The Investment Committee review process is multi-step and iterative, and occurs in parallel with the diligence and structuring of investments. The initial investment screening process involves an Investment Committee “Heads-Up” review presentation by the portfolio manager and members of the deal team. The Heads-Up review involves the production of a short memo with a focus on the following diligence items: an early diligence review of the underlying business fundamentals; expected return potential; expected investment size; assessment of key risks; and an appropriate initial diligence plan. At this point in the decision-making process, the Investment Committee will decide whether or not the Investment Team should proceed with deeper diligence on the investment opportunity.

Once in-depth diligence has begun, the deal team will present updates at regularly-held Investment Committee meetings. The senior team reviews all activity for the prior meeting, with a focus on detailed updates of ongoing situations and in-depth review of all new investment opportunities. The type of diligence materials reviewed at these meetings for each company may include, but are not limited to:

•	Detailed historical financial performance

•	Financial models with detailed revenue drivers

•	This includes the construction of a base case, a downside case and specifically tailored cases. This process includes probability-weighted analysis and a range of outcomes analysis.

•	Quarterly liquidity analyses

•	Industry analysis incorporating internal and external work from research analysts and industry consultants

•	Competitive position and market share analysis

•	Customer analysis, including revenue, profitability and concentration risk

•	Pricing and volume analyses

•	Detailed fixed vs. variable cost analysis, and line item analysis of cost of goods sold as well as selling, general and administrative expenses

•	Public and private credit and equity comparable analysis

•	Accounting quality of earnings analysis

•	Legal due diligence

The ultimate results and findings of the investment analysis are compiled in comprehensive investment memoranda that are used as the basis to support the investment thesis and are utilized by the Investment Committee for final investment review and approval. Each investment requires the consent of the Investment Committee, which may emphasize the following key criteria (among others) in making a decision:

•	Company Analysis: Does the company meet the investment criteria defined by the “GSO Scorecard”?:

•	Market share

•	Sustainable barriers to entry that drive pricing power

•	High-quality management team

•	Stable financials: strong free cash flow generation, high earnings before interest and taxes margins

•	Conservative capital structure with underlying equity value

•	Liquidity to withstand market cycles

•	Industry Analysis: Is there a favorable industry structure with respect to customers, suppliers and regulation?

•

Due Diligence: Have we fully diligenced each of the investment criteria specified by the GSO Scorecard? Have we completely vetted each of the risk factors identified throughout the diligence and Investment Committee process?

•

Valuation: What is the intrinsic value of the business? How has the business historically generated returns on capital? Will these returns continue in the future? What growth opportunities does the business have, if any? Is there substantial equity value to support the capital structure?

•	Risk of Principal Loss & Risk/Reward: What is the expected recovery in a severe downside case? Does the expected upside appropriately compensate for risk of loss?

•	Return Hurdles: Is the investment expected to generate a rate of return that meets the Fund’s objectives?

•	Exit Plan: Do we expect refinancings, a sale of the company, or other exit opportunities?

The Investment Committee utilizes a consensus-driven approach and currently consists of the following senior investment professionals: Bennett Goodman, Dwight Scott, Dan Smith, Brad Marshall, Paulo Eapen, Rob Petrini, Louis Salvatore, Michael Whitman and Michael Zawadzki. Others who participate in the Investment Committee process include the members of the Investment Team responsible for sourcing, analyzing and conducting due diligence on the investment and other senior members of GSO. There are no representatives from other business groups of Blackstone involved in the Fund’s Investment Committee process.

Monitoring

Portfolio Monitoring. Active management of our investments is performed by the team responsible for making the initial investment. The Adviser believes that actively managing an investment allows the Investment Team to identify problems early and work with companies to develop constructive solutions when necessary. The Adviser will monitor our portfolio with a focus toward anticipating negative credit events. In seeking to maintain portfolio company performance and help to ensure a successful exit, the Adviser will work closely with, as applicable, the lead equity sponsor, loan syndicator, portfolio company management, consultants, advisers and other security holders to discuss financial position, compliance with covenants, financial requirements and execution of the company’s business plan. In addition, depending on the size, nature and performance of the transaction, we may occupy a seat or serve as an observer on a portfolio company’s board of directors or similar governing body.

Typically, GSO will receive financial reports detailing operating performance, sales volumes, margins, cash flows, financial position and other key operating metrics on a quarterly basis from portfolio companies. GSO will use this data, combined with due diligence gained through contact with the company’s customers, suppliers, competitors, market research and other methods, to conduct an ongoing, rigorous assessment of the company’s operating performance and prospects.

Watch List. Typically for its portfolio companies, GSO establishes at closing a number of reporting and management tools. These tools include flash reporting, calls with CEOs, detailed reports and calls with senior management on a regular basis, and quarterly in-person board meetings and board presentations. All reports and presentations are designed with GSO input based on its past experience with private investments. These tools allow GSO to identify problems quickly and work to fix them before they impair an investment. In addition, GSO maintains a “watch list” for each business under-performing its expectations. GSO seeks to approach each situation with the view that working closely with senior management and the shareholders of the company on strategies to remedy problems will ultimately maximize value realization. When, in order to maximize our recovery, GSO is forced to take positions inconsistent with the company’s shareholders, GSO expects to act quickly to enforce its rights.

GSO strives to position itself to be able to identify and manage the process surrounding a troubled portfolio company. When companies under-perform, GSO generally increases its involvement in the business and works closely with senior management to develop plans to help get performance on track. GSO will request more information and will enhance our information quality so that we are aware of any developments. GSO’s Investment Committee process is designed to identify red flags of a potential opportunity early and to leverage the collective knowledge of its prior experiences. GSO believes that vetting all investments through its Investment Committee, which has deep expertise across industries, differentiates GSO and can help it avoid mistakes. Additionally, GSO may provide guidance on key management hires or supplement the portfolio company’s board with relevant industry people that GSO has worked with previously to engage more deeply in the operations of a portfolio company. Additionally, the GPO team can be leveraged to help reduce costs and augment key leadership positions.

Default/Workout. An important element of GSO’s strategy is to attempt to structure investments in a manner such that GSO will control negotiations should an issuer violate covenants or need to restructure its balance sheet. GSO believes that this is typically achieved by ensuring that an investment is at or above the “fulcrum” security, if a restructuring were to occur. If an investment should default, GSO believes it has ample resources necessary to take a company through a restructuring, as many of its investment professionals have restructuring backgrounds.

The GSO deal team, along with other creditors and outside counsel, will be responsible for monitoring any defaulting portfolio companies and driving the restructuring processes thereafter. The same Investment Team members who originate an investment remain actively involved, from sourcing through diligence, execution and ongoing management all the way to exit. In the case that an investment requires a heavy workout that results in a board seat and more operational involvement, GSO may dedicate or add a senior investment professional to solely focus on the workout situation. This individual will get involved and run the full workout process to allow the other deal team members to focus on new origination and other portfolio companies. Any investment undergoing a workout will also be discussed with portfolio management and the Investment Committee on a regular basis.

Valuation Process. Each quarter, we will value investments in our portfolio, and such values will be disclosed each quarter in reports filed with the SEC. Investments for which market quotations are readily available are recorded at such market quotations. With respect to investments for which market quotations are not readily available, a valuation committee appointed by the Board will assist the Board in determining the fair value of such investments in good faith, based on procedures adopted by and subject to the supervision of the Board. See “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters—Valuation of Portfolio Securities.”

Managerial Assistance. As a BDC, we must offer, and provide upon request, managerial assistance to certain of our portfolio companies. This assistance could involve, among other things, monitoring the operations of our portfolio companies, participating in board and management meetings, consulting with and advising officers of portfolio companies and providing other organizational and financial guidance. The Adviser and the Administrator will provide such managerial assistance on our behalf to portfolio companies that request this assistance. To the extent fees are paid for these services, we, rather than the Adviser, will retain any fees paid for such assistance.

Exit

In addition to payments of principal and interest, we expect the primary methods for the strategy to realize returns on its investments include refinancings, sales of portfolio companies, and in some cases initial public offerings and secondary offerings. While many debt securities in which we will invest have stated maturities of five to eight years, virtually all are redeemed or sold prior to maturity. These securities often have call protection that requires an issuer to pay a premium if it redeems in the early years of an investment.

The Investment Team regularly reviews investments and related market conditions in order to determine if an opportunity exists to realize returns on a particular investment. We believe the ability to utilize the entire resources of GSO, including the public market traders and research analysts, allows the Adviser to gain access to current market information where the opportunity may exist to sell positions into the market at attractive prices.

Allocation of Investment Opportunities

General

GSO, including the Adviser, provides investment management services to other registered investment companies, investment funds, client accounts and proprietary accounts that GSO may establish (other than the Fund) (collectively the “Other GSO Clients”). In addition, Blackstone provides investment management services to other registered investment companies, investment funds, client accounts and proprietary accounts that Blackstone may establish (together with the Other GSO Clients, the “Other Clients”). See “Item 7(a). Certain Relationships and Related Party Transactions, and Trustee Independence—Potential Conflicts of Interest—Allocation Methodology Considerations; Co-Investment Opportunities.”

Co-Investment Relief

We have received an exemptive order from the SEC that permits us, among other things, to co-invest with certain other persons, including certain affiliates of the Adviser and certain funds managed and controlled by the Adviser and its affiliates, subject to certain terms and conditions. Pursuant to such order, the Board of Trustees have established objective criteria (“Board Criteria”) clearly defining co-investment opportunities in which the Fund will have the opportunity to participate with one or more listed or private GSO-managed BDCs, including us (the “GSO BDCs”), and other public or private GSO funds that target similar assets. If an investment falls within the Board Criteria, GSO must offer an opportunity for the GSO BDCs to participate. The GSO BDCs may determine to participate or not to participate, depending on whether GSO determines that the investment is appropriate for the GSO BDCs (e.g., based on investment strategy). The co-investment would generally be allocated to us, any other GSO BDCs and the other GSO funds that target similar assets pro rata based on available capital in the applicable asset class. If the Adviser determines that such investment is not appropriate for us, the investment will not be allocated to us, but the Adviser will be required to report such investment and the rationale for its determination for us to not participate in the investment to the Board of Trustees at the next quarterly board meeting.

Competition

We will compete for investments with other BDCs and investment funds (including private equity funds, mezzanine funds and CLO funds), as well as traditional financial services companies such as commercial banks and other sources of funding. Moreover, alternative investment vehicles, such as hedge funds, have begun to invest in areas in which they have not traditionally invested, including making investments in middle market private U.S. companies. As a result of these new entrants, competition for investment opportunities in middle market private U.S. companies may intensify. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. For example, some competitors may have a lower cost of capital and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments than we have. These characteristics could allow our competitors to consider a wider variety of investments, establish more relationships and offer better pricing and more flexible structuring than we are able to do. We may lose investment opportunities if we do not match our competitors’ pricing, terms and structure. If we are forced to match our competitors’ pricing, terms and structure, we may not be able to achieve acceptable returns on our investments or may bear substantial risk of capital loss. A significant part of our competitive advantage stems from the fact that the market for investments in middle market private U.S. companies is underserved by traditional commercial banks and other financial sources. A significant increase in the number and/or the size of our competitors in this target market could force us to accept less attractive investment terms. Furthermore, many of our competitors are not subject to the regulatory restrictions that the 1940 Act imposes on us as a BDC.

Term

We currently expect to consummate an Exchange Listing by the four-year anniversary of the end of the Initial Closing Period, subject to market conditions. If we have not consummated an Exchange Listing by the five-year anniversary of the end of the Initial Drawdown Period (as defined below), as may be extended for up to an additional one-year period pursuant to the Adviser’s recommendation with the approval of the Board, the Board (subject to market conditions and any necessary Shareholder approvals and applicable requirements of the 1940 Act) will use its commercially reasonable efforts to wind down, sell and/or liquidate and dissolve the Fund in an orderly manner.

An “Exchange Listing” is a quotation or listing of the Fund’s securities on a national securities exchange (including through an initial public offering) or a sale of all or substantially all of our assets to, or a merger or other liquidity transaction with, an entity in which the Fund’s shareholders receive shares of a publicly-traded company which continues to be managed by the Adviser or an affiliate thereof.

Prior to an Exchange Listing, if the Board of Trustees determines that there has been a significant adverse change in the regulatory or tax treatment of the Fund or our Shareholders that in its judgment makes it inadvisable for the Fund to continue in its present form, then the Board of Trustees will endeavor to restructure or change the form of the Fund to preserve (insofar as possible) the overall benefits previously enjoyed by our Shareholders as a whole or, if the Board of Trustees determines it appropriate (and subject to any necessary Shareholders approvals and applicable requirements of the 1940 Act), (i) cause the Fund to change its form and/or jurisdiction of organization or (ii) wind down and/or liquidate and dissolve the Fund. The Board may also seek to change our form and/or jurisdiction of organization for other reasons. The Board of Trustees may, at any time and in its discretion, cause us to merge with another BDC, private fund, separately managed account or another investment vehicle without shareholder approval, subject to the requirements of the 1940 Act.

In the event of our liquidation, dissolution or winding up, each Share would be entitled to share ratably in all of our assets that are legally available for distribution after we paid or otherwise provide for all debts and other liabilities and subject to any preferential rights of holders of our Preferred Shares, if any Preferred Shares are outstanding at such time. For the purposes of this paragraph, a merger or consolidation of the Fund with or into any other corporation or other entity, or a sale or conveyance of all or any part of our property or assets will not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary.

Emerging Growth Company

We will be and we will remain an “emerging growth company” as defined in the JOBS Act until the earlier of (a) the last day of the fiscal year (i) following the fifth anniversary of the completion of an Exchange Listing, (ii) in which we have total annual gross revenue of at least $1.07 billion, or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our Shares that is held by non-affiliates exceeds $700 million as of the date of our most recently completed second fiscal quarter, and (b) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. For so long as we remain an “emerging growth company” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”). We cannot predict if investors will find our Shares less attractive because we may rely on some or all of these exemptions. If some investors find our Shares less attractive as a result, there may be a less active trading market for our Shares and our Share price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the 1933 Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will take advantage of the extended transition period for complying with new or revised accounting standards, which may make it more difficult for investors and securities analysts to evaluate us since our financial statements may not be comparable to companies that comply with public company effective dates and may result in less investor confidence.

Dividend Reinvestment Plan

We have adopted a dividend reinvestment plan, pursuant to which we will reinvest all cash dividends declared by the Board of Trustees on behalf of our Shareholders who do not elect to receive their dividends in cash as provided below. As a result, if the Board of Trustees authorizes, and we declare, a cash dividend or other distribution, then our Shareholders who have not opted out of our dividend reinvestment plan will have their cash distributions automatically reinvested in additional Shares as described below, rather than receiving the cash dividend or other distribution. Distributions on fractional Shares will be credited to each participating Shareholder’s account to three decimal places.

Prior to an Exchange Listing, a participating Shareholder will receive an amount of Shares equal to the amount of the distribution on that participant’s Shares divided by the net asset value per Share as of the last day of the Fund’s fiscal quarter immediately preceding the date such distribution was declared, provided that in the event a distribution is declared on the last day of a fiscal quarter, the net asset value shall be deemed to be the net asset value per Share as of such day.

Following an Exchange Listing, a participating Shareholder will receive an amount of Shares equal to the amount of the distribution on that participant’s Shares divided by the market price per Share at the close of regular trading on the applicable stock exchange on the date of such distribution, subject to certain adjustments described in the Fund’s dividend reinvestment plan.

We intend to use newly issued Shares to implement the plan. Shares issued under the dividend reinvestment plan will not reduce outstanding Capital Commitments.

No action is required on the part of a registered Shareholder to have his, her or its cash dividend or other distribution reinvested in our Shares. Shareholders can elect to “opt out” of the Fund’s dividend reinvestment plan in their Subscription Agreements. A Shareholder may elect to receive its entire dividend in cash at any time by notifying the Fund’s transfer agent in writing. If, however, a Shareholder requests to change its election within 95 days prior to a distribution, the request will be effective only with respect to distributions after the 95-day period.

There are no brokerage charges or other charges to Shareholders who participate in the plan.

The plan may be terminated by the Fund at any time upon notice in writing mailed to each Shareholder of record.

Repurchase Offers

Beginning from the end of the Initial Drawdown Period, until an Exchange Listing, we intend to conduct repurchase offers to allow Shareholders to tender their Shares on a quarterly basis at a price per share expected to reflect net asset value per Share. Any such Share repurchase offer will be at the discretion of the Board of Trustees to conduct, amend, suspend or terminate such Share repurchase offer and subject to applicable law. We will conduct any repurchase offers in accordance with Section 23(c) of the 1940 Act and Rule 13e-4 under the 1934 Act. We intend to limit the number of Shares repurchased pursuant to any such repurchase offers to 2.5% of outstanding Shares, with the exact amount to be set by the Board of Trustees. If the amount requested to be repurchased in any repurchase offer exceeds the repurchase offer amount, repurchases of Shares would generally be made on a pro rata basis (based on the number of shares put to us for repurchases), not on a first-come, first-served basis. Unless you tender all of your Shares, you must generally maintain a minimum balance of $5,000 subsequent to submitting a portion of your Shares for repurchase by us, which such minimum balance the Adviser may waive in its sole discretion. The Board may amend, suspend or terminate the Share repurchase program in its discretion.

Employees

We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of the Adviser or its affiliates pursuant to the terms of the Investment Advisory Agreement and the Administrator or its affiliates pursuant to the Administration Agreement. Each of our executive officers described under “Item 5. Trustees and Executive Officers” is employed by the Adviser or its affiliates. Our day-to-day investment operations will be managed by the Adviser. The services necessary for the sourcing and administration of our investment portfolio will be provided by investment professionals employed by the Adviser or its affiliates. The Investment Team will focus on origination, non-originated investments and transaction development and the ongoing monitoring of our investments. In addition, we will reimburse the Administrator for the allocable portion of the compensation paid by the Administrator (or its affiliates) to the Fund’s chief compliance officer and chief financial officer and their respective staffs as well as other administrative personnel (based on the percentage of time such individuals devote, on an estimated basis, to the business and affairs of the Fund). See “Item 1(c). Description of Business — Investment Advisory Agreement” and “Item 1(c). Description of Business — Administration Agreement.”

The Private Offering

We expect to enter into separate Subscription Agreements with a number of investors providing for the private placement of Shares pursuant to the Private Offering and may enter into additional Subscription Agreements from time to time. Pursuant to a Subscription Agreement, a prospective purchaser of Shares will make a Capital Commitment to purchase Shares and agree that, if its subscription to purchase Shares is accepted, it will become a “Shareholder” bound by the terms of the Subscription Agreement and the Declaration of Trust, including the obligation to contribute a specified amount of capital to the Fund upon request. Investors will be required to make capital contributions to purchase Shares at a specified time (subject to applicable cure periods) each time we deliver a drawdown notice, which will be issued based on our anticipated investment activities and capital needs, in an aggregate amount not to exceed each investor’s respective Capital Commitment. We will deliver drawdown requests at least ten business days prior to the required funding date. For Initial Capital Commitments, purchases of our Shares will generally be made first by holders with the largest percentage of their Initial Capital Commitments undrawn and then, once all holders have the same percentage of undrawn Initial Capital Commitments outstanding, pro rata in accordance with remaining Initial Capital Commitments of all investors.

For Subsequent Capital Commitments, if any, purchases of our Shares will generally not be made until 100% of the Initial Capital Commitments have been drawn, have expired, are cancelled or are otherwise no longer outstanding.

The offering price per Share at the Initial Drawdown Date will be $25. Following the Initial Drawdown Date, Shares will be offered on a private placement basis at a price based on our net asset value per Share. Each offering will be subject to the limitations of Section 23(b) under the 1940 Act (which generally prohibits us from issuing Shares at a price below the then-current net asset value of the Shares as determined within 48 hours, excluding Sundays and holidays, of such issuance (taking into account any investment valuation adjustments from the latest quarterly valuation date in accordance with the Fund’s valuation policy), subject to certain exceptions). In order to more fairly allocate organizational expenses among all Shareholders, investors subscribing after the Initial Drawdown Date will be required to bear a pro rata portion of such expenses at the time of their first investment in the Fund.

The “Initial Drawdown Period” will begin when Initial Capital Commitments are made and continue until the earlier of (i) an Exchange Listing and (ii) the two-year anniversary of the end of the Initial Closing Period. During the Initial Drawdown Period and any drawdown period applicable to Subsequent Capital Commitments, the Adviser may issue capital calls for any permitted Fund purpose. Subject to the share repurchase program described herein, the Fund generally does not intend to return any drawn capital.

Prior to an Exchange Listing, no investor who participated in the Private Offering will be permitted to sell, assign, transfer or otherwise dispose of its Shares or capital commitment unless the Adviser provides its prior written consent and the transfer is otherwise made in accordance with applicable law.

While we expect each Subscription Agreement to reflect the terms and conditions summarized in the preceding paragraph, we reserve the right to enter into Subscription Agreements or other agreements that contain terms and conditions not found in the Subscription Agreements or other agreements entered into with other investors, subject to applicable law.

Regulation as a Business Development Company

The following discussion is a general summary of the material prohibitions and descriptions governing BDCs generally. It does not purport to be a complete description of all of the laws and regulations affecting BDCs.

Qualifying Assets. Under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the 1940 Act, which are referred to as “Qualifying Assets,” unless, at the time the acquisition is made, Qualifying Assets represent at least 70% of the company’s total assets. The principal categories of Qualifying Assets relevant to our business are any of the following:

(1) Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an Eligible Portfolio Company (as defined below), or from any person who is, or has been during the preceding 13 months, an affiliated person of an Eligible Portfolio Company, or from any other person, subject to such rules as may be prescribed by the SEC. An “Eligible Portfolio Company” is defined in the 1940 Act as any issuer which:

(a) is organized under the laws of, and has its principal place of business in, the United States;

(b) is not an investment company (other than a small business investment company wholly owned by the BDC) or a company that would be an investment company but for certain exclusions under the 1940 Act; and

(c) satisfies any of the following:

(i) does not have any class of securities that is traded on a national securities exchange;

(ii) has a class of securities listed on a national securities exchange, but has an aggregate market value of outstanding voting and non-voting common equity of less than $250 million;

(iii) is controlled by a BDC or a group of companies including a BDC and the BDC has an affiliated person who is a director of the Eligible Portfolio Company; or

(iv) is a small and solvent company having total assets of not more than $4 million and capital and surplus of not less than $2 million.

(2) Securities of any Eligible Portfolio Company controlled by the Fund.

(3) Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

(4) Securities of an Eligible Portfolio Company purchased from any person in a private transaction if there is no ready market for such securities and the Fund already owns 60% of the outstanding equity of the Eligible Portfolio Company.

(5) Securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of warrants or rights relating to such securities.

(6) Cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment.

In addition, a BDC must be operated for the purpose of making investments in the types of securities described in (1), (2) or (3) above.

Significant Managerial Assistance. A BDC must have been organized and have its principal place of business in the United States and must be operated for the purpose of making investments in the types of securities described above. However, in order to count portfolio securities as Qualifying Assets for the purpose of the 70% test, the BDC must either control the issuer of the securities or must offer to make available to the issuer of the securities (other than small and solvent companies described above) significant managerial assistance; except that, where the BDC purchases such securities in conjunction with one or more other persons acting together, one of the other persons in the group may make available such managerial assistance. Making available significant managerial assistance means, among other things, any arrangement whereby the BDC, through its trustees, officers or employees, offers to provide and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company through monitoring of portfolio company operations, selective participation in board and management meetings, consulting with and advising a portfolio company’s officers or other organizational or financial guidance.

Temporary Investments. Pending investment in other types of Qualifying Assets, as described above, our investments can consist of cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment, which are referred to herein, collectively, as temporary investments, so that 70% of our assets would be Qualifying Assets.

Warrants. Under the 1940 Act, a BDC is subject to restrictions on the issuance, terms and amount of warrants, options or rights to purchase Shares that it may have outstanding at any time. In particular, the amount of Shares that would result from the conversion or exercise of all outstanding warrants, options or rights to purchase Shares cannot exceed 25% of the BDC’s total outstanding Shares.

Leverage and Senior Securities; Coverage Ratio. We are permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to our Shares if our asset coverage, as defined in the 1940 Act, would at least equal 150% immediately after each such issuance. In addition, while any senior securities remain outstanding, we will be required to make provisions to prohibit any dividend distribution to our Shareholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the dividend distribution or repurchase. We will also be permitted to borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes, which borrowings would not be considered senior securities.

We intend to establish one or more credit facilities and/or subscription facilities or enter into other financing arrangements to facilitate investments and the timely payment of our expenses. It is anticipated that any such credit facilities will bear interest at floating rates at to be determined spreads over LIBOR. We cannot assure Shareholders that we will be able to enter into a credit facility. Shareholders will indirectly bear the costs associated with any borrowings under a credit facility or otherwise, including increased management fees payable to the Adviser as a result of such borrowings. In connection with a credit facility or other borrowings, lenders may require us to pledge assets, commitments and/or drawdowns (and the ability to enforce the payment thereof) and may ask to comply with positive or negative covenants that could have an effect on our operations. In addition, from time to time, our losses on leveraged investments may result in the liquidation of other investments held by us and may result in additional drawdowns to repay such amounts.

We may enter into a total return swap (“TRS”) agreement. A TRS is a contract in which one party agrees to make periodic payments to another party based on the change in the market value of the assets underlying the TRS, which may include a specified security, basket of securities or securities indices during a specified period, in return for periodic payments based on a fixed or variable interest rate. A TRS effectively adds leverage to a portfolio by providing investment exposure to a security or market without owning or taking physical custody of such security or investing directly in such market. Because of the unique structure of a TRS, a TRS often offers lower financing costs than are offered through more traditional borrowing arrangements. The Fund would typically have to post collateral to cover this potential obligation. To the extent the Fund segregates liquid assets with a value equal (on a daily mark-to-market basis) to its obligations under TRS transactions, enters into offsetting transactions or otherwise covers such TRS transactions in accordance with applicable SEC guidance, the leverage incurred through TRS will not be considered a borrowing for purposes of the Fund’s overall leverage limitation.

We may also create leverage by securitizing our assets (including in CLOs) and retaining the equity portion of the securitized vehicle. We may also from time to time make secured loans of our marginable securities to brokers, dealers and other financial institutions.

Code of Ethics. We and the Adviser will each adopt a code of ethics pursuant to Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, respectively, that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the code are permitted to invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code’s requirements. You may read and copy this code of ethics at the SEC’s Public Reference Room in Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling the SEC at (202) 551-8090. You may also obtain copies of the codes of ethics, after paying a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

Affiliated Transactions. We may be prohibited under the 1940 Act from conducting certain transactions with our affiliates without the prior approval of our trustees who are not interested persons and, in some cases, the prior approval of the SEC. We have received an exemptive order from the SEC that permits us, among other things, to co-invest with certain other persons, including certain affiliates of the Adviser and certain funds managed and controlled by the Adviser and its affiliates, subject to certain terms and conditions.

Other. We will be periodically examined by the SEC for compliance with the 1940 Act, and be subject to the periodic reporting and related requirements of the 1934 Act.

We are also required to provide and maintain a bond issued by a reputable fidelity insurance company to protect against larceny and embezzlement. Furthermore, as a BDC, we are prohibited from protecting any trustee or officer against any liability to our Shareholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.

We are also required to designate a chief compliance officer and to adopt and implement written policies and procedures reasonably designed to prevent violation of the federal securities laws and to review these policies and procedures annually for their adequacy and the effectiveness of their implementation.

We are not permitted to change the nature of our business so as to cease to be, or to withdraw our election as, a BDC unless approved by a majority of our outstanding voting securities. A majority of the outstanding voting securities of a company is defined under the 1940 Act as the lesser of: (i) 67% or more of such company’s shares present at a meeting if more than 50% of the outstanding shares of such company are present or represented by proxy, or (ii) more than 50% of the outstanding shares of such company.

Proxy Voting Policies and Procedures

We have delegated our proxy voting responsibility to the Adviser. The Proxy Voting Policies and Procedures of the Adviser are set forth below. The guidelines will be reviewed periodically by the Adviser, and, accordingly, are subject to change.

As an investment adviser registered under the Advisers Act, has a duty to monitor corporate events and to vote proxies, as well as a duty to cast votes in the best interest of clients and not subrogate client interests to its own interests. Rule 206(4)-6 under the Advisers Act places specific requirements on registered investment advisers with proxy voting authority.

Proxy Policies

The Adviser’s policies and procedures are reasonably designed to ensure that the Adviser votes proxies in the best interest of the Fund and addresses how it will resolve any conflict of interest that may arise when voting proxies and, in so doing, to maximize the value of the investments made by the Fund, taking into consideration the Fund’s investment horizons and other relevant factors. It will review on a case-by-case basis each proposal submitted for a Shareholder vote to determine its impact on the portfolio securities held by its clients. Although the Adviser will generally vote against proposals that may have a negative impact on its clients’ portfolio securities, it may vote for such a proposal if there exists compelling long-term reasons to do so.

Decisions on how to vote a proxy generally are made by the Adviser. The Investment Committee and the members of the Investment Team covering the applicable security often have the most intimate knowledge of both a company’s operations and the potential impact of a proxy vote’s outcome. Decisions are based on a number of factors which may vary depending on a proxy’s subject matter, but are guided by the general policies described in the proxy policy. In addition, the Adviser may determine not to vote a proxy after consideration of the vote’s expected benefit to clients and the cost of voting the proxy. To ensure that its vote is not the product of a conflict of interest, the Adviser will require the members of the Investment Committee to disclose any personal conflicts of interest they may have with respect to overseeing a Fund’s investment in a particular company.

Proxy Voting Records

You may obtain information, without charge, regarding how we voted proxies with respect to our portfolio securities by making a written request for proxy voting information to: Chief Compliance Officer, GSO Capital Partners LP, 345 Park Avenue, 31st Floor, New York, NY 10154.

Privacy Policy

This privacy policy sets forth the Adviser’s policies with respect to nonpublic personal information of individual investors, shareholders, prospective investors and former investors of investment funds managed by the Adviser. These policies apply to individuals only and are subject to change.

FACTS	WHAT DOES BLACKSTONE / GSO SECURED LENDING FUND DO WITH YOUR PERSONAL INFORMATION?

Why?	Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.

What?

The types of personal information we collect and share depend on the product or service you have with us. This information can include:

•  Social Security number and income

•  Assets and investment experience

•  Risk tolerance and transaction history

How?	All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information; the reasons Blackstone / GSO Secured Lending Fund chooses to share; and whether you can limit this sharing.

Reasons we can share your personal information	Do Blackstone Registered Funds share?	Can you limit this sharing?
For our everyday business purposes— such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	Yes	No

For our marketing purposes— to offer our products and services to you	Yes	No

For joint marketing with other financial companies	No	We don’t share

For our affiliates’ everyday business purposes— information about your transactions and experiences	No	We don’t share

For our affiliates’ everyday business purposes— information about your creditworthiness	No	We don’t share

For our affiliates to market to you	No	We don’t share

For nonaffiliates to market to you	No	We don’t share

Questions?	Email us at GLB.privacy@blackstone.com

Who we are

Who is providing this notice?	Blackstone / GSO Secured Lending Fund

What we do

How does Blackstone / GSO Secured Lending Fund protect my personal information?	To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.

How does Blackstone / GSO Secured Lending Fund collect my personal information?

We collect your personal information, for example, when you:

•  open an account or give us your income information

•  provide employment information or give us your contact information

•  tell us about your investment or retirement portfolio

We also collect your personal information from others, such as credit bureaus, affiliates, or other companies.

Why can’t I limit all sharing?

Federal law gives you the right to limit only:

•  sharing for affiliates’ everyday business purposes—information about your creditworthiness

•  affiliates from using your information to market to you

•  sharing for nonaffiliates to market to you

State laws and individual companies may give you additional rights to limit sharing. See below for more on your rights under state law.

What happens when I limit sharing for an account I hold jointly with someone else?	Your choices will apply to everyone on your account—unless you tell us otherwise.

Definitions

Affiliates

Companies related by common ownership or control. They can be financial and nonfinancial companies.

•  Our affiliates include companies with a Blackstone name and financial companies such as GSO Capital Partners LP and Strategic Partners Fund Solutions.

Nonaffiliates

Companies not related by common ownership or control. They can be financial and nonfinancial companies.

•  Blackstone / GSO Secured Lending Fund does not share with nonaffiliates so they can market to you.

Joint marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you. • Our joint marketing partners include financial services companies.

Other important information

California Residents—In accordance with California law, we will not share information we collect about California residents with nonaffiliates except as permitted by law, such as with the consent of the customer or to service the customer’s accounts. We will also limit the sharing of information about you with our affiliates to the extent required by applicable California law.

Vermont Residents—In accordance with Vermont law, we will not share information we collect about Vermont residents with nonaffiliates except as permitted by law, such as with the consent of the customer or to service the customer’s accounts. We will not share creditworthiness information about Vermont residents among Blackstone / GSO Secured Lending Fund’s affiliates except with the authorization or consent of the Vermont resident.

EU General Data Protection Regulation

The EU General Data Protection Regulation (Regulation 2016/679) (the “GDPR”) establishes rules relating to the protection of natural persons with regard to the processing of personal data and to the free movement of personal data. Prospective Shareholders should note that it is expected that they will provide Personal Data (as defined in the GDPR and which may include special categories of Personal Data pursuant to Articles 8 and 9 thereof), as part of their subscription to the Fund and in their interactions with the Fund, its affiliates, and/or delegates. The Fund may obtain Personal Data concerning Shareholders and prospective Shareholders from internal and external sources.

Reporting Obligations

We will furnish our Shareholders with annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law. We are filing this Registration Statement with the SEC voluntarily with the intention of establishing the Fund as a reporting company under the 1934 Act. Upon the effectiveness of this Registration Statement, we will be required to comply with all periodic reporting, proxy solicitation and other applicable requirements under the 1934 Act.

We intend to make available on our website, when available, our annual reports on Form 10-K, quarterly reports on Form 10-Q and our current reports on Form 8-K. Shareholders and the public may also read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (202) 551-8090. The SEC also maintains a website (www.sec.gov) that contains such information. The reference to our website is an inactive textual reference only and the information contained on our website is not a part of this Registration Statement.

Certain U.S. Federal Income Tax Considerations

The following discussion is a general summary of the material U.S. federal income tax considerations applicable to us and the purchase, ownership and disposition of our Shares. This discussion does not purport to be complete or to deal with all aspects of U.S. federal income taxation that may be relevant to Shareholders in light of their particular circumstances. Unless otherwise noted, this discussion applies only to U.S. Shareholders that hold our Shares as capital assets. A U.S. Shareholder is an individual who is a citizen or resident of the United States, a U.S. corporation, a trust if it (a) is subject to the primary supervision of a court in the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has made a valid election to be treated as a U.S. person, or any estate the income of which is subject to U.S. federal income tax regardless of its source. This discussion is based upon present provisions of the Code, the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change, or differing interpretations (possibly with retroactive effect). This discussion does not represent a detailed description of the U.S. federal income tax consequences relevant to special classes of taxpayers including, without limitation, financial institutions, insurance companies, investors in pass-through entities, U.S. Shareholders whose “functional currency” is not the U.S. dollar, tax-exempt organizations, dealers in securities or currencies, traders in securities or commodities that elect mark to market treatment, or persons that will hold our Shares as a position in a “straddle,” “hedge” or as part of a “constructive sale” for U.S. federal income tax purposes. In addition, this discussion does not address the application of the Medicare tax on net investment income or the U.S. federal alternative minimum tax, or any tax consequences attributable to persons being required to accelerate the recognition of any item of gross income with respect to our Shares as a result of such income being recognized on an applicable financial statement. Prospective investors should consult their tax advisors with regard to the U.S. federal tax consequences of the purchase, ownership, or disposition of our Shares, as well as the tax consequences arising under the laws of any state, foreign country or other taxing jurisdiction.

Taxation as a Regulated Investment Company

The Fund intends to elect to be treated as soon as reasonably practical, and subject to the discussion below, intends to qualify each taxable year, as a RIC under Subchapter M of the Code. However, as discussed below, it is possible that as we ramp up our portfolio we may not qualify as a RIC for the short taxable year that includes the initial closing of the Private Offering.

To qualify under Subchapter M for the favorable tax treatment accorded to RICs, the Fund must, among other things: (1) have an election in effect to be treated as a BDC under the 1940 Act at all times during each taxable year; (2) derive in each taxable year at least 90% of its gross income from (a) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including but not limited to gain from options, futures and forward contracts) derived with respect to its business of investing in such stock, securities or foreign currencies; and (b) net income derived from interests in certain publicly-traded partnerships that are treated as partnerships for U.S. federal income tax purposes and that derive less than 90% of their gross income from the items described in (a) above (each, a “Qualified Publicly-Traded Partnership”); and (3) diversify its holdings so that, at the end of each quarter of each taxable year of the Fund (a) at least 50% of the value of the Fund’s total assets is represented by cash, cash items (including receivables), U.S. government securities, securities of other RICs, and other securities, with these other securities limited, with respect to any one issuer, to an amount not greater in value than 5% of the value of the Fund’s total assets, and to not more than 10% of the outstanding voting securities of such issuer, and (b) not more than 25% of the value of the Fund’s total assets is represented by the securities (other than U.S. government securities or securities of other RICs) of (I) any one issuer, (II) any two or more issuers that the Fund controls and that are determined to be engaged in the same or similar trades or businesses or related trades or businesses or (III) any one or more Qualified Publicly-Traded Partnerships.

As a RIC, the Fund generally will not be subject to U.S. federal income tax on its investment company taxable income (as that term is defined in the Code, but determined without regard to the deduction for dividends paid) and net capital gain (the excess of net long-term capital gain over net short-term capital loss), if any, that it distributes in each taxable year to its Shareholders, provided that it distributes at least 90% of the sum of its investment company taxable income and its net tax-exempt income for such taxable year. The Fund intends to distribute to its Shareholders, at least annually, substantially all of its investment company taxable income and net capital gain.

Amounts not distributed on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% U.S. federal excise tax. To prevent imposition of the excise tax, the Fund must distribute during each calendar year an amount at least equal to the sum of (i) 98% of its ordinary income (not taking into account any capital gains or losses) for the calendar year, (ii) 98.2% of its capital gains in excess of its capital losses (adjusted for certain ordinary losses) for the one-year period ending October 31 of the calendar year, and (iii) any ordinary income and capital gains for previous years that were not distributed during those years. For these purposes, the Fund will be deemed to have distributed any income or gains on which it paid U.S. federal income tax.

A distribution will be treated as paid on December 31 of any calendar year if it is declared by the Fund in October, November or December with a record date in such a month and paid by the Fund during January of the following calendar year. Such distributions will be taxable to Shareholders in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received.

If the Fund failed to qualify as a RIC or failed to satisfy the 90% distribution requirement in any taxable year, the Fund would be subject to U.S. federal income tax at regular corporate rates on its taxable income (including distributions of net capital gain), even if such income were distributed to its Shareholders, and all distributions out of earnings and profits would be taxed to Shareholders as ordinary dividend income. Such distributions generally would be eligible (i) to be treated as “qualified dividend income” in the case of individual and other noncorporate Shareholders and (ii) for the dividends received deduction in the case of corporate Shareholders. In addition, the Fund could be required to recognize unrealized gains, pay taxes and make distributions (which could be subject to interest charges) before requalifying for taxation as a RIC.

While we generally intend to qualify as a RIC for each taxable year, it is possible that as we ramp up our portfolio we may not satisfy the diversification requirements described above, and thus may not qualify as a RIC, for the short taxable year that includes the initial closing of the Private Offering. In such case, however, we anticipate that the associated tax liability would not be material, and that such non-compliance would not have a material adverse effect on our business, financial condition and results of operations, although there can be no assurance in this regard. The remainder of this discussion assumes that we qualify as a RIC for each taxable year.

Distributions

Distributions to Shareholders by the Fund of ordinary income (including “market discount” realized by the Fund on the sale of debt securities), and of net short-term capital gains, if any, realized by the Fund will generally be taxable to Shareholders as ordinary income to the extent such distributions are paid out of the Fund’s current or accumulated earnings and profits. Distributions, if any, of net capital gains properly reported as “capital gain dividends” will be taxable as long-term capital gains, regardless of the length of time the Shareholder has owned our Shares. A distribution of an amount in excess of the Fund’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) will be treated by a Shareholder as a return of capital which will be applied against and reduce the Shareholder’s basis in his or her Shares. To the extent that the amount of any such distribution exceeds the Shareholder’s basis in his or her Shares, the excess will be treated by the Shareholder as gain from a sale or exchange of the Shares. Distributions paid by the Fund generally will not be eligible for the dividends received deduction allowed to corporations or for the reduced rates applicable to certain qualified dividend income received by non-corporate Shareholders.

Distributions will be treated in the manner described above regardless of whether such distributions are paid in cash or invested in additional Shares pursuant to the dividend reinvestment plan. Shareholders receiving distributions in the form of additional Shares will be treated as receiving a distribution in the amount of cash that they would have received if they had elected to receive the distribution in cash, unless the Fund issues additional Shares with a fair market value equal to or greater than net asset value, in which case, such Shareholders will be treated as receiving a distribution in the amount of the fair market value of the distributed Shares. The additional Shares received by a Shareholder pursuant to the dividend reinvestment plan will have a new holding period commencing on the day following the day on which the Shares were credited to the Shareholder’s account.

The Fund may elect to retain its net capital gain or a portion thereof for investment and be taxed at corporate rates on the amount retained. In such case, it may designate the retained amount as undistributed capital gains in a notice to its Shareholders, who will be treated as if each received a distribution of his pro rata share of such gain, with the result that each Shareholder will (i) be required to report its pro rata share of such gain on its tax return as long-term capital gain, (ii) receive a refundable tax credit for its pro rata share of tax paid by the Fund on the gain and (iii) increase the tax basis for its Shares by an amount equal to the deemed distribution less the tax credit.

The Internal Revenue Service currently requires that a RIC that has two or more classes of stock allocate to each such class proportionate amounts of each type of its income (such as ordinary income and capital gains) based upon the percentage of total dividends paid to each class for the tax year. Accordingly, if the Fund issues Preferred Shares, the Fund intends to allocate capital gain dividends, if any, between its Shares and Preferred Shares in proportion to the total dividends paid to each class with respect to such tax year. Shareholders will be notified annually as to the U.S. federal tax status of distributions, and Shareholders receiving distributions in the form of additional Shares will receive a report as to the net asset value of those Shares.

A “publicly offered regulated investment company” or “publicly offered RIC” is a RIC whose shares are either (i) continuously offered pursuant to a public offering within the meaning of Section 4 of the 1933 Act, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. While we generally expect to qualify as a RIC, we anticipate that we will not qualify as a publicly offered RIC immediately after the commencement of the Private Offering, although we may qualify as a publicly offered RIC upon the completion of the Private Offering. If we are a RIC that is not a publicly offered RIC for any period, a non-corporate Shareholder’s allocable portion of our affected expenses, including our management fees, will be treated as an additional distribution to the Shareholder and will be treated as miscellaneous itemized deductions that are deductible only to the extent permitted by applicable law. Pursuant to recently enacted tax legislation, however, such expenses will not be deductible by any such Shareholder for tax years that begin prior to January 1, 2026.

Sale or Exchange of Shares

Upon the sale or other disposition of our Shares (except pursuant to a repurchase by the Fund, as described below), a Shareholder will generally realize a capital gain or loss in an amount equal to the difference between the amount realized and the Shareholder’s adjusted tax basis in the Shares sold. Such gain or loss will be long-term or short-term, depending upon the Shareholder’s holding period for the Shares. Generally, a Shareholder’s gain or loss will be a long-term gain or loss if the Shares have been held for more than one year. For non-corporate taxpayers, long-term capital gains are currently eligible for reduced rates of taxation.

No loss will be allowed on the sale or other disposition of Shares if the owner acquires (including pursuant to the dividend reinvestment plan) or enters into a contract or option to acquire securities that are substantially identical to such Shares within 30 days before or after the disposition. In such a case, the basis of the securities acquired will be adjusted to reflect the disallowed loss. Losses realized by a Shareholder on the sale or exchange of Shares held for six months or less are treated as long-term capital losses to the extent of any distribution of long-term capital gain received (or amounts designated as undistributed capital gains) with respect to such Shares.

From time to time, the Fund may offer to repurchase its outstanding Shares. Shareholders who tender all Shares of the Fund held, or considered to be held, by them will be treated as having sold their Shares and generally will realize a capital gain or loss. If a Shareholder tenders fewer than all of its Shares or fewer than all Shares tendered are repurchased, such Shareholder may be treated as having received a taxable dividend upon the tender of its Shares. In such a case, there is a risk that non-tendering Shareholders, and Shareholders who tender some but not all of their Shares or fewer than all of whose Shares are repurchased, in each case whose percentage interests in the Fund increase as a result of such tender, will be treated as having received a taxable distribution from the Fund. The extent of such risk will vary depending upon the particular circumstances of the tender offer, and in particular whether such offer is a single and isolated event or is part of a plan for periodically redeeming Shares of the Fund.

Under U.S. Treasury regulations, if a Shareholder recognizes a loss with respect to Shares of $2 million or more for an individual Shareholder or $10 million or more for a corporate Shareholder, the Shareholder must file with the Internal Revenue Service a disclosure statement on Internal Revenue Service Form 8886. Direct Shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, Shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to Shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Nature of the Fund’s Investments

Certain of the Fund’s hedging and derivatives transactions are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower-taxed long-term capital gain into higher-taxed short-term capital gain or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) cause the Fund to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the intended characterization of certain complex financial transactions and (vii) produce income that will not be treated as qualifying income for purposes of the 90% gross income test described above.

These rules could therefore affect the character, amount and timing of distributions to Shareholders and the Fund’s status as a RIC. The Fund will monitor its transactions and may make certain tax elections in order to mitigate the effect of these provisions.

Below Investment Grade Instruments

The Fund expects to invest in debt securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Investments in these types of instruments may present special tax issues for the Fund. U.S. federal income tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Fund, to the extent necessary, to preserve its status as a RIC and to distribute sufficient income to not become subject to U.S. federal income tax.

Original Issue Discount and Other Accrued Amounts

For federal income tax purposes, we may be required to recognize taxable income in circumstances in which we do not receive a corresponding payment in cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as zero coupon securities, debt instruments with PIK interest or, in certain cases, increasing interest rates or debt instruments that were issued with warrants), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Moreover, under recently enacted tax legislation, we generally will be required to take certain amounts in income no later than the time such amounts are reflected on certain financial statements. The application of this rule may require the accrual of income with respect to our debt instruments, such as original issue discount or market discount (as discussed below), earlier than would be the case under the general tax rules, although the precise application of this rule is unclear at this time. This rule generally will be effective for tax years beginning after December 31, 2017 or, for debt instruments issued with original issue discount, for tax years beginning after December 31, 2018. Because any original issue discount or other amounts accrued will be included in our investment company taxable income for the year of the accrual, we may be required to make a distribution to our Shareholders in order to satisfy the annual distribution requirement, even though we will not have received any corresponding cash amount. As a result, we may have difficulty meeting the annual distribution requirement necessary to qualify for and maintain RIC tax treatment under Subchapter M of the Code. We may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may not qualify for or maintain RIC tax treatment and thus become subject to corporate-level income tax.

Market Discount

In general, the Fund will be treated as having acquired a security with market discount if its stated redemption price at maturity (or, in the case of a security issued with original issue discount, its revised issue price) exceeds the Fund’s initial tax basis in the security by more than a statutory de minimis amount. The Fund will be required to treat any principal payments on, or any gain derived from the disposition of, any securities acquired with market discount as ordinary income to the extent of the accrued market discount, unless the Fund makes an election to accrue market discount on a current basis. If this election is not made, all or a portion of any deduction for interest expense incurred to purchase or carry a market discount security may be deferred until the Fund sells or otherwise disposes of such security.

Currency Fluctuations

Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time the Fund accrues income or receivables or expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such income or receivables or pays such liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency, foreign currency forward contracts, certain foreign currency options or futures contracts and the disposition of debt securities denominated in foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.

Foreign Taxes

The Fund’s investment in non-U.S. securities may be subject to non-U.S. withholding taxes. In that case, the Fund’s yield on those securities would be decreased. Shareholders will generally not be entitled to claim a credit or deduction with respect to foreign taxes paid by the Fund.

Preferred Shares or Borrowings

If the Fund utilizes leverage through the issuance of Preferred Shares or borrowings, it may be restricted by certain covenants with respect to the declaration of, and payment of, dividends on Shares in certain circumstances. Limits on the Fund’s payments of dividends on Shares may prevent the Fund from meeting the distribution requirements described above, and may, therefore, jeopardize the Fund’s qualification for taxation as a RIC and possibly subject the Fund to the 4% excise tax. The Fund will endeavor to avoid restrictions on its ability to make dividend payments.

Backup Withholding

The Fund may be required to withhold from all distributions and redemption proceeds payable to U.S. Shareholders who fail to provide the Fund with their correct taxpayer identification numbers or to make required certifications, or who have been notified by the Internal Revenue Service that they are subject to backup withholding. Certain Shareholders specified in the Code generally are exempt from such backup withholding. This backup withholding is not an additional tax. Any amounts withheld may be refunded or credited against the Shareholder’s U.S. federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service.

Foreign Shareholders

U.S. taxation of a Shareholder who is a nonresident alien individual, a foreign trust or estate or a foreign corporation, as defined for U.S. federal income tax purposes (a “foreign Shareholder”), depends on whether the income from the Fund is “effectively connected” with a U.S. trade or business carried on by the Shareholder.

If the income from the Fund is not “effectively connected” with a U.S. trade or business carried on by the foreign Shareholder, distributions of investment company taxable income will be subject to a U.S. tax of 30% (or lower treaty rate), which tax is generally withheld from such distributions. However, dividends paid by the Fund that are “interest-related dividends” or “short-term capital gain dividends” will generally be exempt from such withholding, in each case to the extent the Fund properly reports such dividends to Shareholders. For these purposes, interest-related dividends and short-term capital gain dividends generally represent distributions of interest or short-term capital gains that would not have been subject to U.S. federal withholding tax at the source if received directly by a foreign Shareholder, and that satisfy certain other requirements. A foreign Shareholder whose income from the Fund is not “effectively connected” with a U.S. trade or business would generally be exempt from U.S. federal income tax on capital gain dividends, any amounts retained by the Fund that are designated as undistributed capital gains and any gains realized upon the sale or exchange of Shares. However, a foreign Shareholder who is a nonresident alien individual and is physically present in the United States for more than 182 days during the taxable year and meets certain other requirements will nevertheless be subject to a U.S. tax of 30% on such capital gain dividends, undistributed capital gains and sale or exchange gains.

If the income from the Fund is “effectively connected” with a U.S. trade or business carried on by a foreign Shareholder, then distributions of investment company taxable income, any capital gain dividends, any amounts retained by the Fund that are designated as undistributed capital gains and any gains realized upon the sale or exchange of Shares will be subject to U.S. federal income tax at the graduated rates applicable to U.S. citizens, residents or domestic corporations. Foreign corporate Shareholders may also be subject to the branch profits tax imposed by the Code.

The Fund may be required to withhold from distributions that are otherwise exempt from U.S. federal withholding tax (or taxable at a reduced treaty rate) unless the foreign Shareholder certifies his or her foreign status under penalties of perjury or otherwise establishes an exemption.

The tax consequences to a foreign Shareholder entitled to claim the benefits of an applicable tax treaty may differ from those described herein. Foreign Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Fund.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any ordinary dividends and other distributions that the Fund pays and, beginning January 1, 2019, the gross proceeds from certain capital gain dividends or the disposition of Shares, in each case paid to (i) a “foreign financial institution” (as specifically defined in the Code), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its United States “account” holders (as specifically defined in the Code) and meets certain other specified requirements or (ii) a non-financial foreign entity, whether such nonfinancial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial United States owners or provides the name, address and taxpayer identification number of each such substantial United States owner and certain other specified requirements are met. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. In addition, foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. You should consult your own tax advisor regarding FATCA and whether it may be relevant to your ownership and disposition of our Shares.

Other Taxation

Shareholders may be subject to state, local and foreign taxes on their distributions from the Fund. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Fund.

ITEM 1A.	RISK FACTORS

Investing in our Shares involves a number of significant risks. In addition to the other information contained in this Registration Statement, you should consider carefully the following information before making an investment in our Shares. If any of the following events occur, our business, financial condition and results of operations could be materially and adversely affected. In such case, the net asset value of our Shares could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Structure

We are a relatively new company and have no operating history.

The Fund is a non-diversified, closed-end management investment company that will elect to be regulated as a BDC with no operating history. As a result, prospective investors have no track record or history on which to base their investment decision. We are subject to the business risks and uncertainties associated with recently formed businesses, including the risk that we will not achieve our investment objective and the value of a Shareholder’s investment could decline substantially or become worthless. While we believe that the past professional experiences, including investment and financial experience of the Adviser’s senior management, will increase the likelihood that the Adviser will be able to manage the Fund successfully, there can be no assurance that this will be the case.

Our Board of Trustees may change our operating policies and strategies without prior notice or Shareholder approval, the effects of which may be adverse to our results of operations and financial condition.

Our Board of Trustees has the authority to modify or waive our current operating policies, investment criteria and strategies without prior notice and without Shareholder approval. We cannot predict the effect any changes to our current operating policies, investment criteria and strategies would have on our business, net asset value, operating results and value of our Shares. However, the effects might be adverse, which could negatively impact our ability to pay you distributions and cause you to lose all or part of your investment. Moreover, we have significant flexibility in investing the net proceeds from our continuous offering and may use the net proceeds from our continuous offering in ways with which investors may not agree or for purposes other than those contemplated in this Registration Statement.

Our Board of Trustees may amend our Declaration of Trust without prior Shareholder approval.

Our Board of Trustees may, without Shareholder vote, subject to certain exceptions, amend or otherwise supplement the Declaration of Trust by making an amendment, a Declaration of Trust supplemental thereto or an amended and restated Declaration of Trust, including without limitation to classify the Board, to impose advance notice bylaw provisions for Trustee nominations or for Shareholder proposals, to require super-majority approval of transactions with significant Shareholders or other provisions that may be characterized as anti-takeover in nature. See “Item 11. Description of Registrant’s Securities to be Registered—Delaware Law and Certain Declaration of Trust Provisions—Amendment of the Declaration of Trust; No Approval by Shareholders.”

Price declines in the medium- and large-sized U.S. corporate debt market may adversely affect the fair value of our portfolio, reducing our net asset value through increased net unrealized depreciation.

Conditions in the medium- and large-sized U.S. corporate debt market may deteriorate, as seen during the recent financial crisis, which may cause pricing levels to similarly decline or be volatile. During the financial crisis, many institutions were forced to raise cash by selling their interests in performing assets in order to satisfy margin requirements or the equivalent of margin requirements imposed by their lenders and/or, in the case of hedge funds and other investment vehicles, to satisfy widespread redemption requests. This resulted in a forced deleveraging cycle of price declines, compulsory sales, and further price declines, with falling underlying credit values, and other constraints resulting from the credit crisis generating further selling pressure. If similar events occurred in the medium- and large-sized U.S. corporate debt market, our net asset value could decline through an increase in unrealized depreciation and incurrence of realized losses in connection with the sale of our investments, which could have a material adverse impact on our business, financial condition and results of operations.

Our ability to achieve our investment objective depends on the ability of the Adviser to manage and support our investment process. If the Adviser or GSO were to lose any members of their respective senior management teams, our ability to achieve our investment objective could be significantly harmed.

Since we have no employees, we depend on the investment expertise, skill and network of business contacts of the broader networks of the Adviser and its affiliates. The Adviser evaluates, negotiates, structures, executes, monitors and services our investments. Our future success depends to a significant extent on the continued service and coordination of GSO and its senior management team. The departure of any members of GSO’s senior management team could have a material adverse effect on our ability to achieve our investment objective.

Our ability to achieve our investment objective depends on the Adviser’s ability to identify and analyze, and to invest in, finance and monitor companies that meet our investment criteria. The Adviser’s capabilities in structuring the investment process, providing competent, attentive and efficient services to us, and facilitating access to financing on acceptable terms depend on the employment of investment professionals in an adequate number and of adequate sophistication to match the corresponding flow of transactions. To achieve our investment objective, the Adviser may need to hire, train, supervise and manage new investment professionals to participate in our investment selection and monitoring process. The Adviser may not be able to find investment professionals in a timely manner or at all. Failure to support our investment process could have a material adverse effect on our business, financial condition and results of operations.

The Investment Advisory Agreement has been approved pursuant to Section 15 of the 1940 Act. In addition, the Investment Advisory Agreement will have termination provisions that allow the parties to terminate the agreement. The Investment Advisory Agreement may be terminated at any time, without penalty, by us or by the Adviser, upon 60 days’ notice. If the Investment Advisory Agreement is terminated, it may adversely affect the quality of our investment opportunities. In addition, in the event the Investment Advisory Agreement is terminated, it may be difficult for us to replace the Adviser.

Because our business model depends to a significant extent upon relationships with private equity sponsors, investment banks and commercial banks, the inability of the Adviser to maintain or develop these relationships, or the failure of these relationships to generate investment opportunities, could adversely affect our business.

The Adviser depends on its broader organization’s relationships with private equity sponsors, investment banks and commercial banks, and we rely to a significant extent upon these relationships to provide us with potential investment opportunities. If the Adviser or its organizations fail to maintain their existing relationships or develop new relationships with other sponsors or sources of investment opportunities, we may not be able to grow our investment portfolio. In addition, individuals with whom the Adviser or its broader organizations have relationships are not obligated to provide us with investment opportunities, and, therefore, there is no assurance that such relationships will generate investment opportunities for us.

We may face increasing competition for investment opportunities, which could delay deployment of our capital, reduce returns and result in losses.

We will compete for investments with other BDCs and investment funds (including private equity funds, mezzanine funds, performing and other credit funds, and funds that invest in CLOs, structured notes, derivatives and other types of collateralized securities and structured products), as well as traditional financial services companies such as commercial banks and other sources of funding. Moreover, alternative investment vehicles, such as hedge funds, have begun to invest in areas in which they have not traditionally invested, including making investments in small to mid-sized private U.S. companies. As a result of these new entrants, competition for investment opportunities in small and middle market private U.S. companies may intensify. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. For example, some competitors may have a lower cost of capital and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments than we have. These characteristics could allow our competitors to consider a wider variety of investments, establish more relationships and offer better pricing and more flexible structuring than we are able to do. We may lose investment opportunities if we do not match our competitors’ pricing, terms or structure. If we are forced to match our competitors’ pricing, terms or structure, we may not be able to achieve acceptable returns on our investments or may bear substantial risk of capital loss. A significant part of our competitive advantage stems from the fact that the market for investments in small and middle market private U.S. companies is underserved by traditional commercial banks and other financial sources. A significant increase in the number and/or the size of our competitors in this target market could force us to accept less attractive investment terms. Furthermore, many of our competitors have greater experience operating under, or are not subject to, the regulatory restrictions that the 1940 Act imposes on us as a BDC.

As required by the 1940 Act, a significant portion of our investment portfolio is and will be recorded at fair value as determined in good faith by our Board of Trustees and, as a result, there is and will be uncertainty as to the value of our portfolio investments.

Under the 1940 Act, we are required to carry our portfolio investments at market value or, if there is no readily available market value, at fair value as determined pursuant to policies adopted by, and subject to the oversight of, our Board of Trustees. There is not a public market for the securities of the privately-held companies in which we invest. Most of our investments will not be publicly traded or actively traded on a secondary market. As a result, we value these securities quarterly at fair value as determined in good faith by our Board of Trustees as required by the 1940 Act. In connection with striking a net asset value as of a date other than quarter end for Share issuances and repurchases, the Fund will consider whether there has been a material change to such investments as to affect their fair value, but such analysis will be more limited than the quarter end process.

Certain factors that may be considered in determining the fair value of our investments include investment dealer quotes for securities traded on the secondary market for institutional investors, the nature and realizable value of any collateral, the portfolio company’s earnings and its ability to make payments on its indebtedness, the markets in which the portfolio company does business, comparison to comparable publicly-traded companies, discounted cash flow and other relevant factors. As a result, our determinations of fair value may differ materially from the values that would have been used if a ready market for these non-traded securities existed. Due to this uncertainty, our fair value determinations may cause our net asset value on a given date to materially differ from the value that we may ultimately realize upon the sale of one or more of our investments.

There is a risk that investors in our Shares may not receive distributions or that our distributions may decrease over time.

We may not achieve investment results that will allow us to make a specified or stable level of cash distributions and our distributions may decrease over time. In addition, due to the asset coverage test applicable to us as a BDC, we may be limited in our ability to make distributions.

The amount of any distributions we may make is uncertain. Our distributions may exceed our earnings, particularly during the period before we have substantially invested the net proceeds from our public offering. Therefore, portions of the distributions that we make may represent a return of capital to you that will lower your tax basis in your Shares and reduce the amount of funds we have for investment in targeted assets.

We may fund our cash distributions to Shareholders from any sources of funds available to us, including offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets, dividends or other distributions paid to us on account of preferred and common equity investments in portfolio companies and fee and expense reimbursement waivers from the Adviser or the Administrator. Our ability to pay distributions might be adversely affected by, among other things, the impact of one or more of the risk factors described in this Registration Statement. In addition, the inability to satisfy the asset coverage test applicable to us as a BDC may limit our ability to pay distributions. All distributions are and will be paid at the discretion of our Board of Trustees and will depend on our earnings, our financial condition, maintenance of our RIC status, compliance with applicable BDC regulations and such other factors as our Board of Trustees may deem relevant from time to time. We cannot assure you that we will continue to pay distributions to our Shareholders in the future. In the event that we encounter delays in locating suitable investment opportunities, we may pay all or a substantial portion of our distributions from the proceeds of our public offering or from borrowings in anticipation of future cash flow, which may constitute a return of your capital. A return of capital is a return of your investment, rather than a return of earnings or gains derived from our investment activities. A Shareholder will not be subject to immediate taxation on the amount of any distribution treated as a return of capital to the extent of the Shareholder’s basis in its Shares; however, the Shareholder’s basis in its Shares will be reduced (but not below zero) by the amount of the return of capital, which will result in the Shareholder recognizing additional gain (or a lower loss) when the Shares are sold. To the extent that the amount of the return of capital exceeds the Shareholder’s basis in its Shares, such excess amount will be treated as gain from the sale of the Shareholder’s shares. Distributions from the proceeds of our public offering or from borrowings also could reduce the amount of capital we ultimately invest in our portfolio companies.

We have not established any limit on the amount of funds we may use from available sources, such as borrowings, if any, or proceeds from this offering, to fund distributions (which may reduce the amount of capital we ultimately invest in assets).

Shareholders should understand that any distributions made from sources other than cash flow from operations or relying on fee or expense reimbursement waivers from the Adviser of the Administrator are not based on our investment performance, and can only be sustained if we achieve positive investment performance in future periods and/or the Adviser or the Administrator continues to makes such expense reimbursements. Shareholders should also understand that our future repayments to the Adviser will reduce the distributions that they would otherwise receive. There can be no assurance that we will achieve such performance in order to sustain these distributions, or be able to pay distributions at all. The Adviser and the Administrator have no obligation to waive fees or receipt of expense reimbursements.

Beginning from the end of the Initial Drawdown Period, until an Exchange Listing, we intend to offer to repurchase your Shares on a quarterly basis. As a result, you will have limited opportunities to sell your Shares and, to the extent you are able to sell your Shares under the program, you may not be able to recover the amount of your investment in our Shares.

Beginning from the end of the Initial Drawdown Period, until an Exchange Listing, we intend to commence tender offers to allow you to tender your Shares on a quarterly basis at a price equal to net asset value per Share. The Share repurchase program includes restrictions that limit your ability to sell your Shares. We intend to limit the number of Shares repurchased pursuant to any such repurchase offers to 2.5% of outstanding Shares, with the exact amount to be set by the Board of Trustees. To the extent that the number of Shares put to us for repurchase exceeds the number of Shares that we are able to purchase, we will repurchase Shares on a pro rata basis (based on the number of shares put to us), not on a first-come, first-served basis. Unless you tender all of your Shares, you must generally maintain a minimum balance of $5,000 subsequent to submitting a portion of your Shares for repurchase by us, which such minimum balance Adviser may waive in its sole discretion.

Although we expect to adopt a Share repurchase program, we have discretion to not repurchase your Shares, to suspend the program, and to cease repurchases.

Our Board of Trustees may not adopt a Share repurchase program, and if such a program is adopted, may amend, suspend or terminate the Share repurchase program at any time in its discretion. You may not be able to sell your Shares at all in the event our Board of Trustees amends, suspends or terminates the Share repurchase program, absent a liquidity event. We will notify you of such developments in our quarterly reports or other filings. The Share repurchase program has many limitations and should not be relied upon as a method to sell Shares promptly or at a desired price.

The timing of our repurchase offers pursuant to our Share repurchase program may be at a time that is disadvantageous to our Shareholders.

In the event a Shareholder chooses to participate in our Share repurchase program, the Shareholder will be required to provide us with notice of intent to participate prior to knowing what the net asset value per share will be on the repurchase date. Although a Shareholder will have the ability to withdraw a repurchase request prior to the repurchase date, to the extent a Shareholder seeks to sell Shares to us as part of our periodic Share repurchase program, the Shareholder will be required to do so without knowledge of what the repurchase price of our Shares will be on the repurchase date.

Changes in laws or regulations governing our operations may adversely affect our business or cause us to alter our business strategy.

We and our portfolio companies are subject to regulation at the local, state and federal level. New legislation may be enacted or new interpretations, rulings or regulations could be adopted, including those governing the types of investments we are permitted to make, any of which could harm us and our Shareholders, potentially with retroactive effect.

Additionally, any changes to the laws and regulations governing our operations relating to permitted investments may cause us to alter our investment strategy to avail ourselves of new or different opportunities. Such changes could result in material differences to our strategies and plans as set forth in this Registration Statement and may result in our investment focus shifting from the areas of expertise of the Adviser to other types of investments in which the Adviser may have less expertise or little or no experience. Thus, any such changes, if they occur, could have a material adverse effect on our financial condition and results of operations and the value of your investment.

As a public company, we are subject to regulations not applicable to private companies, such as provisions of the Sarbanes-Oxley Act. Efforts to comply with such regulations will involve significant expenditures, and non-compliance with such regulations may adversely affect us.

As a public company, we are subject to the Sarbanes-Oxley Act, and the related rules and regulations promulgated by the SEC. Our management is required to report on our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We are required to review on an annual basis our internal control over financial reporting, and on a quarterly and annual basis to evaluate and disclose changes in our internal control over financial reporting. As a relatively new company, developing and maintaining an effective system of internal controls may require significant expenditures, which may negatively impact our financial performance and our ability to make distributions. This process also will result in a diversion of our management’s time and attention. We cannot be certain of when our evaluation, testing, and remediation actions will be completed or the impact of the same on our operations. In addition, we may be unable to ensure that the process is effective or that our internal controls over financial reporting are or will be effective in a timely manner. In the event that we are unable to develop or maintain an effective system of internal controls and maintain or achieve compliance with the Sarbanes-Oxley Act and related rules, we may be adversely affected.

We are not required to comply with the requirements of the Sarbanes-Oxley Act, including the internal control evaluation and certification requirements of Section 404, and will not be required to comply with all of those requirements until we have been subject to the reporting requirements of the 1934 Act for a specified period of time or the date we are no longer an emerging growth company under the JOBS Act. Accordingly, our internal controls over financial reporting do not currently meet all of the standards contemplated by Section 404 that we will eventually be required to meet. We are in the process of addressing our internal controls over financial reporting and are establishing formal procedures, policies, processes and practices related to financial reporting and to the identification of key financial reporting risks, assessment of their potential impact and linkage of those risks to specific areas and activities within the Fund.

Additionally, we have begun the process of documenting our internal control procedures to satisfy the requirements of Section 404, which requires annual management assessments of the effectiveness of our internal controls over financial reporting. Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company under the JOBS Act. Because we do not currently have comprehensive documentation of our internal controls and have not yet tested our internal controls in accordance with Section 404, we cannot conclude in accordance with Section 404 that we do not have a material weakness in our internal controls or a combination of significant deficiencies that could result in the conclusion that we have a material weakness in our internal controls. As a public entity, we will be required to complete our initial assessment in a timely manner. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, our operations, financial reporting or financial results could be adversely affected. Matters impacting our internal controls may cause us to be unable to report our financial information on a timely basis and thereby subject us to adverse regulatory consequences, including sanctions by the SEC or violations of applicable stock exchange listing rules, and result in a breach of the covenants under the agreements governing any of our financing arrangements. There could also be a negative reaction in the financial markets due to a loss of investor confidence in the Fund and the reliability of our financial statements. Confidence in the reliability of our financial statements could also suffer if we or our independent registered public accounting firm were to report a material weakness in our internal controls over financial reporting. This could materially adversely affect us and, following an Exchange Listing, lead to a decline in the market price of our common stock.

The impact of financial reform legislation on us is uncertain.

In light of recent conditions in the U.S. and global financial markets and the U.S. and global economy, legislators, the presidential administration and regulators have increased their focus on the regulation of the financial services industry. The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” institutes a wide range of reforms that will have an impact on all financial institutions. Some of the provisions of the Dodd-Frank Act have been enacted, while others have extended implementation periods and delayed effective dates and will require extensive rulemaking by regulatory authorities. Given the uncertainty associated with the manner in which the provisions of the Dodd-Frank Act will be implemented by the various regulatory agencies and through regulations, the full impact such requirements will have on our business, results of operations or financial condition is unclear. The changes resulting from the Dodd-Frank Act may require us to invest significant management attention and resources to evaluate and make necessary changes in order to comply with new statutory and regulatory requirements. Failure to comply with any such laws, regulations or principles, or changes thereto, may negatively impact our business, results of operations and financial condition. While we cannot predict what effect any changes in the laws or regulations or their interpretations would have on us as a result of the Dodd-Frank Act, these changes could be materially adverse to us and our Shareholders.

We may experience fluctuations in our quarterly results.

We could experience fluctuations in our quarterly operating results due to a number of factors, including our ability or inability to make investments in companies that meet our investment criteria, the interest rate payable on the loans or other debt securities we originate or acquire, the level of our expenses (including our borrowing costs), variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which we encounter competition in our markets and general economic conditions. As a result of these factors, results for any previous period should not be relied upon as being indicative of performance in future periods.

We are an “emerging growth company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Shares less attractive to investors.

We will be and we will remain an “emerging growth company” as defined in the JOBS Act until the earlier of (a) the last day of the fiscal year (i) following the fifth anniversary of the completion of an Exchange Listing, (ii) in which we have total annual gross revenue of at least $1.07 billion, or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our Shares that is held by non-affiliates exceeds $700 million as of the date of our most recently completed second fiscal quarter, and (b) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. For so long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We cannot predict if investors will find our Shares less attractive because we will rely on some or all of these exemptions. If some investors find our Shares less attractive as a result, there may be a less active trading market for our Shares and our Share price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the 1933 Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will take advantage of the extended transition period for complying with new or revised accounting standards, which may make it more difficult for investors and securities analysts to evaluate us since our financial statements may not be comparable to companies that comply with public company effective dates and may result in less investor confidence.

Our status as an “emerging growth company” under the JOBS Act may make it more difficult to raise capital.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise capital. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise capital, our financial condition and results of operations may be materially and adversely affected.

Any unrealized losses we experience on our portfolio may be an indication of future realized losses, which could reduce our income available for distribution.

As a BDC, we are required to carry our investments at market value or, if no market value is ascertainable, at the fair value as determined in good faith by our Board of Trustees. Decreases in the market value or fair value of our investments relative to amortized cost will be recorded as unrealized depreciation. Any unrealized losses in our portfolio could be an indication of a portfolio company’s inability to meet its repayment obligations to us with respect to the affected loans. This could result in realized losses in the future and ultimately in reductions of our income available for distribution in future periods. In addition, decreases in the market value or fair value of our investments will reduce our net asset value.

Terrorist attacks, acts of war or natural disasters may adversely affect our operations.

Terrorist acts, acts of war or natural disasters may disrupt our operations, as well as the operations of the businesses in which we invest. Such acts have created, and continue to create, economic and political uncertainties and have contributed to recent global economic instability. Future terrorist activities, military or security operations, or natural disasters could further weaken the domestic/global economies and create additional uncertainties, which may negatively impact the businesses in which we invest directly or indirectly and, in turn, could have a material adverse impact on our business, operating results and financial condition. Losses from terrorist attacks and natural disasters are generally uninsurable.

We may face a breach of our cyber security, which could result in adverse consequences to our operations and exposure of confidential information.

Cyber security incidents and cyber-attacks have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future. Blackstone, GSO and their affiliates and portfolio companies’ and service providers’ information and technology systems may be vulnerable to damage or interruption from cyber security breaches, computer viruses or other malicious code, network failures, computer and telecommunication failures, infiltration by unauthorized persons and other security breaches, or usage errors by their respective professionals or service providers. If unauthorized parties gain access to such information and technology systems, they may be able to steal, publish, delete or modify private and sensitive information, including non-public personal information related to Shareholders (and their beneficial owners) and material non-public information. Although Blackstone has implemented, and portfolio companies and service providers may implement, various measures to manage risks relating to these types of events, such systems could prove to be inadequate and, if compromised, could become inoperable for extended periods of time, cease to function properly or fail to adequately secure private information. Blackstone and GSO do not control the cyber security plans and systems put in place by third-party service providers, and such third-party service providers may have limited indemnification obligations to Blackstone, GSO, their affiliates, the Fund, the Shareholders and/or a portfolio company, each of which could be negatively impacted as a result. Breaches such as those involving covertly introduced malware, impersonation of authorized users and industrial or other espionage may not be identified even with sophisticated prevention and detection systems, potentially resulting in further harm and preventing them from being addressed appropriately. The failure of these systems and/or of disaster recovery plans for any reason could cause significant interruptions in Blackstone’s, GSO’s, their affiliates’, the Fund’s and/or a portfolio company’s operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to Shareholders (and their beneficial owners), material non-public information and the intellectual property and trade secrets and other sensitive information of Blackstone, GSO and/or portfolio companies. Blackstone, GSO, the Fund and/or a portfolio company could be required to make a significant investment to remedy the effects of any such failures, harm to their reputations, legal claims that they and their respective affiliates may be subjected to, regulatory action or enforcement arising out of applicable privacy and other laws, adverse publicity, and other events that may affect their business and financial performance.

We may not be able to obtain all required state licenses.

We may be required to obtain various state licenses in order to, among other things, originate commercial loans. Applying for and obtaining required licenses can be costly and take several months. There is no assurance that we will obtain all of the licenses that we need on a timely basis. Furthermore, we will be subject to various information and other requirements in order to obtain and maintain these licenses, and there is no assurance that we will satisfy those requirements. Our failure to obtain or maintain licenses might restrict investment options and have other adverse consequences.

Risks Related to Our Investments

Our investments in prospective portfolio companies may be risky, and we could lose all or part of our investment.

Our investments in senior secured loans, senior secured bonds, subordinated debt and equity of private U.S. companies, including middle market companies, may be risky and, subject to compliance with our 80% test, there is no limit on the amount of any such investments in which we may invest.

Senior Secured Loans and Senior Secured Bonds. There is a risk that any collateral pledged by portfolio companies in which we have taken a security interest may decrease in value over time or lose its entire value, may be difficult to sell in a timely manner, may be difficult to appraise and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the portfolio company to raise additional capital. To the extent our debt investment is collateralized by the securities of a portfolio company’s subsidiaries, such securities may lose some or all of their value in the event of the bankruptcy or insolvency of the portfolio company. Also, in some circumstances, our security interest may be contractually or structurally subordinated to claims of other creditors. In addition, deterioration in a portfolio company’s financial condition and prospects, including its inability to raise additional capital, may be accompanied by deterioration in the value of the collateral for the debt. Secured debt that is under-collateralized involves a greater risk of loss. In addition, second lien debt is granted a second priority security interest in collateral, which means that any realization of collateral will generally be applied to pay senior secured debt in full before second lien debt is paid. Consequently, the fact that debt is secured does not guarantee that we will receive principal and interest payments according to the debt’s terms, or at all, or that we will be able to collect on the debt should we be forced to enforce our remedies.

Subordinated Debt. Our subordinated debt investments will generally rank junior in priority of payment to senior debt and will generally be unsecured. This may result in a heightened level of risk and volatility or a loss of principal, which could lead to the loss of the entire investment. These investments may involve additional risks that could adversely affect our investment returns. To the extent interest payments associated with such debt are deferred, such debt may be subject to greater fluctuations in valuations, and such debt could subject us and our Shareholders to non-cash income. Because we will not receive any principal repayments prior to the maturity of some of our subordinated debt investments, such investments will be of greater risk than amortizing loans.

Equity Investments. We may make select equity investments. In addition, in connection with our debt investments, we on occasion may receive equity interests such as warrants or options as additional consideration. The equity interests we receive may not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize gains from our equity interests, and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience.

Non-U.S. Securities. We may invest in non-U.S. securities, which may include securities denominated in U.S. dollars or in non-U.S. currencies, to the extent permitted by the 1940 Act. Because evidences of ownership of such securities usually are held outside the United States, we would be subject to additional risks if we invested in non-U.S. securities, which include possible adverse political and economic developments, seizure or nationalization of foreign deposits and adoption of governmental restrictions, which might adversely affect or restrict the payment of principal and interest on the non-U.S. securities to Shareholders located outside the country of the issuer, whether from currency blockage or otherwise. Because non-U.S. securities may be purchased with and payable in foreign currencies, the value of these assets as measured in U.S. dollars may be affected unfavorably by changes in currency rates and exchange control regulations.

Below Investment Grade Risk. In addition, we invest in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be difficult to value and illiquid. The major risks of below investment grade securities include:

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Below investment grade securities may be issued by less creditworthy issuers. Issuers of below investment grade securities may have a larger amount of outstanding debt relative to their assets than issuers of investment grade securities. In the event of an issuer’s bankruptcy, claims of other creditors may have priority over the claims of holders of below investment grade securities, leaving few or no assets available to repay holders of below investment grade securities.

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Prices of below investment grade securities are subject to extreme price fluctuations. Adverse changes in an issuer’s industry and general economic conditions may have a greater impact on the prices of below investment grade securities than on other higher-rated fixed-income securities.

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Issuers of below investment grade securities may be unable to meet their interest or principal payment obligations because of an economic downturn, specific issuer developments, or the unavailability of additional financing.

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Below investment grade securities frequently have redemption features that permit an issuer to repurchase the security from us before it matures. If the issuer redeems below investment grade securities, we may have to invest the proceeds in securities with lower yields and may lose income.

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Below investment grade securities may be less liquid than higher-rated fixed-income securities, even under normal economic conditions. There are fewer dealers in the below investment grade securities market, and there may be significant differences in the prices quoted by the dealers. Judgment may play a greater role in valuing these securities and we may be unable to sell these securities at an advantageous time or price.

•	We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting issuer.

The credit rating of a high-yield security does not necessarily address its market value risk. Ratings and market value may change from time to time, positively or negatively, to reflect new developments regarding the issuer.

Mezzanine Loans. Our mezzanine loans generally will be subordinated to senior secured loans on a payment basis, are typically unsecured and rank pari passu with other unsecured creditors. As such, other creditors may rank senior to us in the event of insolvency. This may result in an above average amount of risk and loss of principal.

Our portfolio companies may incur debt that ranks equally with, or senior to, our investments in such companies.

Our portfolio companies may have, or may be permitted to incur, other debt that ranks equally with, or senior to, the debt in which we invest. By their terms, such debt instruments may entitle the holders to receive payment of interest or principal on or before the dates on which we are entitled to receive payments with respect to the debt instruments in which we invest. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, holders of debt instruments ranking senior to our investment in that portfolio company would typically be entitled to receive payment in full before we receive any proceeds. After repaying such senior creditors, such portfolio company may not have any remaining assets to use for repaying its obligation to us. In the case of debt ranking equally with debt instruments in which we invest, we would have to share on an equal basis any distributions with other creditors holding such debt in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant portfolio company.

We may form one or more CLOs, which may subject us to certain structured financing risks.

To finance investments, we may securitize certain of our secured loans or other investments, including through the formation of one or more CLOs, while retaining all or most of the exposure to the performance of these investments. This would involve contributing a pool of assets to a special purpose entity, and selling debt interests in such entity on a non-recourse or limited-recourse basis to purchasers. It is possible that an interest in any such CLO held by us may be considered a “non-qualifying” portfolio investment for purposes of the 1940 Act.

If we create a CLO, we will depend in part on distributions from the CLO’s assets out of its earnings and cash flows to enable us to make distributions to Shareholders. The ability of a CLO to make distributions will be subject to various limitations, including the terms and covenants of the debt it issues. Also, a CLO may take actions that delay distributions in order to preserve ratings and to keep the cost of present and future financings lower or the CLO may be obligated to retain cash or other assets to satisfy over-collateralization requirements commonly provided for holders of the CLO’s debt, which could impact our ability to receive distributions from the CLO. If we do not receive cash flow from any such CLO that is necessary to satisfy the annual distribution requirement for maintaining RIC status, and we are unable to obtain cash from other sources necessary to satisfy this requirement, we may not maintain our qualification as a RIC, which would have a material adverse effect on an investment in the Shares.

In addition, a decline in the credit quality of loans in a CLO due to poor operating results of the relevant borrower, declines in the value of loan collateral or increases in defaults, among other things, may force a CLO to sell certain assets at a loss, reducing their earnings and, in turn, cash potentially available for distribution to us for distribution to Shareholders. To the extent that any losses are incurred by the CLO in respect of any collateral, such losses will be borne first by us as owner of equity interests in the CLO.

There may be circumstances where our debt investments could be subordinated to claims of other creditors or we could be subject to lender liability claims.

If one of our portfolio companies were to file for bankruptcy, depending on the facts and circumstances, including the extent to which we actually provided managerial assistance to that portfolio company, a bankruptcy court might recharacterize our debt investment and subordinate all or a portion of our claim to that of other creditors. We may also be subject to lender liability claims for actions taken by us with respect to a borrower’s business or instances where we exercise control over the borrower.

We generally will not control our portfolio companies.

We do not expect to control most of our portfolio companies, even though we may have board representation or board observation rights, and our debt agreements with such portfolio companies may contain certain restrictive covenants. As a result, we are subject to the risk that a portfolio company in which we invest may make business decisions with which we disagree and the management of such company, as representatives of the holders of the company’s common equity, may take risks or otherwise act in ways that do not serve our interests as debt investors. Due to the lack of liquidity for our investments in non-traded companies, we may not be able to dispose of our interests in our portfolio companies as readily as we would like or at an appropriate valuation. As a result, a portfolio company may make decisions that could decrease the value of our portfolio holdings.

We will be exposed to risks associated with changes in interest rates.

We are subject to financial market risks, including changes in interest rates. General interest rate fluctuations may have a substantial negative impact on our investments and investment opportunities and, accordingly, have a material adverse effect on our investment objectives and our rate of return on invested capital. In addition, an increase in interest rates would make it more expensive to use debt for our financing needs.

Interest rates have recently been at or near historic lows. In the event of a rising interest rate environment, payments under floating rate debt instruments generally would rise and there may be a significant number of issuers of such floating rate debt instruments that would be unable or unwilling to pay such increased interest costs and may otherwise be unable to repay their loans. Investments in floating rate debt instruments may also decline in value in response to rising interest rates if the interest rates of such investments do not rise as much, or as quickly, as market interest rates in general. Similarly, during periods of rising interest rates, fixed-rate debt instruments may decline in value because the fixed rates of interest paid thereunder may be below market interest rates.

Second priority liens on collateral securing debt investments that we make to our portfolio companies may be subject to control by senior creditors with first priority liens. If there is a default, the value of the collateral may not be sufficient to repay in full both the first priority creditors and us.

Certain debt investments that we make to portfolio companies may be secured on a second priority basis by the same collateral securing first priority debt of such companies. The first priority liens on the collateral will secure the portfolio company’s obligations under any outstanding senior debt and may secure certain other future debt that may be permitted to be incurred by the company under the agreements governing the loans. The holders of obligations secured by the first priority liens on the collateral will generally control the liquidation of and be entitled to receive proceeds from any realization of the collateral to repay their obligations in full before us. In addition, the value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from the sale or sales of all of the collateral would be sufficient to satisfy the debt obligations secured by the second priority liens after payment in full of all obligations secured by the first priority liens on the collateral. If such proceeds are not sufficient to repay amounts outstanding under the debt obligations secured by the second priority liens, then we, to the extent not repaid from the proceeds of the sale of the collateral, will only have an unsecured claim against the company’s remaining assets, if any.

We may also make unsecured debt investments in portfolio companies, meaning that such investments will not benefit from any interest in collateral of such companies. Liens on such portfolio companies’ collateral, if any, will secure the portfolio company’s obligations under its outstanding secured debt and may secure certain future debt that is permitted to be incurred by the portfolio company under its secured debt agreements. The holders of obligations secured by such liens will generally control the liquidation of, and be entitled to receive proceeds from, any realization of such collateral to repay their obligations in full before we are so entitled. In addition, the value of such collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from sales of such collateral would be sufficient to satisfy its unsecured debt obligations after payment in full of all secured debt obligations. If such proceeds were not sufficient to repay the outstanding secured debt obligations, then its unsecured claims would rank equally with the unpaid portion of such secured creditors’ claims against the portfolio company’s remaining assets, if any.

The rights we may have with respect to the collateral securing the debt investments we make to our portfolio companies with senior debt outstanding may also be limited pursuant to the terms of one or more intercreditor agreements that we enter into with the holders of senior debt. Under such an intercreditor agreement, at any time that obligations that have the benefit of the first priority liens are outstanding, any of the following actions that may be taken in respect of the collateral will be at the direction of the holders of the obligations secured by the first priority liens: the ability to cause the commencement of enforcement proceedings against the collateral; the ability to control the conduct of such proceedings; the approval of amendments to collateral documents; releases of liens on the collateral; and waivers of past defaults under collateral documents. We may not have the ability to control or direct such actions, even if our rights are adversely affected.

Our investments in CLOs may be riskier than a direct investment in the debt or other securities of the underlying companies.

When investing in CLOs, we may invest in any level of a CLO’s subordination chain, including subordinated (lower-rated) tranches and residual interests (the lowest tranche). CLOs are typically highly levered and therefore, the junior debt and equity tranches that we may invest in are subject to a higher risk of total loss and deferral or nonpayment of interest than the more senior tranches to which they are subordinated. In addition, we will generally have the right to receive payments only from the CLOs, and will generally not have direct rights against the underlying borrowers or entities that sponsored the CLOs. Furthermore, the investments we make in CLOs are at times thinly traded or have only a limited trading market. As a result, investments in such CLOs may be characterized as illiquid securities.

Economic recessions or downturns could impair our portfolio companies and adversely affect our operating results.

Many of our portfolio companies may be susceptible to economic recessions or downturns and may be unable to repay our debt investments during these periods. Therefore, our non-performing assets are likely to increase, and the value of our portfolio is likely to decrease during these periods. Adverse economic conditions may also decrease the value of any collateral securing our senior secured debt. A prolonged recession may further decrease the value of such collateral and result in losses of value in our portfolio and a decrease in our revenues, net income and net asset value. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us on terms we deem acceptable. These events could prevent us from increasing investments and adversely affect our operating results.

A covenant breach or other default by our portfolio companies may adversely affect our operating results.

A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, termination of its loans and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize a portfolio company’s ability to meet its obligations under the debt or equity securities that we hold. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting portfolio company. In addition, lenders in certain cases can be subject to lender liability claims for actions taken by them when they become too involved in the borrower’s business or exercise control over a borrower. It is possible that we could become subject to a lender’s liability claim, including as a result of actions taken if we render significant managerial assistance to the borrower. Furthermore, if one of our portfolio companies were to file for bankruptcy protection, a bankruptcy court might re-characterize our debt holding and subordinate all or a portion of our claim to claims of other creditors, even though we may have structured our investment as senior secured debt. The likelihood of such a re-characterization would depend on the facts and circumstances, including the extent to which we provided managerial assistance to that portfolio company.

Our portfolio companies may be highly leveraged.

Some of our portfolio companies may be highly leveraged, which may have adverse consequences to these companies and to us as an investor. These companies may be subject to restrictive financial and operating covenants and the leverage may impair these companies’ ability to finance their future operations and capital needs. As a result, these companies’ flexibility to respond to changing business and economic conditions and to take advantage of business opportunities may be limited. Further, a leveraged company’s income and net assets will tend to increase or decrease at a greater rate than if borrowed money were not used.

Investing in middle market companies involves a number of significant risks, any one of which could have a material adverse effect on our operating results.

Investments in middle market companies involve the same risks that apply generally to investments in larger, more established companies. However, such investments have more pronounced risks in that middle market companies:

•

may have limited financial resources and may be unable to meet their obligations under their debt securities that we hold, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of us realizing on any guarantees we may have obtained in connection with our investment;

•

have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tends to render them more vulnerable to competitors’ actions and changing market conditions, as well as general economic downturns;

•

are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on our portfolio company and, in turn, on us;

•

generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position. In addition, our executive officers, trustees and members of the Adviser may, in the ordinary course of business, be named as defendants in litigation arising from our investments in the portfolio companies; and

•	may have difficulty accessing the capital markets to meet future capital needs, which may limit their ability to grow or to repay their outstanding indebtedness upon maturity.

We may not realize gains from our equity investments.

Certain investments that we may make could include warrants or other equity securities. In addition, we may make direct equity investments in portfolio companies. Our goal is ultimately to realize gains upon our disposition of such equity interests. However, the equity interests we receive may not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize gains from our equity interests, and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience. We also may be unable to realize any value if a portfolio company does not have a liquidity event, such as a sale of the business, recapitalization or public offering, which would allow us to sell the underlying equity interests. We intend to seek puts or similar rights to give us the right to sell our equity securities back to the portfolio company issuer. We may be unable to exercise these put rights for the consideration provided in our investment documents if the issuer is in financial distress.

An investment strategy focused primarily on privately-held companies presents certain challenges, including, but not limited to, the lack of available information about these companies.

We intend to invest primarily in privately-held companies. Investments in private companies pose significantly greater risks than investments in public companies. First, private companies have reduced access to the capital markets, resulting in diminished capital resources and the ability to withstand financial distress. Second, the depth and breadth of experience of management in private companies tends to be less than that at public companies, which makes such companies more likely to depend on the management talents and efforts of a smaller group of persons and/or persons with less depth and breadth of experience. Therefore, the decisions made by such management teams and/or the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on our investments and, in turn, on us. Third, the investments themselves tend to be less liquid. As such, we may have difficulty exiting an investment promptly or at a desired price prior to maturity or outside of a normal amortization schedule. As a result, the relative lack of liquidity and the potential diminished capital resources of our target portfolio companies may affect our investment returns. Fourth, little public information generally exists about private companies. Further, these companies may not have third-party debt ratings or audited financial statements. We must therefore rely on the ability of the Adviser to obtain adequate information through due diligence to evaluate the creditworthiness and potential returns from investing in these companies. These companies and their financial information will generally not be subject to the Sarbanes-Oxley Act and other rules that govern public companies. If we are unable to uncover all material information about these companies, we may not make a fully informed investment decision, and we may lose money on our investments.

A lack of liquidity in certain of our investments may adversely affect our business.

We intend to invest in certain companies whose securities are not publicly traded or actively traded on the secondary market, and whose securities are subject to legal and other restrictions on resale or will otherwise be less liquid than publicly-traded securities. The illiquidity of certain of our investments may make it difficult for us to sell these investments when desired. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we had previously recorded these investments. The reduced liquidity of our investments may make it difficult for us to dispose of them at a favorable price, and, as a result, we may suffer losses.

We may not have the funds or ability to make additional investments in our portfolio companies or to fund our unfunded debt commitments.

We may not have the funds or ability to make additional investments in our portfolio companies or to fund our unfunded debt commitments. After our initial investment in a portfolio company, we may be called upon from time to time to provide additional funds to such company or have the opportunity to increase our investment through the exercise of a warrant to purchase Shares. There is no assurance that we will make, or will have sufficient funds to make, follow-on investments. Any decisions not to make a follow-on investment or any inability on our part to make such an investment may have a negative impact on a portfolio company in need of such an investment, may result in a missed opportunity for us to increase our participation in a successful operation or may reduce the expected return on the investment.

Our investments may include original issue discount and payment-in-kind instruments.

To the extent that we invest in original issue discount or PIK instruments and the accretion of original issue discount or PIK interest income constitutes a portion of our income, we will be exposed to risks associated with the requirement to include such non-cash income in taxable and accounting income prior to receipt of cash, including the following:

•

the higher interest rates on PIK instruments reflect the payment deferral and increased credit risk associated with these instruments, and PIK instruments generally represent a significantly higher credit risk than coupon loans;

•

original issue discount and PIK instruments may have unreliable valuations because the accruals require judgments about collectability of the deferred payments and the value of any associated collateral;

•

an election to defer PIK interest payments by adding them to the principal on such instruments increases our future investment income which increases our gross assets and, as such, increases the Adviser’s future base management fees which, thus, increases the Adviser’s future income incentive fees at a compounding rate;

•

market prices of PIK instruments and other zero coupon instruments are affected to a greater extent by interest rate changes, and may be more volatile than instruments that pay interest periodically in cash. While PIK instruments are usually less volatile than zero coupon debt instruments, PIK instruments are generally more volatile than cash pay securities;

•	the deferral of PIK interest on an instrument increases the loan-to-value ratio, which is a measure of the riskiness of a loan, with respect to such instrument;

•	even if the conditions for income accrual under GAAP are satisfied, a borrower could still default when actual payment is due upon the maturity of such loan;

•

for accounting purposes, cash distributions to investors representing original issue discount income do not come from paid-in capital, although they may be paid from the offering proceeds. Thus, although a distribution of original issue discount income may come from the cash invested by investors, the 1940 Act does not require that investors be given notice of this fact;

•

the required recognition of original issue discount or PIK interest for U.S. federal income tax purposes may have a negative impact on liquidity, as it represents a non-cash component of our investment company taxable income that may require cash distributions to Shareholders in order to maintain our ability to be subject to tax as a RIC; and

•	original issue discount may create a risk of non-refundable cash payments to the Adviser based on non-cash accruals that may never be realized.

We may enter into a TRS agreement that exposes us to certain risks, including market risk, liquidity risk and other risks similar to those associated with the use of leverage.

A TRS is a contract in which one party agrees to make periodic payments to another party based on the change in the market value of the assets underlying the TRS, which may include a specified security, basket of securities or securities indices during a specified period, in return for periodic payments based on a fixed or variable interest rate. A TRS effectively adds leverage to a portfolio by providing investment exposure to a security or market without owning or taking physical custody of such security or investing directly in such market. Because of the unique structure of a TRS, a TRS often offers lower financing costs than are offered through more traditional borrowing arrangements.

A TRS is subject to market risk, liquidity risk and risk of imperfect correlation between the value of the TRS and the loans underlying the TRS. In addition, we may incur certain costs in connection with the TRS that could in the aggregate be significant. A TRS is also subject to the risk that a counterparty will default on its payment obligations thereunder or that we will not be able to meet our obligations to the counterparty.

We may enter into repurchase agreements.

Subject to our investment objective and policies, we may invest in repurchase agreements as a buyer for investment purposes. Repurchase agreements typically involve the acquisition by the Fund of debt securities from a selling financial institution such as a bank, savings and loan association or broker-dealer. The agreement provides that the Fund will sell the securities back to the institution at a fixed time in the future for the purchase price plus premium (which often reflects the interests). The Fund does not bear the risk of a decline in the value of the underlying security unless the seller defaults under its repurchase obligation. In the event of the bankruptcy or other default of a seller of a repurchase agreement, the Fund could experience both delays in liquidating the underlying securities and losses, including (1) possible decline in the value of the underlying security during the period in which the Fund seeks to enforce its rights thereto; (2) possible lack of access to income on the underlying security during this period; and (3) expenses of enforcing its rights. In addition, as described above, the value of the collateral underlying the repurchase agreement will be at least equal to the repurchase price, including any accrued interest earned on the repurchase agreement. In the event of a default or bankruptcy by a selling financial institution, the Fund generally will seek to liquidate such collateral. However, the exercise of the Fund’s right to liquidate such collateral could involve certain costs or delays and, to the extent that proceeds from any sale upon a default of the obligation to repurchase were less than the repurchase price, the Fund could suffer a loss.

We may enter into securities lending agreements.

We may from time to time make secured loans of our marginable securities to brokers, dealers and other financial institutions if our asset coverage, as defined in the 1940 Act, would at least equal 150% immediately after each such loan. The risks in lending portfolio securities, as with other extensions of credit, consist of possible delay in recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. However, such loans will be made only to broker-dealers and other financial institutions that are believed by the Adviser to be of high credit standing. Securities loans are made to broker-dealers pursuant to agreements requiring that loans be continuously secured by collateral consisting of U.S. government securities, cash or cash equivalents (e.g., negotiable certificates of deposit, bankers’ acceptances or letters of credit) maintained on a daily mark-to-market basis in an amount at least equal at all times to the market value of the securities lent. If the Fund enters into a securities lending arrangement, the Adviser, as part of its responsibilities under the Investment Advisory Agreement, will invest the Fund’s cash collateral in accordance with the Fund’s investment objectives and strategies. The Fund will pay the borrower of the securities a fee based on the amount of the cash collateral posted in connection with the securities lending program. The borrower will pay to the Fund, as the lender, an amount equal to any dividends or interest received on the securities lent.

The Fund may invest the cash collateral received only in accordance with its investment objectives, subject to the Fund’s agreement with the borrower of the securities. In the case of cash collateral, the Fund expects to pay a rebate to the borrower. The reinvestment of cash collateral will result in a form of effective leverage for the Fund.

Although voting rights or rights to consent with respect to the loaned securities pass to the borrower, the Fund, as the lender, will retain the right to call the loans and obtain the return of the securities loaned at any time on reasonable notice, and it will do so in order that the securities may be voted by the Fund if the holders of such securities are asked to vote upon or consent to matters materially affecting the investment. The Fund may also call such loans in order to sell the securities involved. When engaged in securities lending, the Fund’s performance will continue to reflect changes in the value of the securities loaned and will also reflect the receipt of interest through investment of cash collateral by the Fund in permissible investments.

We may from time to time enter into credit default swaps or other derivative transactions which expose us to certain risks, including credit risk, market risk, liquidity risk and other risks similar to those associated with the use of leverage.

We may from time to time enter into credit default swaps or other derivative transactions that seek to modify or replace the investment performance of a particular reference security or other asset. These transactions are typically individually negotiated, non-standardized agreements between two parties to exchange payments, with payments generally calculated by reference to a notional amount or quantity. Swap contracts and similar derivative contracts are not traded on exchanges; rather, banks and dealers act as principals in these markets. These investments may present risks in excess of those resulting from the referenced security or other asset. Because these transactions are not an acquisition of the referenced security or other asset itself, the investor has no right directly to enforce compliance with the terms of the referenced security or other asset and has no voting or other consensual rights of ownership with respect to the referenced security or other asset. In the event of insolvency of a counterparty, we will be treated as a general creditor of the counterparty and will have no claim of title with respect to the referenced security or other asset.

A credit default swap is a contract in which one party buys or sells protection against a credit event with respect to an issuer, such as an issuer’s failure to make timely payments of interest or principal on its debt obligations, bankruptcy or restructuring during a specified period. Generally, if we sell credit protection using a credit default swap, we will receive fixed payments from the swap counterparty and if a credit event occurs with respect to the applicable issuer, we will pay the swap counterparty par for the issuer’s defaulted debt securities and the swap counterparty will deliver the defaulted debt securities to us. Generally, if we buy credit protection using a credit default swap, we will make fixed payments to the counterparty and if a credit event occurs with respect to the applicable issuer, we will deliver the issuer’s defaulted securities underlying the swap to the swap counterparty and the counterparty will pay us par for the defaulted securities. Alternatively, a credit default swap may be cash settled and the buyer of protection would receive the difference between the par value and the market value of the issuer’s defaulted debt securities from the seller of protection.

Credit default swaps are subject to the credit risk of the underlying issuer. If we are selling credit protection, there is a risk that we will not properly assess the risk of the underlying issuer, a credit event will occur and we will have to pay the counterparty. If we are buying credit protection, there is a risk that we will not properly assess the risk of the underlying issuer, no credit event will occur and we will receive no benefit for the premium paid.

A derivative transaction is also subject to the risk that a counterparty will default on its payment obligations thereunder or that we will not be able to meet our obligations to the counterparty. In some cases, we may post collateral to secure our obligations to the counterparty, and we may be required to post additional collateral upon the occurrence of certain events such as a decrease in the value of the reference security or other asset. In some cases, the counterparty may not collateralize any of its obligations to us. Derivative investments effectively add leverage to a portfolio by providing investment exposure to a security or market without owning or taking physical custody of such security or investing directly in such market. In addition to the risks described above, such arrangements are subject to risks similar to those associated with the use of leverage. See “—Risks Related to Debt Financing.”

We may acquire various financial instruments for purposes of “hedging” or reducing our risks, which may be costly and ineffective and could reduce our cash available for distribution to our Shareholders.

We may seek to hedge against interest rate and currency exchange rate fluctuations and credit risk by using financial instruments such as futures, options, swaps and forward contracts, subject to the requirements of the 1940 Act. These financial instruments may be purchased on exchanges or may be individually negotiated and traded in over-the-counter markets. Use of such financial instruments for hedging purposes may present significant risks, including the risk of loss of the amounts invested. Defaults by the other party to a hedging transaction can result in losses in the hedging transaction. Hedging activities also involve the risk of an imperfect correlation between the hedging instrument and the asset being hedged, which could result in losses both on the hedging transaction and on the instrument being hedged. Use of hedging activities may not prevent significant losses and could increase our losses. Further, hedging transactions may reduce cash available to pay distributions to our Shareholders.

Prepayments of our debt investments by our portfolio companies could adversely impact our results of operations and reduce our return on equity.

We are subject to the risk that the investments we make in our portfolio companies may be repaid prior to maturity. When this occurs, we will generally reinvest these proceeds in temporary investments, pending their future investment in new portfolio companies. These temporary investments will typically have substantially lower yields than the debt being prepaid and we could experience significant delays in reinvesting these amounts. Any future investment in a new portfolio company may also be at lower yields than the debt that was repaid. As a result, our results of operations could be materially adversely affected if one or more of our portfolio companies elect to prepay amounts owed to us. Additionally, prepayments, net of prepayment fees, could negatively impact our return on equity.

Technological Innovations.

Current trends in the market generally have been toward disrupting a traditional approach to an industry with technological innovation, and multiple young companies have been successful where this trend toward disruption in markets and market practices has been critical to their success. In this period of rapid technological and commercial innovation, new businesses and approaches may be created that will compete with the Fund and / or its investments or alter the market practices the Fund’s strategy has been designed to function within and depend on for investment return. Any of these new approaches could damage the Fund’s investments, significantly disrupt the market in which it operates and subject it to increased competition, which could materially and adversely affect its business, financial condition and results of investments.

Risks Related to the Adviser and Its Affiliates; Conflicts of Interest

The Adviser has limited prior experience managing a BDC.

Although the Adviser’s management team consists of substantially the same personnel that form the investment and operations teams that provided sub-advisory services to five FS Investments BDCs, neither the Adviser nor GSO has prior experience managing a BDC without a third-party partner. Therefore, the Adviser may not be able to successfully operate our business or achieve our investment objectives. As a result, an investment in our Shares may entail more risk than the shares of common stock of a comparable company with a substantial operating history.

The 1940 Act and the Code impose numerous constraints on the operations of BDCs that do not apply to the other types of investment vehicles previously managed by the Adviser’s management team. For example, under the 1940 Act, BDCs are required to invest at least 70% of their total assets primarily in securities of qualifying U.S. private or thinly-traded public companies. The failure to comply with these provisions in a timely manner could prevent us from qualifying as a BDC or could force us to pay unexpected taxes and penalties, which could be material. The Adviser’s limited experience in managing a portfolio of assets under such constraints may hinder its ability to take advantage of attractive investment opportunities and, as a result, achieve our investment objective.

The Adviser and its affiliates, including our officers and some of our trustees, face conflicts of interest caused by compensation arrangements with us and our affiliates, which could result in actions that are not in the best interests of our Shareholders.

The Adviser and its affiliates receive substantial fees from us in return for their services, and these fees could influence the advice provided to us. We pay to the Adviser an incentive fee that is based on the performance of our portfolio and an annual base management fee that is based on the average weekly value of our gross assets. Because the incentive fee is based on the performance of our portfolio, the Adviser may be incentivized to make investments on our behalf that are riskier or more speculative than would be the case in the absence of such compensation arrangement. The way in which the incentive fee is determined may also encourage the Adviser to use leverage to increase the return on our investments. In addition, because the base management fee is based upon the average weekly value of our gross assets, which includes any borrowings for investment purposes, the Adviser may be incentivized to recommend the use of leverage or the issuance of additional equity to make additional investments and increase the average weekly value of our gross assets. Under certain circumstances, the use of leverage may increase the likelihood of default, which could disfavor our Shareholders. Our compensation arrangements could therefore result in our making riskier or more speculative investments, or relying more on leverage to make investments, than would otherwise be the case. This could result in higher investment losses, particularly during cyclical economic downturns. See “Item 7(a). Certain Relationships and Related Party Transactions, and Trustee Independence—Transactions with Related Persons, Promoters and Certain Control Persons.”

We may be obligated to pay the Adviser incentive compensation even if we incur a net loss due to a decline in the value of our portfolio.

Our Investment Advisory Agreement entitles the Adviser to receive Pre-Incentive Fee Net Investment Income Returns regardless of any capital losses. In such case, we may be required to pay the Adviser incentive compensation for a fiscal quarter even if there is a decline in the value of our portfolio or if we incur a net loss for that quarter.

In addition, any Pre-Incentive Fee Net Investment Income Returns may be computed and paid on income that may include interest that has been accrued but not yet received. If a portfolio company defaults on a loan that is structured to provide accrued interest, it is possible that accrued interest previously included in the calculation of the incentive fee will become uncollectible. The Adviser is not under any obligation to reimburse us for any part of the incentive fee it received that was based on accrued income that we never received as a result of a default by an entity on the obligation that resulted in the accrual of such income, and such circumstances would result in our paying an incentive fee on income we never received.

There may be conflicts of interest related to obligations that the Adviser’s senior management and Investment Team have to other clients.

The members of the senior management and Investment Team of the Adviser serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as we do, or of investment funds managed by the same personnel. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in our best interests or in the best interest of our Shareholders. Our investment objective may overlap with the investment objectives of such investment funds, accounts or other investment vehicles. In particular, we will rely on the Adviser to manage our day-to-day activities and to implement our investment strategy. The Adviser and certain of its affiliates are presently, and plan in the future to continue to be, involved with activities that are unrelated to us. As a result of these activities, the Adviser, its officers and employees and certain of its affiliates will have conflicts of interest in allocating their time between us and other activities in which they are or may become involved, including the management of its affiliated equipment funds. The Adviser and its officers and employees will devote only as much of its or their time to our business as the Adviser and its officers and employees, in their judgment, determine is reasonably required, which may be substantially less than their full time.

We rely, in part, on the Adviser to assist with identifying investment opportunities and making investment recommendations to the Adviser. The Adviser and its affiliates are not restricted from forming additional investment funds, entering into other investment advisory relationships or engaging in other business activities. These activities could be viewed as creating a conflict of interest in that the time and effort of the members of the Adviser, its affiliates and their officers and employees will not be devoted exclusively to our business, but will be allocated between us and such other business activities of the Adviser and its affiliates in a manner that the Adviser deems necessary and appropriate. See “Item 7(a). Certain Relationships and Related Party Transactions, and Trustee Independence—Transactions with Related Persons, Promoters and Certain Control Persons.”

The time and resources that individuals employed by the Adviser devote to us may be diverted and we may face additional competition due to the fact that individuals employed by the Adviser are not prohibited from raising money for or managing other entities that make the same types of investments that we target.

The Adviser nor individuals employed by the Adviser are generally prohibited from raising capital for and managing other investment entities that make the same types of investments as those we target. As a result, the time and resources that these individuals may devote to us may be diverted. In addition, we may compete with any such investment entity for the same investors and investment opportunities. We may participate in certain transactions originated by the Adviser or its affiliates under our exemptive relief from the SEC that allows us to engage in co-investment transactions with the Adviser and its affiliates, subject to certain terms and conditions. However, neither the Adviser nor its affiliates will be obligated to offer us the right to participate in any transactions originated by them. Affiliates of the Adviser, whose primary business includes the origination of investments or investing in non-originated assets, engage in investment advisory business with accounts that compete with us. See “Item 7(a). Certain Relationships and Related Party Transactions, and Trustee Independence—Transactions with Related Persons, Promoters and Certain Control Persons.”

Our Shares may be purchased by the Adviser or its affiliates.

The Adviser and its affiliates may purchase our Shares for any reason deemed appropriate. Additionally, certain investors may acquire interests in the Adviser in connection with their investments in the Fund. The Adviser and its affiliates will not acquire any Shares with the intention to resell or re-distribute such Shares. The purchase of Shares by the Adviser and its affiliates could create certain risks, including, but not limited to, the following:

•	the Adviser and its affiliates may have an interest in disposing of our assets at an earlier date so as to recover their investment in our Shares; and

•	substantial purchases of Shares by the Adviser and its affiliates may limit the Adviser’s ability to fulfill any financial obligations that it may have to us or incurred on our behalf.

The Adviser relies on key personnel, the loss of any of whom could impair its ability to successfully manage us.

Our future success depends, to a significant extent, on the continued services of the officers and employees of the Adviser or its affiliates. The loss of services of one or more members of the Adviser’s management team, including members of our Investment Committee, could adversely affect our financial condition, business and results of operations.

The compensation we pay to the Adviser will be determined without independent assessment on our behalf, and these terms may be less advantageous to us than if such terms had been the subject of arm’s-length negotiations.

The Investment Advisory Agreement will not be entered into on an arm’s-length basis with an unaffiliated third party. As a result, the form and amount of compensation we pay the Adviser may be less favorable to us than they might have been had an investment advisory agreement been entered into through arm’s-length transactions with an unaffiliated third party.

The Adviser’s influence on conducting our operations gives it the ability to increase its fees, which may reduce the amount of cash flow available for distribution to our Shareholders.

The Adviser is paid a base management fee calculated as a percentage of our gross assets and unrelated to net income or any other performance base or measure. The Adviser may advise us to consummate transactions or conduct our operations in a manner that, in the Adviser’s reasonable discretion, is in the best interests of our Shareholders. These transactions, however, may increase the amount of fees paid to the Adviser. The Adviser’s ability to influence the base management fee paid to it by us could reduce the amount of cash flow available for distribution to our Shareholders.

Risks Related to Business Development Companies

The requirement that we invest a sufficient portion of our assets in Qualifying Assets could preclude us from investing in accordance with our current business strategy; conversely, the failure to invest a sufficient portion of our assets in Qualifying Assets could result in our failure to maintain our status as a BDC.

As a BDC, we may not acquire any assets other than Qualifying Assets unless, at the time of and after giving effect to such acquisition, at least 70% of our total assets are Qualifying Assets. Therefore, we may be precluded from investing in what we believe are attractive investments if such investments are not Qualifying Assets. Conversely, if we fail to invest a sufficient portion of our assets in Qualifying Assets, we could lose our status as a BDC, which would have a material adverse effect on our business, financial condition and results of operations. Similarly, these rules could prevent us from making additional investments in existing portfolio companies, which could result in the dilution of our position, or could require us to dispose of investments at an inopportune time to comply with the 1940 Act. If we were forced to sell non-qualifying investments in the portfolio for compliance purposes, the proceeds from such sale could be significantly less than the current value of such investments.

Failure to maintain our status as a BDC would reduce our operating flexibility.

If we do not remain a BDC, we might be regulated as a registered closed-end investment company under the 1940 Act, which would subject us to substantially more regulatory restrictions under the 1940 Act and correspondingly decrease our operating flexibility.

Regulations governing our operation as a BDC and RIC will affect our ability to raise, and the way in which we raise, additional capital or borrow for investment purposes, which may have a negative effect on our growth.

As a result of the annual distribution requirement to qualify as a RIC, we may need to periodically access the capital markets to raise cash to fund new investments. We may issue “senior securities,” as defined under the 1940 Act, including borrowing money from banks or other financial institutions only in amounts such that our asset coverage meets the threshold set forth in the 1940 Act immediately after each such issuance. The 1940 Act currently requires an asset coverage of at least 150% (i.e., the amount of debt may not exceed two-thirds of the value of our assets). Our ability to issue different types of securities is also limited. Compliance with these requirements may unfavorably limit our investment opportunities and reduce our ability in comparison to other companies to profit from favorable spreads between the rates at which we can borrow and the rates at which we can lend. As a BDC, therefore, we intend to continuously issue equity at a rate more frequent than our privately-owned competitors, which may lead to greater Shareholder dilution.

For U.S. federal income tax purposes, we are required to recognize taxable income (such as deferred interest that is accrued as original issue discount) in some circumstances in which we do not receive a corresponding payment in cash and to make distributions with respect to such income to maintain our status as a RIC. Under such circumstances, we may have difficulty meeting the annual distribution requirement necessary to maintain RIC tax treatment under the Code. This difficulty in making the required distribution may be amplified to the extent that we are required to pay an incentive fee with respect to such accrued income. As a result, we may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital, or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may not qualify for or maintain RIC tax treatment and thus become subject to corporate-level income tax.

We expect to borrow for investment purposes. If the value of our assets declines, we may be unable to satisfy the asset coverage test, which would prohibit us from paying distributions and could prevent us from qualifying as a RIC. If we cannot satisfy the asset coverage test, we may be required to sell a portion of our investments and, depending on the nature of our debt financing, repay a portion of our indebtedness at a time when such sales may be disadvantageous.

Under the 1940 Act, we generally are prohibited from issuing or selling our Shares at a price per share, after deducting selling commissions and dealer manager fees, that is below our net asset value per share, which may be a disadvantage as compared with other public companies. We may, however, sell our Shares, or warrants, options or rights to acquire our Shares, at a price below the current net asset value of our Shares if our Board of Trustees, including our independent trustees, determine that such sale is in our best interests and the best interests of our Shareholders, and our Shareholders, as well as those Shareholders that are not affiliated with us, approve such sale. In any such case, the price at which our securities are to be issued and sold may not be less than a price that, in the determination of our Board of Trustees, closely approximates the fair value of such securities.

Our ability to enter into transactions with our affiliates is restricted.

We are prohibited under the 1940 Act from participating in certain transactions with certain of our affiliates without the prior approval of a majority of the independent members of our Board of Trustees and, in some cases, the SEC. Any person that owns, directly or indirectly, 5% or more of our outstanding voting securities will be our affiliate for purposes of the 1940 Act and generally we will be prohibited from buying or selling any securities from or to such affiliate, absent the prior approval of our Board of Trustees. The 1940 Act also prohibits certain “joint” transactions with certain of our affiliates, which could include investments in the same portfolio company (whether at the same or closely related times), without prior approval of our Board of Trustees and, in some cases, the SEC. If a person acquires more than 25% of our voting securities, we will be prohibited from buying or selling any security from or to such person or certain of that person’s affiliates, or entering into prohibited joint transactions (including certain co-investments) with such persons, absent the prior approval of the SEC. Similar restrictions limit our ability to transact business with our officers, trustees, investment advisers, sub-advisers or their affiliates. As a result of these restrictions, we may be prohibited from buying or selling any security from or to any fund or any portfolio company of a fund managed by the Adviser, or entering into joint arrangements such as certain co-investments with these companies or funds without the prior approval of the SEC, which may limit the scope of investment opportunities that would otherwise be available to us.

We have obtained exemptive relief from the SEC that allows us to engage in co-investment transactions with the Adviser and its affiliates, subject to certain terms and conditions. However, neither the Adviser nor its affiliates will be obligated to offer us the right to participate in any transactions originated by them.

We are uncertain of our sources for funding our future capital needs; if we cannot obtain debt or equity financing on acceptable terms, our ability to acquire investments and to expand our operations will be adversely affected.

The net proceeds from the sale of Shares will be used for our investment opportunities, operating expenses and for payment of various fees and expenses such as base management fees, incentive fees and other expenses. Any working capital reserves we maintain may not be sufficient for investment purposes, and we may require debt or equity financing to operate. Accordingly, in the event that we develop a need for additional capital in the future for investments or for any other reason, these sources of funding may not be available to us. Consequently, if we cannot obtain debt or equity financing on acceptable terms, our ability to acquire investments and to expand our operations will be adversely affected. As a result, we would be less able to create and maintain a broad portfolio of investments and achieve our investment objective, which may negatively impact our results of operations and reduce our ability to make distributions to our Shareholders.

We are a non-diversified investment company within the meaning of the 1940 Act, and therefore we are not limited with respect to the proportion of our assets that may be invested in securities of a single issuer.

We are classified as a non-diversified investment company within the meaning of the 1940 Act, which means that we are not limited by the 1940 Act with respect to the proportion of our assets that we may invest in securities of a single issuer. Under the 1940 Act, a “diversified” investment company is required to invest at least 75% of the value of its total assets in cash and cash items, government securities, securities of other investment companies and other securities limited in respect of any one issuer to an amount not greater than 5% of the value of the total assets of such company and no more than 10% of the outstanding voting securities of such issuer. As a non-diversified investment company, we are not subject to this requirement. To the extent that we assume large positions in the securities of a small number of issuers, or within a particular industry, our net asset value may fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or the market’s assessment of the issuer. We may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company or to a general downturn in the economy. However, we will be subject to the diversification requirements applicable to RICs under Subchapter M of the Code.

Risks Related to Debt Financing

If we borrow money, the potential for loss on amounts invested in us will be magnified and may increase the risk of investing in us. Borrowed money may also adversely affect the return on our assets, reduce cash available for distribution to our Shareholders, and result in losses.

The use of borrowings, also known as leverage, increases the volatility of investments by magnifying the potential for loss on invested equity capital. If we use leverage to partially finance our investments, through borrowing from banks and other lenders, you will experience increased risks of investing in our Shares. If the value of our assets decreases, leveraging would cause net asset value to decline more sharply than it otherwise would have had we not leveraged. Similarly, any decrease in our income would cause net income to decline more sharply than it would have had we not borrowed. Such a decline could negatively affect our ability to make distributions to our Shareholders. In addition, our Shareholders will bear the burden of any increase in our expenses as a result of our use of leverage, including interest expenses and any increase in the management or incentive fees payable to the Adviser.

We may use leverage to finance our investments. The amount of leverage that we employ will depend on the Adviser’s and our Board of Trustees’ assessment of market and other factors at the time of any proposed borrowing. There can be no assurance that leveraged financing will be available to us on favorable terms or at all. However, to the extent that we use leverage to finance our assets, our financing costs will reduce cash available for distributions to Shareholders. Moreover, we may not be able to meet our financing obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to liquidation or sale to satisfy the obligations. In such an event, we may be forced to sell assets at significantly depressed prices due to market conditions or otherwise, which may result in losses.

As a BDC, we generally are required to meet a coverage ratio of total assets to total borrowings and other senior securities, which include all of our borrowings and any Preferred Shares that we may issue in the future, of at least 150%. If this ratio were to fall below 150%, we could not incur additional debt and could be required to sell a portion of our investments to repay some debt when it is disadvantageous to do so. This could have a material adverse effect on our operations and investment activities. Moreover, our ability to make distributions to you may be significantly restricted or we may not be able to make any such distributions whatsoever. The amount of leverage that we will employ will be subject to oversight by our Board of Trustees, a majority of whom are independent trustees with no material interests in such transactions.

Although borrowings by the Fund have the potential to enhance overall returns that exceed the Fund’s cost of funds, they will further diminish returns (or increase losses on capital) to the extent overall returns are less than the Fund’s cost of funds. In addition, borrowings by the Fund may be secured by the investors’ Capital Commitments as well as by the Fund’s assets and the documentation relating to such borrowing may provide that during the continuance of a default under such borrowing, the interests of the investors may be subordinated to such borrowing.

We may default under our credit facilities.

In the event we default under a credit facility or other borrowings, our business could be adversely affected as we may be forced to sell a portion of our investments quickly and prematurely at what may be disadvantageous prices to us in order to meet our outstanding payment obligations and/or support working capital requirements under such borrowing facility, any of which would have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, following any such default, the agent for the lenders under such borrowing facility could assume control of the disposition of any or all of our assets, including the selection of such assets to be disposed and the timing of such disposition, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

Provisions in a credit facility may limit our investment discretion.

A credit facility may be backed by all or a portion of our loans and securities on which the lenders will have a security interest. We may pledge up to 100% of our assets and may grant a security interest in all of our assets under the terms of any debt instrument we enter into with lenders. We expect that any security interests we grant will be set forth in a pledge and security agreement and evidenced by the filing of financing statements by the agent for the lenders. In addition, we expect that the custodian for our securities serving as collateral for such loan would include in its electronic systems notices indicating the existence of such security interests and, following notice of occurrence of an event of default, if any, and during its continuance, will only accept transfer instructions with respect to any such securities from the lender or its designee. If we were to default under the terms of any debt instrument, the agent for the applicable lenders would be able to assume control of the timing of disposition of any or all of our assets securing such debt, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

In addition, any security interests and/or negative covenants required by a credit facility may limit our ability to create liens on assets to secure additional debt and may make it difficult for us to restructure or refinance indebtedness at or prior to maturity or obtain additional debt or equity financing. In addition, if our borrowing base under a credit facility were to decrease, we may be required to secure additional assets in an amount sufficient to cure any borrowing base deficiency. In the event that all of our assets are secured at the time of such a borrowing base deficiency, we could be required to repay advances under a credit facility or make deposits to a collection account, either of which could have a material adverse impact on our ability to fund future investments and to make distributions.

In addition, we may be subject to limitations as to how borrowed funds may be used, which may include restrictions on geographic and industry concentrations, loan size, payment frequency and status, average life, collateral interests and investment ratings, as well as regulatory restrictions on leverage which may affect the amount of funding that may be obtained. There may also be certain requirements relating to portfolio performance, including required minimum portfolio yield and limitations on delinquencies and charge-offs, a violation of which could limit further advances and, in some cases, result in an event of default. An event of default under a credit facility could result in an accelerated maturity date for all amounts outstanding thereunder, which could have a material adverse effect on our business and financial condition. This could reduce our liquidity and cash flow and impair our ability to grow our business.

Changes in interest rates may affect our cost of capital and net investment income.

Since we intend to use debt to finance a portion of our investments, our net investment income will depend, in part, upon the difference between the rate at which we borrow funds and the rate at which we invest those funds. As a result, we can offer no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income. In periods of rising interest rates when we have debt outstanding, our cost of funds will increase, which could reduce our net investment income. We expect that our long-term fixed-rate investments will be financed primarily with equity and long-term debt. We may use interest rate risk management techniques in an effort to limit our exposure to interest rate fluctuations. These techniques may include various interest rate hedging activities to the extent permitted by the 1940 Act. These activities may limit our ability to participate in the benefits of lower interest rates with respect to the hedged portfolio. Adverse developments resulting from changes in interest rates or hedging transactions could have a material adverse effect on our business, financial condition and results of operations. Also, we have limited experience in entering into hedging transactions, and we will initially have to purchase or develop such expertise.

A rise in the general level of interest rates can be expected to lead to higher interest rates applicable to our debt investments. Accordingly, an increase in interest rates would make it easier for us to meet or exceed the incentive fee hurdle rate and may result in a substantial increase in the amount of incentive fees payable to the Adviser with respect to pre-incentive fee net investment income.

Federal Income Tax Risks

Recent tax reform may have an adverse impact on investors in our Shares.

On December 20, 2017, Congress passed (and the President subsequently signed on December 22, 2017) an extensive overhaul of the Code (the “Tax Legislation”). The Tax Legislation makes significant changes to the taxation of individuals and corporations, which may have an adverse impact on investors in our Shares. Potential investors should consult their tax advisors about the Tax Legislation and its potential impact on making an investment in our Shares.

We will be subject to corporate-level income tax if we are unable to qualify as a RIC under Subchapter M of the Code or to satisfy RIC distribution requirements.

To obtain and maintain RIC tax treatment under Subchapter M of the Code, we must, among other things, meet annual distribution, income source and asset diversification requirements. If we do not qualify for or maintain RIC tax treatment for any reason and are subject to corporate income tax, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distribution and the amount of our distributions.

We may have difficulty paying our required distributions if we recognize income before or without receiving cash representing such income.

For federal income tax purposes, we may be required to recognize taxable income in circumstances in which we do not receive a corresponding payment in cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as zero coupon securities, debt instruments with PIK interest or, in certain cases, increasing interest rates or debt instruments that were issued with warrants), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. We may also have to include in income other amounts that we have not yet received in cash, such as deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. Moreover, under the Tax Legislation, we generally will be required to take certain amounts in income no later than the time such amounts are reflected on certain financial statements. The application of this rule may require the accrual of income with respect to our debt instruments, such as original issue discount or market discount, earlier than would be the case under the general tax rules, although the precise application of this rule is unclear at this time. This rule generally will be effective for tax years beginning after December 31, 2017 or, for debt instruments issued with original issue discount, for tax years beginning after December 31, 2018. We anticipate that a portion of our income may constitute original issue discount or other income required to be included in taxable income prior to receipt of cash. Further, we may elect to amortize market discount and include such amounts in our taxable income in the current year, instead of upon disposition, as an election not to do so would limit our ability to deduct interest expenses for tax purposes.

Because any original issue discount or other amounts accrued will be included in our investment company taxable income for the year of the accrual, we may be required to make a distribution to our Shareholders in order to satisfy the annual distribution requirement, even though we will not have received any corresponding cash amount. As a result, we may have difficulty meeting the annual distribution requirement necessary to qualify for and maintain RIC tax treatment under Subchapter M of the Code. We may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may not qualify for or maintain RIC tax treatment and thus become subject to corporate-level income tax.

If we do not qualify as a “publicly offered regulated investment company,” as defined in the Code, a non-corporate Shareholder will be taxed as though it received a distribution of some of our expenses.

A “publicly offered regulated investment company” or “publicly offered RIC” is a RIC whose shares are either (i) continuously offered pursuant to a public offering within the meaning of Section 4 of the 1933 Act, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. While we generally expect to qualify as a RIC, we anticipate that we will not qualify as a publicly offered RIC immediately after the commencement of the Private Offering, although we may qualify as a publicly offered RIC upon the completion of the Private Offering. If we are a RIC that is not a publicly offered RIC for any period, a non-corporate Shareholder’s allocable portion of our affected expenses, including our management fees, will be treated as an additional distribution to the Shareholder and will be treated as miscellaneous itemized deductions that are deductible only to the extent permitted by applicable law. Pursuant to the Tax Legislation, however, such expenses will not be deductible by any such Shareholder for tax years that begin prior to January 1, 2026.

Some of our investments may be subject to corporate-level income tax.

We may invest in certain debt and equity investments through taxable subsidiaries and the taxable income of these taxable subsidiaries will be subject to federal and state corporate income taxes. We may invest in certain foreign debt and equity investments which could be subject to foreign taxes (such as income tax, withholding and value added taxes).

Our portfolio investments may present special tax issues.

The Fund expects to invest in debt securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Investments in these types of instruments may present special tax issues for the Fund. U.S. federal income tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Fund, to the extent necessary, to preserve its status as a RIC and to distribute sufficient income to not become subject to U.S. federal income tax.

Legislative or regulatory tax changes could adversely affect investors.

At any time, the federal income tax laws governing RICs or the administrative interpretations of those laws or regulations may be amended. Any of those new laws, regulations or interpretations may take effect retroactively and could adversely affect the taxation of us or our Shareholders. Therefore, changes in tax laws, regulations or administrative interpretations or any amendments thereto could diminish the value of an investment in our Shares or the value or the resale potential of our investments.

Risks Related to an Investment in the Shares

Investors in offerings after the initial closing could receive fewer shares of common stock than anticipated.

The purchase price per share of our common stock in any drawdown of Capital Commitments after the Initial Drawdown is expected to be based on the NAV per share. As a result, in the event of an increase in our NAV per share, the purchase price for shares purchased in any drawdown may be higher than the prior quarterly NAV per share, and therefore an investor may receive a smaller number of shares than if it had purchased shares in a prior issuance. Additionally, in order to more fairly allocate such expenses among all stockholders, investors subscribing after the Initial Drawdown Date will be required to bear a pro rata portion of our organizational expenses at the time of their first investment in us.

If we are unable to raise substantial funds, then we will be more limited in the number and type of investments we may make, our expenses may be higher relative to our total assets, and the value of your investment in us may be reduced in the event our assets under-perform.

Amounts that we raise may not be sufficient for us to purchase a broad portfolio of investments. To the extent that less than the maximum number of shares of common stock is subscribed for, the opportunity for us to purchase a broad portfolio of investments may be decreased and the returns achieved on those investments may be reduced as a result of allocating all of our expenses among a smaller capital base. If we are unable to raise substantial funds, we may not achieve certain economies of scale and our expenses may represent a larger proportion of our total assets.

We may have difficulty sourcing investment opportunities.

Subject to entering into any Warehousing Transaction, we have not identified the potential investments for our portfolio that we will acquire following the Initial Drawdown. We cannot assure investors that we will be able to locate a sufficient number of suitable investment opportunities to allow us to deploy all Capital Commitments successfully. In addition, privately-negotiated investments in loans and illiquid securities of private middle market companies require substantial due diligence and structuring, and we cannot assure investors that we will achieve our anticipated investment pace. As a result, investors will be unable to evaluate any future portfolio company investments prior to purchasing our Shares. Additionally, our Adviser will select our investments subsequent to this offering, and our Shareholders will have no input with respect to such investment decisions. These factors increase the uncertainty, and thus the risk, of investing in our Shares. To the extent we are unable to deploy all capital commitments, our investment income and, in turn, our results of operations, will likely be materially adversely affected. Although we intend to participate in Warehousing Transactions, there is no assurance that we will be able to consummate such a transaction or that any such transaction will be successful. GSO and its affiliates may also face certain conflicts of interests in connection with any Warehousing Transaction involving an affiliate.

We generally expect to call capital for investment purposes only at the time we identify an investment opportunity, but we may call capital even if we do not have investments identified. Until such time as we invest the proceeds of such capital calls in portfolio companies, we will invest these amounts in cash, cash equivalents, U.S. government securities and high-quality debt investments that mature in one year or less from the date of investment. We expect these temporary investments to earn yields substantially lower than the income that we expect to receive in respect of investments in secured debt (including senior secured, unitranche and second lien debt) and unsecured debt (including senior unsecured and subordinated debt), as well as related equity securities.

We may have difficulty paying distributions and the tax character of any distributions is uncertain.

We generally intend to distribute substantially all of our available earnings annually by paying distributions on a quarterly basis, as determined by the Board of Trustees in its discretion. We cannot assure investors that we will achieve investment results that will allow us to make a specified level of cash distributions (particularly during the early stages of our operations) or year-to-year increases in cash distributions. Our ability to pay distributions might be adversely affected by the impact of one or more of the risk factors described in this Registration Statement. Due to the asset coverage test applicable to us under the 1940 Act as a BDC, we may be limited in our ability to make distributions. In addition, if we enter into a credit facility or any other borrowing facility, for so long as such facility is outstanding, we anticipate that we may be required by its terms to use all payments of interest and principal that we receive from our current investments as well as any proceeds received from the sale of our current investments to repay amounts outstanding thereunder, which could adversely affect our ability to make distributions.

Furthermore, the tax treatment and characterization of our distributions may vary significantly from time to time due to the nature of our investments. The ultimate tax characterization of our distributions made during a taxable year may not finally be determined until after the end of that taxable year. We may make distributions during a taxable year that exceed our investment company taxable income and net capital gains for that taxable year. In such a situation, the amount by which our total distributions exceed investment company taxable income and net capital gains generally would be treated as a return of capital up to the amount of a Shareholder’s tax basis in the Shares, with any amounts exceeding such tax basis treated as a gain from the sale or exchange of such Shares. A return of capital generally is a return of a Shareholder’s investment rather than a return of earnings or gains derived from our investment activities. Moreover, we may pay all or a substantial portion of our distributions from the proceeds of the sale of our Shares or from borrowings in anticipation of future cash flow, which could constitute a return of Shareholders’ capital and will lower such Shareholders’ tax basis in our Shares, which may result in increased tax liability to Shareholders when they sell such Shares.

An investment in our Shares will have limited liquidity.

Our Shares constitute illiquid investments for which there is not, and will likely not be, a secondary market at any time prior to a public offering and listing of our Shares on a national securities exchange. There can be no guarantee that we will conduct a public offering and list our Shares on a national securities exchange. Investment in the Fund is suitable only for sophisticated investors and requires the financial ability and willingness to accept the high risks and lack of liquidity inherent in an investment in the Fund. A Shareholder generally may not sell, assign or transfer its Shares without prior written consent of the Adviser, which the Adviser may grant or withhold in its sole discretion. Except in limited circumstances for legal or regulatory purposes, Shareholders are not entitled to redeem their Shares. Shareholders must be prepared to bear the economic risk of an investment in our Shares for an indefinite period of time. While we may undertake an Exchange Listing, there can be no assurance that such a listing will be successfully completed. Furthermore, an Exchange Listing does not ensure that an actual market will develop for a listed security.

Furthermore, should there be an Exchange Listing, Shareholders may be subject to lock-up restrictions pursuant to which they will be prohibited from selling shares of our Shares for a certain period after the date of such Exchange Listing. The specific terms of this restriction and any other limitations on the sale of our Shares in connection with or following an Exchange Listing will be agreed in advance between our Board of Trustees and the Adviser, acting on behalf of our investors, and the underwriters of the Exchange Listing or other similar institutions acting on our behalf in connection with the Exchange Listing. There can be no assurance that our Shares will be offered in an Exchange Listing.

Certain investors will be subject to 1934 Act filing requirements.

Because our common stock will be registered under the 1934 Act, ownership information for any person who beneficially owns 5% or more of our common stock will have to be disclosed in a Schedule 13G or other filings with the SEC. Beneficial ownership for these purposes is determined in accordance with the rules of the SEC, and includes having voting or investment power over the securities. In some circumstances, our shareholders who choose to reinvest their dividends may see their percentage stake in the Fund increased to more than 5%, thus triggering this filing requirement. Each shareholder is responsible for determining their filing obligations and preparing the filings. In addition, our shareholders who hold more than 10% of a class of our shares may be subject to Section 16(b) of the 1934 Act, which recaptures for the benefit of the Fund profits from the purchase and sale of registered stock (and securities convertible or exchangeable into such registered stock) within a six-month period.

Special considerations for certain benefit plan investors.

We intend to conduct our affairs so that our assets should not be deemed to be “plan assets” under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and certain Department of Labor regulations, as modified by Section 3(42) of ERISA, as amended. The fiduciary of each prospective benefit plan investor must independently determine that our Shares are an appropriate investment for any employee benefit plans that are subject to Title I of ERISA, plans, individual retirement accounts, “Keogh” plans and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, and entities whose underlying assets are considered to include “plan assets” of any such plan, account and arrangement, taking into account the fiduciary’s obligations under ERISA, the Code and applicable similar laws, and the facts and circumstances of each investing benefit plan.

No Shareholder approval is required for certain mergers.

Prior to an Exchange Listing, our Board of Trustees may undertake to approve mergers between us and certain other funds or vehicles. Subject to the requirements of the 1940 Act, such mergers will not require Shareholder approval so you will not be given an opportunity to vote on these matters. These mergers may involve funds managed by affiliates of GSO. The Board of Trustees may also convert the form and/or jurisdiction of organization prior to an Exchange Listing, including to take advantage of laws that are more favorable to maintaining board control in the face of dissident Shareholders.

Shareholders may experience dilution.

Shareholders will not have preemptive rights to subscribe to or purchase any Shares issued in the future. Investors in earlier closings during the Initial Closing Period will be diluted by investors in later closings during the Initial Closing Period. This dilution will be accelerated because purchases of our Shares will generally be made first by holders with the largest percentage of their Initial Capital Commitments undrawn and then, once all holders have the same percentage of undrawn Initial Capital Commitments outstanding, pro rata in accordance with remaining Initial Capital Commitments of all investors.

To the extent we issue additional Shares, including in a public offering or following a Subsequent Closing, a Shareholder’s percentage ownership interest in the Fund will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, a Shareholder may also experience dilution in the net asset value and fair value of our Shares.

There are severe economic consequences for defaulting Shareholders

If Shareholders fail to fund their commitment obligations or to make required capital contributions when due, the Fund’s ability to complete its investment program or otherwise continue operations may be substantially impaired. A Shareholder’s failure to fund such amounts when due causes that Shareholder to become a defaulting Shareholder. A defaulting Shareholder will have ten business days to cure its deficiency following the required funding date, after which the defaulting Shareholder will forfeit its right to participate in future investments and 50% of its Shares will be transferred to the non-defaulting Shareholders on a pro rata basis. If a substantial number of Shareholders become defaulting Shareholders, this may severely limit opportunities for investment diversification and would likely reduce returns to the Fund and restrict the Fund’s ability to meet loan obligations. Any single defaulting Shareholder could cause substantial costs to be incurred by the Fund if such default causes the Fund to fail to meet its contractual obligations or if the Fund must pursue remedial action against such Shareholder.

If the Fund fails to meet its contractual obligations related to a portfolio investment due to a defaulting Shareholder, the relevant portfolio company may have a cause of action against the Fund, which may include a claim against assets of the Fund other than the Fund’s interest in such portfolio company. A creditor of the Fund (including a portfolio company with respect to which the Fund has failed to meet its contractual obligations) will not be bound to satisfy its claims from the assets attributable to a particular portfolio investment and such creditor generally may seek to satisfy its claims from the assets of the Fund as a whole. As a result, if a creditor’s claims relating to a particular portfolio investment exceed the net assets attributable to that portfolio investment, the remaining assets of the Fund will likely be subject to such claim.

Investing in our Shares involves a high degree of risk.

The investments we make in accordance with our investment objective may result in a higher amount of risk than alternative investment options and volatility or loss of principal. Our investments in portfolio companies may be highly speculative and aggressive and, therefore, an investment in our Shares not be suitable for someone with lower risk tolerance.

The net asset value of our Shares may fluctuate significantly.

The net asset value and liquidity, if any, of the market for our Shares may be significantly affected by numerous factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include:

•	changes in regulatory policies or tax guidelines, particularly with respect to RICs or BDCs;

•	loss of RIC or BDC status;

•	changes in earnings or variations in operating results;

•	changes in the value of our portfolio of investments;

•	changes in accounting guidelines governing valuation of our investments;

•	any shortfall in revenue or net income or any increase in losses from levels expected by investors;

•	departure of either of our adviser or certain of its respective key personnel;

•	general economic trends and other external factors; and

•	loss of a major funding source.

ITEM 2	FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

We were organized under the laws of the State of Delaware on March 26, 2018. We have elected to be treated as a BDC under the 1940 Act, and intend to elect to be treated as a RIC for federal income tax purposes as soon as reasonably practical. As such, we are required to comply with various regulatory requirements, such as the requirement to invest at least 70% of our assets in Qualifying Assets, source of income limitations, asset diversification requirements, and the requirement to distribute annually at least 90% of our investment company taxable income and tax-exempt interest. See “Item 1(c). Description of Business — Regulation as a Business Development Company” and “Item 1(c). Description of Business — Certain U.S. Federal Income Tax Considerations — Taxation as a Regulated Investment Company.”

Revenues

We plan to generate revenues in the form of interest income from the debt securities we hold and dividends and capital appreciation on either direct equity investments or equity interests obtained in connection with originating loans, such as options, warrants or conversion rights. The debt we invest in will typically not be rated by any rating agency, but if it were, it is likely that such debt would be below investment grade. In addition, we may also generate revenue in the form of commitment, loan origination, structuring or diligence fees, fees for providing managerial assistance to our portfolio companies, and possibly consulting fees. Certain of these fees may be capitalized and amortized as additional interest income over the life of the related loan.

Expenses

Except as specifically provided below, all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory services to us, and the base compensation, bonus and benefits, and the routine overhead expenses, of such personnel allocable to such services, will be provided and paid for by the Adviser. We will bear all other costs and expenses of our operations, administration and transactions, including, but not limited to:

(a) investment advisory fees, including management fees and incentive fees, to the Adviser, pursuant to the Investment Advisory Agreement;

(b) the Fund’s allocable portion of compensation, overhead (including rent, office equipment and utilities) and other expenses incurred by the Administrator in performing its administrative obligations under the Administration agreement, including but not limited to: (i) the Fund’s chief compliance officer, chief financial officer and their respective staffs; (ii) investor relations, legal and other non-investment professionals at the Administrator that perform duties for the Fund; and (iii) any internal audit group personnel of Blackstone or any of its affiliates; and

(c) all other expenses of the Fund’s operations and transactions including, without limitation, those relating to:

(i) the cost of the Fund’s organization and this offering, subject to a cap of 0.10% of the Fund’s total Capital Commitments;

(ii) the cost of calculating the Fund’s net asset value, including the cost of any third-party valuation services;

(iii) the cost of effecting any sales and repurchases of the Fund’s Shares and other securities;

(iv) fees and expenses payable under any dealer manager and placement agent agreements, if any;

(v) debt service (including interest, fees and expenses) and other costs arising out of all borrowings, leverage, guarantees or other financing arrangements, including, but not limited to, the arranging thereof;

(vi) all fees, costs and expenses of any loan servicers and other service providers and of any custodians, lenders, investment banks and other financing sources;

(vii) costs incurred in connection with the formation or maintenance of entities or vehicles to hold the Fund’s assets for tax or other purposes;

(viii) costs of derivatives and hedging;

(ix) expenses, including travel, entertainment, lodging and meal expenses, incurred by the Adviser, or members of its Investment Team, or payable to third parties, in evaluating, developing, negotiating, structuring and performing due diligence on prospective portfolio companies, including such expenses related to potential investments that were not consummated, and, if necessary, enforcing the Fund’s rights;

(x) expenses (including the allocable portions of compensation and out-of-pocket expenses such as travel expenses) or an appropriate portion thereof of employees of the Adviser to the extent such expenses relate to attendance at meetings of the Board of Trustees or any committees thereof;

(xi) all fees, costs and expenses, if any, incurred by or on behalf of the Fund in developing, negotiating and structuring prospective or potential investments that are not ultimately made, including without limitation any legal, tax, administrative, accounting, travel and entertainment, advisory, consulting and printing expenses, reverse termination fees and any liquidated damages, forfeited deposits or similar payments;

(xii) the allocated costs incurred by the Adviser and the Administrator in providing managerial assistance to those portfolio companies that request it;

(xiii) all brokerage costs, prime brokerage fees, custodial expenses, agent bank and other bank service fees; private placement fees, appraisal fees, commitment fees, underwriting costs and commissions, including commissions and other compensation payable to brokers or dealers; costs and expenses of any lenders, investment banks and other financing sources, and other investment costs, fees and expenses actually incurred in connection with evaluating, making, holding, settling, monitoring or disposing of actual investments (including, without limitation, travel, entertainment, lodging and meal expenses, any costs or expenses relating to currency conversion in the case of investments denominated in a currency other than U.S. dollars) and expenses arising out of trade settlements (including any delayed compensation expenses);

(xiv) investment costs, including all fees, costs and expenses incurred in evaluating, developing, negotiating, structuring, trading, settling, monitoring and holding actual investments including, without limitation, any financing, legal, filing, auditing, tax, accounting, compliance, loan administration, advisory, consulting, engineering and other professional fees, costs and expenses in connection therewith (to the extent the Adviser is not reimbursed by a prospective or actual issuer of the applicable investment or other third parties or capitalized as part of the acquisition price of the transaction) and any costs and expenses associated with vehicles through which the Fund directly or indirectly participate in investments;

(xv) transfer agent, dividend agent and custodial fees;

(xvi) fees and expenses associated with marketing efforts;

(xvii) federal and state registration fees, franchise fees, any stock exchange listing fees and fees payable to rating agencies;

(xviii) independent trustees’ fees and expenses including reasonable travel, entertainment, lodging and meal expenses, and any legal counsel or other advisors retained by, or at the discretion or for the benefit of, the independent trustees;

(xix) costs of preparing financial statements and maintaining books and records, costs of Sarbanes-Oxley Act compliance and attestation and costs of preparing and filing reports or other documents with the SEC, Financial Industry Regulatory Authority, U.S. Commodity Futures Trading Commission (“CFTC”) and other regulatory bodies and other reporting and compliance costs, including registration and exchange listing and the costs associated with reporting and compliance obligations under the 1940 Act and any other applicable federal and state securities laws, and the compensation of professionals responsible for the foregoing;

(xx) all fees, costs and expenses associated with the preparation and issuance of the Fund’s periodic reports and related statements (e.g., financial statements and tax returns) and other printing and reporting-related expenses (including other notices and communications) in respect of the Fund and its activities (including internal expenses, charges and/or related costs incurred, charged or specifically attributed or allocated by the Fund or the Adviser or its affiliates in connection with such provision of services thereby);

(xxi) the costs of any reports, proxy statements or other notices to Shareholders (including printing and mailing costs) and the costs of any Shareholder or trustee meetings;

(xxii) proxy voting expenses;

(xxiii) costs associated with an Exchange Listing (including any initial public offering in connection therewith);

(xxiv) costs of registration rights granted to certain investors;

(xxv) any taxes and/or tax-related interest, fees or other governmental charges (including any penalties incurred where the Adviser lacks sufficient information from third parties to file a timely and complete tax return) levied against the Fund and all expenses incurred in connection with any tax audit, investigation, litigation, settlement or review of the Fund and the amount of any judgments, fines, remediation or settlements paid in connection therewith;

(xxvi) all fees, costs and expenses of any litigation involving the Fund or its portfolio companies and the amount of any judgments or settlements paid in connection therewith, trustees and officers, liability or other insurance (including costs of title insurance) and indemnification (including advancement of any fees, costs or expenses to persons entitled to indemnification) or extraordinary expense or liability relating to the Fund’s affairs;

(xxvii) all fees, costs and expenses associated with the Fund’s information, technology, communication, market data and research (including news and quotation equipment and services and including costs allocated by the Adviser’s or its affiliates internal research group (which are generally based on time spent, assets under management, usage rates, proportionate holdings, or a combination thereof)), reporting costs (which includes notices and other communications and internally allocated charges), and dues and expenses incurred in connection with membership in industry or trade organizations;

(xxviii) the costs of specialty and custom software for monitoring risk, compliance and the overall portfolio, including any development costs incurred prior to the filing of the Fund’s election to be treated as a business development company;

(xxix) costs associated with individual or group shareholders;

(xxx) fidelity bond, trustees and officers errors and omissions liability insurance and other insurance premiums;

(xxxi) direct costs and expenses of administration, including printing, mailing, long distance telephone, copying and secretarial and other staff;

(xxxii) fees, costs and expenses of winding up and liquidating the Fund’s assets;

(xxxiii) extraordinary expenses (such as litigation or indemnification);

(xxxiv) all fees, costs and expenses related to compliance-related matters (such as developing and implementing specific policies and procedures in order to comply with certain regulatory requirements) and regulatory filings related to the Fund’s activities (including, without limitation, expenses relating to the preparation and filing of reports to be filed with the CFTC, reports, disclosures, filings and notifications prepared in connection with the laws and/or regulations of jurisdictions in which the Fund engages in activities, including any notices, reports and/or filings required under The Directive 2011/61/EU of the European Parliament and of the Council of 8 June 2011 on Alternative Investment Fund Managers and any applicable legislation implemented by an EEA Member state in connection with such Directive, in all cases as amended from time to time and any related regulations, and other regulatory filings, notices or disclosures of the Adviser relating to the Fund and its activities) and/or other regulatory filings, notices or disclosures of the Adviser and its affiliates relating to the Fund and its activities;

(xxxv) costs and expenses (including travel) in connection with the diligence and oversight of the Fund’s service providers; and

(xxxvi) all other expenses incurred by the Administrator in connection with administering the Fund’s business.

With respect to (i) above, if actual organization and offering costs incurred exceed 0.10% of the Fund’s total Capital Commitments, the Adviser or its affiliates will bear the excess costs. To the extent the Fund’s Capital Commitments later increase, the Adviser or its affiliates may be reimbursed for past payments of excess organization and offering costs made on the Fund’s behalf provided that the total organization and offering costs borne by the Fund do not exceed 0.10% of total Capital Commitments and provided further that the Adviser or its affiliates may not be reimbursed for payment of excess organization and offering expenses that were incurred more than three years prior to the proposed reimbursement. Any sales load, platform fees, servicing fees or similar fees or expenses charged directly to an investor in an offering by a placement agent or similar party will not be considered organization or offering expenses of the Fund for purposes of the Fund’s cap on organization and offering expenses.

From time to time, the Adviser, the Administrator or their affiliates may pay third-party providers of goods or services. We will reimburse the Adviser, the Administrator or such affiliates thereof for any such amounts paid on our behalf. From time to time, the Adviser or the Administrator may defer or waive fees and/or rights to be reimbursed for expenses. All of the foregoing expenses will ultimately be borne by our Shareholders, subject to the cap on organization and offering expenses described above.

Hedging

We may, but are not required to, enter into interest rate, foreign exchange or other derivative agreements to hedge interest rate, currency, credit or other risks, but we do not generally intend to enter into any such derivative agreements for speculative purposes. Any derivative agreements entered into for speculative purposes are not expected to be material to the Fund’s business or results of operations. These hedging activities, which will be in compliance with applicable legal and regulatory requirements, may include the use of futures, options and forward contracts. We will bear the costs incurred in connection with entering into, administering and settling any such derivative contracts. There can be no assurance any hedging strategy we employ will be successful.

Financial Condition, Liquidity and Capital Resources

We have not yet commenced commercial activities and will not do so until after the Initial Drawdown Date. On     , 2018, an affiliate of the Adviser purchased     Shares of the Fund at a price of $25.00 per Share as our initial capital. As of    , 2018, such affiliate of the Adviser was our only Shareholder. We expect to generate cash primarily from (i) the net proceeds of the Private Offering, (ii) cash flows from our operations, (iii) any financing arrangements we may enter into in the future and (iv) any future offerings of our equity or debt securities. We may fund a portion of our investments through borrowings from banks and issuances of senior securities.

Our primary use of cash will be for (i) investments in portfolio companies and other investments to comply with certain portfolio diversification requirements, (ii) the cost of operations (including paying the Adviser), (iii) debt service of any borrowings and (iv) cash distributions to the holders of our Shares.

Contractual Obligations

We expect to enter into the Investment Advisory Agreement with the Adviser to provide us with investment advisory services and the Administration Agreement with the Administrator to provide us with administrative services. Payments for investment advisory services under the Investment Advisory Agreements and reimbursements under the Administration Agreement are described in “Item 1(c). Description of Business — Investment Advisory Agreement,” “Item 1(c). Description of Business — Administration Agreement,” and “Item 1(c). Description of Business — Payment of Our Expenses under the Investment Advisory and Administration Agreements.”

We intend to establish one or more credit facilities or enter into other financing arrangements to facilitate investments and the timely payment of our expenses. It is anticipated that any such credit facilities will bear interest at floating rates at to be determined spreads over LIBOR. We cannot assure Shareholders that we will be able to enter into a credit facility on favorable terms or at all. In connection with a credit facility or other borrowings, lenders may require us to pledge assets, commitments and/or drawdowns (and the ability to enforce the payment thereof) and may ask to comply with positive or negative covenants that could have an effect on our operations.

Off-Balance Sheet Arrangements

Other than contractual commitments and other legal contingencies incurred in the normal course of our business, we do not expect to have any off-balance sheet financings or liabilities.

Quantitative and Qualitative Disclosures About Market Risk

We will be subject to financial market risks, including changes in interest rates. We plan to invest primarily in illiquid debt and equity securities of private companies. Most of our investments will not have a readily available market price, and we will value these investments at fair value as determined in good faith pursuant to procedures adopted by, and under the oversight of, the Board in accordance with our valuation policy. There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. See “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters—Valuation of Portfolio Securities.”

Related Parties

See “Item 7. Certain Relationships and Related Transactions, and Trustee Independence” for a description of certain transactions and relationships with related parties.

ITEM 3	PROPERTIES

Our corporate headquarters are located at 345 Park Avenue, 31st Floor New York, NY, 10154, and are provided by the Administrator in accordance with the terms of our Administration Agreement. We believe that our office facilities are suitable and adequate for our business as it is contemplated to be conducted.

ITEM 4	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We have not yet commenced commercial activities and will not do so until after the Initial Drawdown Date. On     , 2018, an affiliate of the Adviser purchased Shares of the Fund at a price of $25.00 per Share as our initial capital. As of     , 2018, such affiliate of the Adviser was our only Shareholder.

ITEM 5	TRUSTEES AND EXECUTIVE OFFICERS

Our business and affairs are managed under the direction of the Board of Trustees. The responsibilities of the Board of Trustees include, among other things, the oversight of our investment activities, the quarterly and non-quarterly valuation of our assets, oversight of our financing arrangements and corporate governance activities. Our Board of Trustees consists of seven members, four of whom are not “interested persons” of the Fund or of the Adviser as defined in Section 2(a)(19) of the 1940 Act and are “independent,” as determined by the Board of Trustees. These individuals are referred to as independent trustees. Our Board of Trustees elects the Fund’s executive officers, who serve at the discretion of the Board of Trustees.

Board of Trustees and Executive Officers

Trustees

Information regarding the Board of Trustees is as follows:

Name	Year of Birth	Position	Trustee Since
Interested Trustee:
Bennett Goodman	1957	Chairman of the Board, Trustee	2018
Daniel H. Smith, Jr.	1963	Trustee	2018
Brad Marshall	1972	Trustee	2018
Independent Trustees:
Robert Bass	1949	Trustee	2018
Tracy Collins	1963	Trustee	2018
Robert Harteveldt	1962	Trustee	2018
Thomas Joyce	1955	Trustee	2018

Each trustee will hold office until his or her death, resignation, removal or disqualification. The address for each of our trustees is c/o GSO Capital Partners LP, 345 Park Avenue, New York, New York 10154.

Executive Officers

Name	Year of Birth	Position
Brad Marshall	1972	Chief Executive Officer
Dohyun (Doris) Lee-Silvestri	1977	Chief Financial Officer and Treasurer
Beth Chartoff	1969	Public Relations Officer
Marisa J. Beeney	1970	Chief Compliance Officer, Chief Legal Officer and Secretary

Each officer holds office at the pleasure of the Board until the next election of officers or until his or her successor is duly elected and qualifies.

Biographical Information

Trustees

Our trustees have been divided into two groups — interested trustees and independent trustees. An interested trustee is an “interested person” as defined in Section 2(a)(19) of the 1940 Act.

Interested Trustees

Bennett J. Goodman, Founder, Senior Managing Director, Member of Blackstone’s Management Committee. Mr. Goodman is Chairman of the Board of the Fund, a Co-Founder of GSO, Senior Managing Director of Blackstone and sits on the investment committees for GSO’s performing credit funds, stressed / distressed funds and energy funds. He is a member of the Board of Trustees of Blackstone and sits on the firm’s Management Committee. Since joining Blackstone in 2008, Mr. Goodman focuses on the management of GSO. Before co-founding GSO in 2005, Mr. Goodman was the Managing Partner of the Alternative Capital Division of Credit Suisse. Mr. Goodman joined Credit Suisse in November 2000 when they acquired Donaldson, Lufkin & Jenrette (“DLJ”) where he was Global Head of Leveraged Finance. Mr. Goodman joined DLJ in February of 1988 as the founder of the High Yield Capital Markets Group. Prior to joining DLJ, Mr. Goodman worked in the high yield business at Drexel Burnham Lambert from 1984 to 1988. Mr. Goodman graduated from Lafayette College and the Harvard Business School. He currently sits on the board of Lincoln Center and the Central Park Conservancy. He received Institutional Investor’s 2012 Money Manager of The Year Award and the 2004 Lifetime Achievement Award from Euromoney Magazine for his career achievements in the global capital markets.

Daniel H. Smith, Jr., Senior Managing Director of Blackstone and Head of Customized Credit Strategies. Mr. Smith is a Trustee of the Fund, a Senior Managing Director of The Blackstone Group L.P. and is Head of Customized Credit Strategies unit, which includes various commingled credit funds, permanent capital vehicles, CLOs, closed-end funds and leveraged and unleveraged separately managed accounts (SMAs). Additional responsibilities include serving as Chairman and Chief Executive Officer of the closed-end investment companies managed by the unit. Mr. Smith joined GSO from the Royal Bank of Canada in July 2005 where he was a Managing Partner and Co-Head of RBC Capital Market’s Alternative Investments Unit. Mr. Smith joined RBC in 2001 from Indosuez Capital, a division of Crédit Agricole Indosuez, where he was a Co-Head and Managing Director overseeing the firm’s debt investments business and merchant banking activities. Prior to Indosuez Capital, Mr. Smith was a Principal at Frye-Louis Capital Management in Chicago. He began his career in investment management in 1987 at Van Kampen American Capital (f/k/a Van Kampen Merritt), a mutual fund company in Chicago where he held a variety of positions including Co-Head of the firm’s high-yield investment group and head of the firm’s equity fund complex. Mr. Smith received a B.S. in Petroleum Engineering from the University of Southern California and a Masters in Management from the J.L. Kellogg Graduate School of Management at Northwestern University.

Brad Marshall, Senior Managing Director. Mr. Marshall is a Trustee and the Chief Executive Officer of the Fund and a Senior Managing Director of the Blackstone Group L.P. He is a senior portfolio manager in GSO’s Performing Credit Group and oversees GSO’s Direct Lending effort. Mr. Marshall is a member of GSO’s Performing Credit Investment Committee. Before joining GSO Capital Partners in 2005, Mr. Marshall worked in various roles at RBC, including fixed income research and business development within RBC’s private equity funds effort. Prior to RBC, Mr. Marshall helped develop a private equity funds business for TAL Global, a Canadian asset management division of CIBC, and prior to that, he co-founded a microchip verification software company where he served as Chief Financial Officer. Mr. Marshall received an M.B.A. from McGill University in Montreal and a B.A. (Honors) in Economics from Queen’s University in Kingston, Canada.

Independent Trustees

Robert Bass. Mr. Bass has served on the board of Groupon, Inc. since June 2012. He served as a Vice Chairman of Deloitte & Touche LLP from 2006 through June 2012, and was a partner in Deloitte from 1982 through June 2012, where he specialized in e-commerce, mergers and acquisitions, SEC filings and related issues. At Deloitte, Mr. Bass was responsible for all services provided to Forstmann Little and its portfolio companies and was the advisory partner for Blackstone, DIRECTV, 24 Hour Fitness, McKesson, IMG and CSC. In addition, he has been an advisory partner for RR Donnelley, Automatic Data Processing, Community Health Systems, and Avis Budget. Mr. Bass has served on the board of directors of Sims Metal Management (ASX: SGM.AX) and as a member of the risk and audit committee since September 2013, including as Chairman of the risk and audit committee since November 2014, the board of directors and as a member of the audit committee of Apex Tool Group, LLC since December 2014, including as Chairman of the audit committee since April 2015, the board of directors and as Chairman of the audit committee of New Page Corporation from January 2013 (emergence from chapter XI) to January 2015 (sale of the company), and the board of directors and as Chairman of the audit committee of Redfin Corporation (NASDAQ: RDFN) since October 2016. Mr. Bass is a certified public accountant licensed in New York and Connecticut. He is a member of the American Institute of Certified Public Accountants and the Connecticut State Society of Certified Public Accountants. Mr. Bass brings to the Board a wealth of experience and knowledge of public company financial reporting and accounting, including with respect to companies in the e-commerce sector, and his experience at the highest levels of a Big Four accounting firm is an invaluable resource to the Board in its oversight of the Fund’s SEC filings, all of which make him well qualified to serve on our Board.

Tracy Collins. Ms. Collins is an independent finance professional and most recently served as CEO to SmartFinance LLC (2013-2017), a Fintech startup purchased by MidFirst Bank in December of 2017. During her career in financial services, Ms. Collins worked as a Senior Managing Director (Partner) and Head of Asset-Backed Securities Research at Bear Stearns & Co., Inc. for six years and prior to that as a Managing Director (Partner) and Head of Asset-Backed Securities and Structured Products at Credit Suisse (formerly known as Credit Suisse First Boston) for nine years. During her tenure as a structured product specialist, Ms. Collins was consistently recognized as a “First Team All American Research Analyst.” Ms. Collins served as an independent director for KKR Financial from August 2006 to May 2014. She graduated from the University of Texas at Austin in the Plan II Honors Program. Ms. Collins has held numerous management positions and her broad experiences in the financial services sector provide her with skills and valuable insight in handling complex financial transactions and issues, all of which make her well qualified to serve on our Board. Ms. Collins’ spouse is the founder, managing partner and co-CIO of Good Hill Partners LP (“Good Hill”). Good Hill is a registered investment adviser that manages various types of collective investment vehicles and investment accounts. Affiliates of the Adviser (but not the Adviser) have invested on behalf of their clients in Good Hill-managed vehicles or accounts since 2010, and the amount of such investment is material to Good Hill.

Robert Harteveldt. Mr. Harteveldt is currently the CEO of Trishield Capital Management (“Trishield”), a deep-value, event-driven hedge fund focused primarily on small and mid-cap domestic companies, investing in both credit and equity. He joined Trishield in 2013. Trishield was named the number one event-driven fund for the three years ending 2014. Prior to joining Trishield, Mr. Harteveldt was Co-Head of Global Fixed Income and Global Head of Leveraged Finance Investment Banking at Jefferies LLC, where he was also a member of the firm’s Executive Committee. During his tenure at the firm, from 2008 to 2013, Mr. Harteveldt led a number of significant initiatives, including materially expanding their high yield franchise, establishing their institutional, syndicated Leveraged Loan Group and helped broaden their private equity sponsor relationships. In these roles, he was responsible for overseeing $1 billion of trading capital, managing all capital markets commitments and helped significantly grow Jefferies’ leveraged finance origination revenue. Mr. Harteveldt began his career in 1984 at Bear Stearns & Co., Inc., in Mergers & Acquisitions and Corporate Finance roles. Through a series of increasingly senior positions, he rose to become Co-Head of Leveraged Finance Sales & Trading. Mr. Harteveldt oversaw high yield bonds, leveraged loans and distressed sales, as well as the distribution of over $200 billion of loan and bond financings. He was also a member of the President’s Advisory Council and the Fixed Income Management Committee. Mr. Harteveldt has held numerous management positions and his broad experiences in the financial services sector provide him with skills and valuable insight in handling complex financial transactions and issues, all of which make him well qualified to serve on our Board. Mr. Harteveldt, directly or through one or more investment vehicles, is a limited partner in GSO Capital Solutions Fund II, L.P., Blackstone Real Estate Partners VII, L.P. and Blackstone Real Estate Debt Strategies III, L.P., funds managed by affiliates of the Adviser.

Thomas Joyce. Mr. Joyce is a recognized leader in the financial services industry. He has over thirty five years of experience, both domestic and internationally. He was most recently Executive Chairman of Arxis Capital. Prior to Arxis, Mr. Joyce was Chairman and CEO of Knight Capital Group (“Knight”). He joined Knight in 2002 and retired in July 2013, taking the company from $400 million to $1.3 billion in revenues. From January through May of 2002, Mr. Joyce was Global Head of Trading for S.C. Bernstein & Co. Before that, he held a variety of leadership roles in the Global Institutional Equity business at Merrill Lynch & Co, during his almost fifteen years there. He is a former member of the Boards of Special Olympics Connecticut; the Alfred E. Smith Foundation; and Salisbury School. He is one of the Police Commissioners of the Darien Police Department. Mr. Joyce received an AB in Economics from Harvard College. Mr. Joyce has held numerous management positions and his broad experiences in the financial services sector provide him with skills and valuable insight in handling complex financial transactions and issues, all of which make him well qualified to serve on our Board.

Executive Officers Who Are Not Trustees

Beth Chartoff, Senior Managing Director and Head of Investor Relations and Business Development. Ms. Chartoff is the Public Relations Officer of the Fund, a Senior Managing Director and Head of Investor Relations and Business Development at GSO Capital Partners. Before joining GSO, Ms. Chartoff worked as a Director in Investment Banking at Banc of America Securities in the Financial Sponsors Group. Prior to working at Banc of America Securities, Ms. Chartoff was in the investment banking groups of Credit Suisse and DLJ. Ms. Chartoff worked on a variety of financing, M&A and restructuring transactions in the consumer & retail and media & telecommunications industries. Ms. Chartoff received a B.A. in Economics from Cornell University and an M.B.A. from the Wharton School of the University of Pennsylvania. She is Head of the Blackstone Women’s Initiative, focused on the recruitment, retention and advancement of women at the firm. In addition, Ms. Chartoff serves as a member of the Executive Committee of American Ballet Theatre’s Board of Governing Trustees.

Dohyun (Doris) Lee-Silvestri, Managing Director. Ms. Lee-Silvestri is the Chief Financial Officer and Treasurer of the Fund, a Managing Director of The Blackstone Group L.P. and Chief Financial Officer of GSO. At GSO, Ms. Lee-Silvestri was most recently the head of the fund accounting and financial reporting group. Before joining GSO in 2006, Ms. Lee-Silvestri held a variety of positions at Merrill Lynch Investment Advisors and JP Morgan Partners within the respective finance and accounting teams. In addition, Ms. Lee-Silvestri worked at McGladrey LLP, a global public accounting firm.

Marisa J. Beeney, Managing Director. Ms. Beeney is the Chief Compliance Officer, Chief Legal Officer and Secretary of the Fund, a Managing Director of The Blackstone Group L.P. and Chief Legal Officer and Chief Compliance Officer of GSO. From March 2007 to December 2008, she served as Counsel and Director of GSO. Prior to that time she was with the finance group of DLA Piper since 2005.

Leadership Structure and Oversight Responsibilities

Overall responsibility for our oversight rests with the Board of Trustees. We expect to enter into the Investment Advisory Agreement pursuant to which the Adviser will manage the Fund on a day-to-day basis. The Board of Trustees is responsible for overseeing the Adviser and other service providers in our operations in accordance with the provisions of the 1940 Act and applicable provisions of state and other laws. The Board of Trustees is currently composed of 7 members, 4 of whom are trustees who are not “interested persons” of the Fund or the Adviser as defined in the 1940 Act. The Board of Trustees meets in person at regularly scheduled quarterly meetings each year. In addition, the Board of Trustees may hold special in-person or telephonic meetings or informal conference calls to discuss specific matters that may arise or require action between regular meetings. As described below, the Board of Trustees has established a Nominating and Corporate Governance Committee, and an Audit Committee, and may establish ad hoc committees or working groups from time to time, to assist the Board of Trustees in fulfilling its oversight responsibilities.

The Board of Trustees has appointed Bennett J. Goodman to serve in the role of Chairman of the Board of Trustees. The Chairman’s role is to preside at all meetings of the Board of Trustees and to act as a liaison with the Adviser, counsel and other trustees generally between meetings. The Chairman serves as a key point person for dealings between management and the trustees. The Chairman also may perform such other functions as may be delegated by the Board of Trustees from time to time. The Board of Trustees reviews matters related to its leadership structure annually. The Board of Trustees has determined that the Board of Trustees’ leadership structure is appropriate because it allows the Board of Trustees to exercise informed and independent judgment over the matters under its purview and it allocates areas of responsibility among committees of trustees and the full Board in a manner that enhances effective oversight.

We are subject to a number of risks, including investment, compliance, operational and valuation risks, among others. Risk oversight forms part of the Board of Trustees’ general oversight of the Fund and is addressed as part of various Board and committee activities. Day-to-day risk management functions will be subsumed within the responsibilities of the Adviser and other service providers (depending on the nature of the risk), which will carry out our investment management and business affairs. The Adviser and other service providers employ a variety of processes, procedures and controls to identify various events or circumstances that give rise to risks, to lessen the probability of their occurrence and to mitigate the effects of such events or circumstances if they do occur. Each of the Adviser and other service providers has their own independent interest in risk management, and their policies and methods of risk management will depend on their functions and business models. The Board of Trustees recognizes that it is not possible to identify all of the risks that may affect the Fund or to develop processes and controls to eliminate or mitigate their occurrence or effects. As part of its regular oversight of the Fund, the Board of Trustees interacts with and reviews reports from, among others, the Adviser, our chief compliance officer, our independent registered public accounting firm and counsel, as appropriate, regarding risks faced by the Fund and applicable risk controls. The Board of Trustees may, at any time and in its discretion, change the manner in which it conducts risk oversight.

Following an Exchange Listing, the Trustees may be classified, with respect to the terms for which they severally hold office, into classes, as determined by the Board of Trustees, as nearly equal in size as is practicable. See “Item 11. Description of Registrant’s Securities to be Registered—Delaware Law and Certain Declaration of Trust Provisions—Amendment of the Declaration of Trust; No Approval by Shareholders.”

Committees

The Board of Trustees has an Audit Committee and a Nominating Committee and may form additional committees in the future.

Audit Committee

The Audit Committee is composed of Robert Bass, Tracy Collins, Robert Harteveldt and Thomas Joyce, each of whom is not considered an “interested person” of the Fund as that term is defined in Section 2(a)(19) of the 1940 Act. Robert Bass serves as Chair of the Audit Committee. Our Board of Trustees determined that Robert Bass is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K, as promulgated under the 1934 Act. The Audit Committee members meet the current independence and experience requirements of Rule 10A-3 of the 1934 Act.

In accordance with its written charter to be adopted by the Board of Trustees, the Audit Committee (a) assists the Board’s oversight of the integrity of our financial statements, the independent registered public accounting firm’s qualifications and independence, our compliance with legal and regulatory requirements and the performance of our independent registered public accounting firm; (b) prepares an Audit Committee report, if required by the SEC, to be included in our annual proxy statement; (c) oversees the scope of the annual audit of our financial statements, the quality and objectivity of our financial statements, accounting and financial reporting policies and internal controls; (d) determines the selection, appointment, retention and termination of our independent registered public accounting firm, as well as approving the compensation thereof; (e) pre-approves all audit and non-audit services provided to us and certain other persons by such independent registered public accounting firm; and (f) acts as a liaison between our independent registered public accounting firm and the Board of Trustees.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “Nominating Committee”) is composed of Robert Bass, Tracy Collins, Robert Harteveldt and Thomas Joyce, each of whom is not considered an “interested person” of the Fund as that term is defined in Section 2(a)(19) of the 1940 Act. Thomas Joyce serves as Chair of the Nominating Committee.

In accordance with its written charter to be adopted by the Board of Trustees, the Nominating Committee recommends to the Board persons to be nominated by the Board for election at the Fund’s meetings of our Shareholders, special or annual, if any, or to fill any vacancy on the Board of Trustees that may arise between Shareholder meetings. The Nominating Committee also makes recommendations with regard to the tenure of the trustees and is responsible for overseeing an annual evaluation of the Board of Trustees and its committee structure to determine whether the structure is operating effectively. The Nominating Committee will consider for nomination to the Board of Trustees candidates submitted by our Shareholders or from other sources it deems appropriate.

Compensation Committee

The Board does not currently intend to delegate any authority to a compensation committee because our executive officers will not receive any direct compensation from us.

Investment Committee

The Investment Committee is composed of Bennett Goodman, Dwight Scott, Dan Smith, Brad Marshall, Paulo Eapen, Rob Petrini, Louis Salvatore, Michael Whitman and Michael Zawadzki. Biographical information regarding members of the Investment Committee, who are not Trustees or members of the portfolio management team, is as follows:

Dwight Scott, President, Senior Managing Director. Mr. Scott is a Senior Managing Director of Blackstone and President of GSO Capital Partners. Mr. Scott is active in the management of GSO and sits on the investment committees for GSO’s performing credit funds, stressed/ distressed funds and energy funds. Prior to his current role, Mr. Scott managed the energy investing activity at GSO, where he remains active. Before joining GSO in 2005, Mr. Scott was an Executive Vice President and Chief Financial Officer of El Paso Corporation. Prior to joining El Paso, Mr. Scott served as a Managing Director in the energy investment banking practice of DLJ. Mr. Scott is currently a Director of TapStone Energy, LLC, FourPoint Energy, LLC, GEP Haynesville, LLC, Legacy Reserves LP and Sequel Energy Group. He is a member of the Board of Trustees of KIPP, Inc., the Board of the Blackstone Charitable Foundation, and the Wall Street for McCombs Board. Mr. Scott earned a B.A. in Journalism from the University of North Carolina at Chapel Hill and an M.B.A. from the University of Texas at Austin.

Paulo Eapen, Senior Managing Director. Mr. Eapen has been with GSO since 2007, is a senior member of GSO’s European team and sits on GSO’s performing credit investment committee. Mr. Eapen focuses primarily on sourcing, diligencing, structuring and managing European investments. Prior to joining GSO, Mr. Eapen was with Citigroup Private Equity, where he focused on private equity and mezzanine debt principal investments. Mr. Eapen was a founding member of the Citigroup Private Equity London office. Prior to Citigroup Private Equity, he worked in investment banking with Salomon Smith Barney, primarily in the M&A and Utilities practice. Mr. Eapen has a B.A. in Economics and Political Science from the University of Pennsylvania and is an Infantry Officer in the Singapore Armed Forces. Mr. Eapen is on the boards (as a director or observer) of EMI Music Publishing, Morson Group and IBA Molecular / Mallinckrodt Nuclear Medicine. Additionally, Mr. Eapen is on the board of directors for the Ubuntu Education Fund, a charitable organization.

Michael Whitman, Senior Managing Director. Mr. Whitman is the Head of the European Alternatives Business at GSO. He is a Joint Portfolio Manager of GSO’s Capital Solutions Funds, Capital Opportunities Funds and European Senior Debt Fund. He is a member of the investment committee of GSO’s performing credit funds and stressed/ distressed funds. He joined GSO in 2006 from Citigroup Private Equity where he had worked since 2000. From 1994 to 2000, Mr. Whitman worked in the Corporate Finance and Leverage Finance departments of Salomon Brothers and its successor Salomon Smith Barney. Mr. Whitman received a B.A. in History from the University of Notre Dame. He is currently a Director of Miller Homes.

Michael Zawadzki, Senior Managing Director. Mr. Zawadzki is the Co-Head of GSO’s Energy Practice. He oversees GSO’s activities in the energy sector and sits on the investment committees for GSO’s energy funds and performing credit funds. Mr. Zawadzki also serves as a Joint Portfolio Manager of Community Development Capital Group, GSO’s land banking business. Prior to joining GSO in 2006, Mr. Zawadzki was with Citigroup Private Equity, where he completed numerous private equity and subordinated debt investments. Previously, Mr. Zawadzki worked in the investment banking division of Salomon Smith Barney, focused on the media and telecommunications industries. Mr. Zawadzki received a B.S. in Economics from the Wharton School of the University of Pennsylvania, where he graduated magna cum laude. Mr. Zawadzki serves on the board of directors of Sequel Energy Group, C&J Energy Services, 3Bear Energy, Twin Eagle Resource Management, and Community Development Capital Group.

Portfolio Management

Set forth below is information regarding the team of professionals at the Adviser (who are not Trustees) primarily responsible for overseeing the day-to-day operations of the Fund. The Adviser utilizes a team approach, with decisions derived from interaction among various investment management sector specialists. Under this team approach, management of the Fund’s portfolio will reflect a consensus of interdisciplinary views. In addition to the individuals set forth below, Mr. Brad Marshall is also primarily responsible for overseeing the day-to-day operations of the Fund.

Robert Petrini, Senior Managing Director. Mr. Petrini has been with GSO since 2005 and is a senior member of GSO’s performing credit team and a member of the performing credit investment committee. Mr. Petrini is responsible for sourcing, diligencing, structuring and managing performing credit investments. He is a Joint Portfolio Manager of GSO’s mezzanine funds. Prior to joining GSO, Mr. Petrini was a Principal of DLJ Investment Partners (“DLJIP”), the $1.6 billion mezzanine fund of Credit Suisse’s Alternative Capital Division. His primary responsibility was investing capital in mezzanine debt and structured equity investments. Mr. Petrini joined DLJIP in March 2001 and joined Credit Suisse in November 2000 when Credit Suisse purchased DLJ. Prior to the acquisition of DLJ, Mr. Petrini was a member of DLJ’s Leveraged Finance Group specializing in financial sponsor transactions since 1997. Mr. Petrini graduated magna cum laude with a B.S. in Economics from the Wharton School of the University of Pennsylvania.

Louis Salvatore, Senior Managing Director. Mr. Salvatore has been with GSO since 2005 and is a senior member of GSO’s performing credit team and a member of the performing credit investment committee. Mr. Salvatore is responsible for sourcing, diligencing, structuring and managing performing credit investments. He is a Joint Portfolio Manager of GSO’s mezzanine funds. Before joining GSO Capital Partners in 2005, Mr. Salvatore was a Principal of DLJIP, the mezzanine fund of CSFB’s Alternative Capital Division. Mr. Salvatore joined CSFB in 2000 when it acquired DLJ, where he was a member of the Merchant Banking Group. He had been a member of DLJ’s Leveraged Finance Group, specializing in corporate restructurings. Prior to that, he worked for Kidder Peabody. Mr. Salvatore received a B.A. in Economics from Cornell University and an M.B.A. from the Wharton School of the University of Pennsylvania.

Brad Colman, Managing Director. Mr. Colman focuses on originating, analyzing, executing and monitoring credit investments across a diverse range of industries for the performing credit vehicles at GSO. Before joining Blackstone in 2012, Mr. Colman worked as a Director in the Strategic Investments group at PartnerRe, a Senior Associate in the sponsor finance team at American Capital, and an Analyst in Merrill Lynch’s investment banking group. Mr. Colman graduated magna cum laude from New York University’s Leonard N. Stern School of Business with a B.S. in Finance, Accounting, and Operations. He is currently the Chairman of ASG Software and a Director of JW Aluminum.

Stephan Kuppenheimer, Managing Director. Mr. Kuppenheimer is a Managing Director with GSO Capital Partners responsible for capital markets, including the financing of GSO’s funds and investments as well as the syndication of certain portfolio holdings. Mr. Kuppenheimer is also a member of the investment committee for certain U.S. direct lending funds. Before joining Blackstone in 2015, Mr. Kuppenheimer was a Senior Managing

Director at Stifel Financial where he served as Head of Principal Investing and Head of Debt Capital Markets. Prior to Stifel, Mr. Kuppenheimer was founder and CEO of FSI Capital, an alternative asset management company focused on U.S. credit products. Previously, Mr. Kuppenheimer was head of CLOs, structured funds and new products for Merrill Lynch. Mr. Kuppenheimer received a J.D., with Distinction, from Emory University School of Law and a B.A. from Colgate University with Honors in Philosophy.

Joe McKnight, Principal. Mr. McKnight is a Principal with GSO. Mr. McKnight focuses on mezzanine lending and private equity investments in the energy and power sectors. Before joining GSO, Mr. McKnight served as a Vice President at Goldman Sachs, where he focused on private equity and proprietary direct investments in power generation and renewable energy within the firm’s J. Aron commodity division. He previously worked as an Associate in the Natural Resources private equity vertical at Apollo Management. Mr. McKnight received a B.A. in History from the University of Pennsylvania and a B.S. in Economics from The Wharton School of the University of Pennsylvania, where he graduated with academic honors. He serves on the Board of Directors of Many Hope, a non-profit organization.

William Sirignano, Principal. Mr. Sirignano focuses on sourcing, analyzing, executing and monitoring credit investments in the public high-yield and leveraged loan markets across a diverse range of industries. Before joining GSO in 2012, Mr. Sirignano worked at Karsch Capital Management as a Senior Research Analyst in the fund’s high-yield and distressed credit group from 2010 to 2012. Prior to that, Mr. Sirignano was a Credit Research Analyst for Satellite Asset Management. Mr. Sirignano began his career at Lehman Brothers in their Leveraged Finance Division. Mr. Sirignano received a B.A. in Economics and Legal Studies from Williams College.

Although the persons described above are currently employed by Blackstone and are engaged in the activities of GSO, such persons may not necessarily continue to be employed by Blackstone during the entire term of the Investment Advisory Agreement and, if so employed, may not remain engaged in the activities of GSO.

The Adviser’s financial arrangements with its portfolio managers, its competitive compensation and its career path emphasis at all levels reflect the value senior management places on key resources. Compensation may include a variety of components and may vary from year to year based on a number of factors. The principal components of compensation include a base salary and a discretionary bonus.

Base Compensation. Generally, portfolio managers receive base compensation and employee benefits based on their individual seniority and/or their position with the firm.

Discretionary Compensation. In addition to base compensation, portfolio managers may receive discretionary compensation. Discretionary compensation is based on individual seniority, contributions to the Adviser and performance of the client assets that the portfolio manager has primary responsibility for. The discretionary compensation is not based on a precise formula, benchmark or other metric. These compensation guidelines are structured to closely align the interests of employees with those of the Adviser and its clients.

ITEM 6	EXECUTIVE COMPENSATION

(a) Compensation of Executive Officers

We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of the Adviser, the Administrator or their affiliates, pursuant to the terms of the Investment Advisory Agreement and the Administration Agreement, as applicable. Our day-to-day investment operations will be managed by the Adviser. Most of the services necessary for the sourcing and administration of our investment portfolio are provided by investment professionals employed by the Adviser or its affiliates.

None of our executive officers will receive direct compensation from us. We will reimburse the Adviser the allocable portion of the compensation paid by the Adviser (or its affiliates) to our chief compliance officer and chief financial officer and their respective staffs (based on the percentage of time such individuals devote, on an estimated basis, to our business and affairs). The members of the Investment Committee, through their financial interests in the Adviser, are entitled to a portion of the profits earned by the Adviser, which includes any fees payable to the Adviser under the terms of the Investment Advisory Agreement, less expenses incurred by the Adviser in performing its services under the Investment Advisory Agreement. See “Item 1(c). Description of Business — Investment Advisory Agreement” and “Item 7. Certain Relationships and Related Transactions, and Trustee Independence.”

(b) Compensation of Trustees

No compensation is paid to our trustees who are “interested persons,” as such term is defined in Section 2(a)(19) of the 1940 Act. We pay each independent trustee: (i) $75,000 ($100,000 after an Exchange Listing) per year (prorated for any partial year), (ii) $2,500 for each regular meeting of the Board attended, (iii) $1,000 for each committee meeting attended (in addition to regular meeting fees to the extent committees meet on regular meeting dates) and (iv) an additional fee of $7,500 ($10,000 after an Exchange Listing) per year for the chairman of the Audit Committee. We are also authorized to pay the reasonable out-of-pocket expenses of each independent trustee incurred by such trustee in connection with the fulfillment of his or her duties as an independent trustee.

ITEM 7	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND TRUSTEE INDEPENDENCE

(a) Transactions with Related Persons, Promoters and Certain Control Persons

Investment Advisory Agreement; Administration Agreement

We expect to enter into the Investment Advisory Agreement with the Adviser pursuant to which we will pay management fees and incentive fees to the Adviser. In addition, pursuant to the Investment Advisory Agreement and the Administration Agreement, we will reimburse the Adviser and Administrator for certain expenses as they occur. See “Item 1(c). Description of Business — Investment Advisory Agreement,” “Item 1(c). Description of Business — Administration Agreement,” and “Item 1(c). Description of Business — Payment of Our Expenses under the Investment Advisory and Administration Agreements.” Each of the Investment Advisory Agreement and the Administration Agreement has been approved by the Board of Trustees. Unless earlier terminated, each of the Investment Advisory Agreement and the Administration Agreement will remain in effect for a period of two years from the date it first becomes effective and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board of Trustees, including a majority of independent trustees, or by the holders of a majority of our outstanding voting securities.

Potential Conflicts of Interest

The Adviser, GSO, Blackstone and their respective affiliates will be subject to certain conflicts of interest with respect to the services the Adviser and the Administrator provide for us. These conflicts will arise primarily from the involvement of GSO, Blackstone and their respective affiliates, or collectively (the “Firm”), in other activities that may conflict with our activities. You should be aware that individual conflicts will not necessarily be resolved in favor of our interest.

Broad and Wide-Ranging Activities. The Firm engages in a broad spectrum of activities. In the ordinary course of its business activities, the Firm will engage in activities where the interests of certain divisions of the Firm or the interests of its clients will conflict with the interests of the Shareholders in the Fund. Other present and future activities of the Firm will give rise to additional conflicts of interest. In the event that a conflict of interest arises, the Adviser will attempt to resolve such conflict in a fair and equitable manner. Subject to applicable law, including the 1940 Act, and the Board’s oversight, the Adviser will have the power to resolve, or consent to the resolution of, conflicts of interest on behalf of the Fund. Investors should be aware that conflicts will not necessarily be resolved in favor of the Fund’s interests. In addition, the Adviser may in certain situations choose to consult with or obtain the consent of the Board with respect to any specific conflict of interest, including with respect to the approvals required under the 1940 Act, including Section 57(f), and the Advisers Act. The Fund may enter into joint transactions or cross-trades with clients or affiliates of the Adviser to the extent permitted by the 1940 Act, the Advisers Act and any applicable co-investment order from the SEC. Subject to the limitations of the 1940 Act, we may invest in loans or other securities the proceeds of which may refinance or otherwise repay debt or securities of companies whose debt is owned by other GSO funds.

The Firm’s Policies and Procedures. Certain policies and procedures implemented by the Firm to mitigate potential conflicts of interest and address certain regulatory requirements and contractual restrictions will from time to time reduce the synergies across the Firm’s various businesses that the Fund expects to draw on for purposes of pursuing attractive investment opportunities. Because the Firm has many different asset management and advisory businesses, it is subject to a number of actual and potential conflicts of interest, greater regulatory oversight and more legal and contractual restrictions than that to which it would be subject if it had just one line of business. In addressing these conflicts and regulatory, legal and contractual requirements across its various businesses, the Firm has implemented certain policies and procedures (e.g., information walls) that reduce the positive synergies that the Fund expects the Adviser to utilize for purposes of managing the Fund’s investments. For example, the Firm will come into possession of material non-public information with respect to companies, including companies in which the Fund has investments or is considering making investments. The information, which could be of benefit to the Fund, is likely to be restricted to those other businesses and otherwise be unavailable to the Fund. It is also possible that the Fund could be restricted from trading despite the fact that the Fund did not receive such information. Additionally, the Firm may restrict or otherwise limit the Fund and/or its portfolio companies from entering into agreements with, or related to, companies that either are advisory clients of the Firm or in which any fund of the Firm has invested or has considered making an investment. The Firm will from time to time restrict or otherwise limit the ability of the Fund and/or its portfolio companies to make investments in or otherwise engage in businesses or activities competitive with companies of other advisory clients of the Firm, either as a result of contractual restrictions or otherwise. Furthermore, there will be circumstances in which affiliates of the Firm (including Other Clients) may refrain from taking certain confidential information in order to avoid trading restrictions. Finally, the Firm has and will enter into one or more strategic relationships in certain regions or with respect to certain types of investments that, although possibly intended to provide greater opportunities for the Fund, may require the Fund to share such opportunities (to the extent permitted by the 1940 Act and any applicable co-investment order from the SEC) or otherwise limit the amount of an opportunity the Fund can otherwise take.

Performance Based Compensation and Management Fees. The existence of the incentive fees payable to the Adviser may create an incentive for the Adviser to make more speculative investments on behalf of the Fund than it would otherwise make in the absence of such performance-based compensation, or to time the sale of investments in a manner motivated by the personal interests of GSO and/or Blackstone personnel. However, the fact that the hurdle rate for the incentive fee based on income is calculated on an aggregate basis each quarter and that realized and unrealized losses are netted against realized gains for the incentive fee based on capital gains (see “Item 1(c). Description of Business—Investment Advisory Agreement—Compensation of Adviser”) should tend to reduce these incentives.

In addition, the manner in which the Adviser’s entitlement to incentive fees on capital gains is determined may result in a conflict between its interests and the interests of Shareholders with respect to the sequence and timing of disposals of investments. For example, the Adviser may be incentivized to realize capital gains prior to a year end if such gains, net of realized and unrealized losses, would result in an incentive fee on capital gains.

In addition, the fact that the management fee payable to the Adviser is calculated based on the Fund’s gross assets (excluding undrawn Capital Commitments but including assets purchased with borrowed amounts or other leverage) may create an incentive for the Adviser to (i) seek to deploy the Capital Commitments in investments at an accelerated pace and/or (ii) use greater levels of leverage than it otherwise would have if management fees were based solely on each Shareholder’s Capital Commitment or on net assets.

Senior Advisors, Industry Experts and Operating Partners. GSO may engage and retain strategic advisors, consultants, senior advisors, executive advisors, industry experts, operating partners, consultants, and other similar professionals (which may include former employees of Blackstone and/or GSO, as well as current employees of Blackstone’s and/or GSO’s portfolio companies) (“Senior and Other Advisors”) who are not employees or affiliates of GSO and who, from time to time, receive payments from, or allocations of a profits interest with respect to, portfolio companies (as well as from GSO or the Fund). In such circumstances, such payments from, or allocations of a profits interest with respect to, portfolio companies and/or the Fund may, subject to applicable law, be treated as Fund expenses and will not, even if they have the effect of reducing any retainers or minimum amounts otherwise payable by GSO, be deemed paid to or received by GSO, and such amounts will not reduce the management fees or incentive fees payable.

To the extent permitted by applicable law and/or any applicable SEC-granted exemptive or no-action relief, these Senior and Other Advisors often have the right or may be offered the ability to (i) co-invest alongside the Fund, including in the specific investments in which they are involved (and for which they may be entitled to receive performance-related incentive fees, which will reduce the Fund’s returns), (ii) otherwise participate in equity plans for management of any such portfolio company or (iii) invest directly in the Fund or in a vehicle controlled by the Fund subject to reduced or waived management fees and/or incentive fees, including after the termination of their engagement by or other status with the Firm. Such co-investment and/or participation generally will result in the Fund being allocated a smaller share of the applicable investment. Such co-investment and/or participation may vary by transaction and such participation may, depending on its structure, reduce the Fund’s returns. Additionally, and notwithstanding the foregoing, these Senior and Other Advisors, as well as other Blackstone clients, may be (or have the preferred right to be) investors in GSO’s portfolio companies (which, in some cases, may involve agreements to pay performance fees to such persons in connection with the Fund’s investment therein, which will reduce the Fund’s returns) and/or Other Clients. Such Senior and Other Advisors, as well as other Blackstone clients, may also, subject to applicable law, have rights to co-invest with the Fund on a side-by-side basis, which rights are generally offered on a no-fee/no-carried interest basis and generally result in the Fund being allocated a smaller share of an investment than would otherwise be the case in the absence of such side-by-side participation.

The nature of the relationship with each of the Senior and Other Advisors and the amount of time devoted or required to be devoted by them varies considerably. In certain cases, they may provide the Adviser and/or GSO with industry-specific insights and feedback on investment themes, assist in transaction due diligence or make introductions to and provide reference checks on management teams. In other cases, they take on more extensive roles (and may be exclusive service providers to GSO) and serve as executives or directors on the boards of portfolio companies or contribute to the origination of new investment opportunities. In certain instances, GSO has formal arrangements with these Senior and Other Advisors (which may or may not be terminable upon notice by any party), and in other cases the relationships are more informal. They are either compensated (including pursuant to retainers and expense reimbursement, and, in any event, pursuant to negotiated arrangements that will not be confirmed as being comparable to the market rates for such services) by GSO, the Fund (to the extent permitted by applicable law), and/or portfolio companies or otherwise uncompensated unless and until an engagement with a portfolio company develops. In certain cases, they have certain attributes of GSO “employees” (e.g., they may have dedicated offices at GSO, participate in general meetings and events for GSO personnel, work on GSO matters as their primary or sole business activity, service GSO exclusively, etc.) even though they are not considered GSO employees, affiliates or personnel under applicable law. There can be no assurance that any of the Senior and Other Advisors will continue to serve in such roles and/or continue their arrangements with GSO, the Fund and/or any portfolio companies throughout the term of the Fund.

Portfolio Company Relationships. To the extent permitted by applicable law, the Fund’s portfolio companies are expected to be counterparties to or participants in agreements, transactions or other arrangements with portfolio companies of Other Clients that, although the Firm determines to be consistent with the requirements of such Other Clients’ offering and/or governing agreements, would not have otherwise been entered into but for the affiliation with GSO and/or the Firm, and that involve fees, commissions, servicing payments and/or discounts to GSO, any Firm affiliate (including personnel) or a portfolio company. For example, the Firm may cause, or offer the opportunity to, portfolio companies to enter into agreements regarding group procurement (such as the group purchasing organization), benefits management, purchase of insurance policies (which may be pooled across portfolio companies and discounted due to scale) from a third party or, to the extent permitted by applicable law, a Firm affiliate, and other similar operational initiatives that may result in commissions or similar payments, including related to a portion of the savings achieved by the portfolio company. In each case, payments made to the Firm in connection therewith will not reduce the management or incentive fees payable to the Adviser. In connection with such relationships, the Adviser will make determinations of competitive market rates based on its consideration of a number of factors, which are generally expected to include benchmarking data and other methodologies determined by the Adviser to be appropriate under the circumstances. While GSO generally intends to obtain benchmarking data regarding the rates charged or quoted by third parties for similar services, relevant comparisons may not be available for a number of reasons, including, without limitation, as a result of a lack of a substantial market of providers or users of such services or the confidential and/or bespoke nature of such services. Therefore, such market comparisons may not result in precise market terms for comparable services. In addition, from time to time employees of the Firm serve as directors or advisory board members of certain portfolio companies or other entities.

For example, certain portfolio companies may enter into an employer health program arrangement or similar arrangements with Equity Healthcare LLC (“Equity Healthcare”), a Blackstone affiliate that negotiates with providers of standard administrative services and insurance carriers for health benefit plans and other related services for cost discounts, quality of service monitoring, data services and clinical consulting. Because of the combined purchasing power of its client participants, Equity Healthcare is able to negotiate pricing terms from providers that are believed to be more favorable than the companies could obtain for themselves on an individual basis. The payments made to Blackstone in connection with Equity Healthcare, group purchasing, insurance and benefits management will not reduce the management or incentive fees payable to the Adviser.

Additionally, the Firm or an affiliate thereof will from time to time hold equity or other investments in companies or businesses (even if they are not “affiliates” of the Firm) that provide services to or otherwise contract with portfolio companies. Blackstone and GSO have in the past entered (and can be expected in the future to enter) into relationships with companies in the information technology, corporate services and related industries whereby Blackstone acquires an equity or similar interest in such company. In connection with such relationships, Blackstone and/or GSO may also make referrals and/or introductions to portfolio companies (which may result in financial incentives (including additional equity ownership) and/or milestones benefitting Blackstone and/or GSO that are tied or related to participation by portfolio companies). The Fund and the Shareholders will not share in any fees or economics accruing to Blackstone and/or GSO as a result of these relationships and/or participation by portfolio companies.

In addition, it is possible that certain portfolio companies of Other Clients or companies in which Other Clients have an interest will compete with the Fund for one or more investment opportunities and/or engage in activities that may have adverse consequences on the Fund and/or its portfolio companies.

In addition, a portfolio company of the Fund may enter into agreements, transactions or other arrangements with another portfolio company of the Fund or one or more portfolio companies of an Other Client (including the sale of assets between such portfolio companies) which may give rise to actual or potential conflicts of interest for the Adviser, the Fund and/or their respective affiliates. Such agreements, transactions or other arrangements may, to the extent permitted by applicable law, be entered into without the consent or direct involvement of the Fund and/or such Other Client or the consent of the Board of the Fund or such Other Client (and may arise in particular in circumstances where the Fund and/or such Other Client has made a non-controlling investment in the underlying portfolio company). This is because, among other things, portfolio companies of the Fund and portfolio companies of Other Clients may not be considered affiliates of the Adviser or the Fund under applicable law. In any such case, the Fund may not be involved in the negotiation process and the terms of any such agreement, transaction or other arrangement may not be as favorable to the Fund as otherwise may be the case if the Fund was involved.

Certain portfolio companies may have established or invested in, or may in the future establish or invest in, vehicles that are managed exclusively by the portfolio company (and not the Fund or the Firm or any of its affiliates) and that invest in asset classes or industry sectors (such as cyber security) that fall within the Fund’s investment strategy. Such vehicles, which may not be considered affiliates of the Firm and may not be subject to the Firm’s policies and procedures, may compete with the Fund for investment opportunities. In addition, the Fund may hold non-controlling interests in certain portfolio companies and, as a result, such portfolio companies could engage in activities outside of the Fund’s control that may have adverse consequences on the Fund and/or its other portfolio companies.

With respect to transactions or agreements with portfolio companies (including, for the avoidance of doubt, long-term incentive plans), at times if officers unrelated to the Firm have not yet been appointed to represent a portfolio company, the Firm may negotiate and execute agreements between the Firm and/or the Fund on the one hand, and the portfolio company or its affiliates, on the other hand, without arm’s-length representation of the portfolio company, which could entail a conflict of interest in relation to efforts to enter into terms that are arm’s length. Among the measures the Firm may use to mitigate such conflicts are to involve outside counsel to review and advise on such agreements and provide insights into commercially reasonable terms.

Other Firm Businesses, Activities and Relationships. As part of its regular business, Blackstone provides a broad range of investment banking, advisory and other services. In addition, from time to time, the Firm will provide services in the future beyond those currently provided. The Fund will not receive any benefit from any fees relating to such services.

In the regular course of its capital markets, investment banking, real estate advisory and other businesses, Blackstone represents potential purchasers, sellers and other involved parties, including corporations, financial buyers, management, shareholders and institutions, with respect to transactions that could give rise to other transactions that are suitable for the Fund. In such a case, a Blackstone advisory client would typically require Blackstone to act exclusively on its behalf. Such advisory client requests may preclude all Blackstone-affiliated clients, including the Fund, from participating in related transactions that would otherwise be suitable. Blackstone will be under no obligation to decline any such engagements in order to make an investment opportunity available to the Fund. In connection with its capital markets, investment banking, advisory, real estate and other businesses, Blackstone comes into possession of information that limits its ability to engage in potential transactions. The Fund’s activities are expected to be constrained as a result of the inability of Blackstone personnel to use such information. For example, employees of Blackstone from time to time are prohibited by law or contract from sharing information with members of the Fund’s investment team. Additionally, there are expected to be circumstances in which one or more individuals associated with Blackstone affiliates (including clients) will be precluded from providing services related to the Fund’s activities because of certain confidential information available to those individuals or to other parts of Blackstone (e.g., trading may be restricted). Where Blackstone affiliates are engaged to find buyers or financing sources for potential sellers of assets, the seller may permit the Fund to act as a participant in such transactions (as a buyer or financing partner), which would raise certain conflicts of interest inherent in such a situation (including as to the negotiation of the purchase price).

The Firm has long-term relationships with a significant number of corporations and their senior management. In determining whether to invest in a particular transaction on behalf of the Fund, the Adviser will consider those relationships and may decline to participate in a transaction as a result of one or more of such relationships. The Firm is under no obligation to decline any engagements or investments in order to make an investment opportunity available to the Fund. The Fund may be forced to sell or hold existing investments as a result of investment banking relationships or other relationships that the Firm may have or transactions or investments the Firm may make or have made. (See “Other Blackstone and GSO Clients; Allocation of Investment Opportunities” below and “Portfolio Company Relationships” above.) Subject to the 1940 Act and any applicable co-investment order issued by the SEC, the Fund may also co-invest with clients of the Firm in particular investment opportunities, and the relationship with such clients could influence the decisions made by the Adviser with respect to such investments. There can be no assurance that all potentially suitable investment opportunities that come to the attention of the Firm will be made available to the Fund.

The Fund may invest in securities of the same issuers as Other Clients, other investment vehicles, accounts and clients of the Firm and the Adviser. To the extent that the Fund holds interests that are different (or more senior or junior) than those held by such Other Clients, the Adviser may be presented with decisions involving circumstances where the interests of such Other Clients are in conflict with those of the Fund. Furthermore, it is possible the Fund’s interest may be subordinated or otherwise adversely affected by virtue of such Other Clients’ involvement and actions relating to its investment.

Blackstone will from time to time participate in underwriting or lending syndicates with respect to actual or potential portfolio companies, or may otherwise be involved in the public offering and/or private placement of debt or equity securities issued by, or loan proceeds borrowed by, such portfolio companies, or otherwise in arranging financing (including loans) for such portfolio companies or advise on such transactions. Such underwritings or engagements may be on a firm commitment basis or may be on an uncommitted “best efforts” basis. There may also be circumstances in which the Fund commits to purchase any portion of such issuance from the portfolio company that a Blackstone broker-dealer intends to syndicate to third parties and, in connection therewith and as a result thereof, subject to the limitations of the 1940 Act, Blackstone may receive commissions or other compensation. In certain cases, subject to the limitations of the 1940 Act, a Blackstone broker-dealer will from time to time act as the managing underwriter or a member of the underwriting syndicate and purchase securities from the Fund or such portfolio companies or advise on such transactions. Blackstone will also from time to time, on behalf of the Fund or other parties to a transaction involving the Fund, effect transactions, including transactions in the secondary markets where it will from time to time nonetheless have a potential conflict of interest regarding the Fund and the other parties to those transactions to the extent it receives commissions or other compensation from the Fund and/or such other parties. Subject to applicable law, Blackstone will from time to time receive underwriting fees, discounts, placement commissions, lending arrangement and syndication fees (or, in each case, rebates of any such fees, whether in the form of purchase price discounts or otherwise, even in cases where Blackstone or an Other Client is purchasing debt) or other compensation with respect to the foregoing activities, none of which are required to be shared with the Fund or GSO. In addition, the management fee with respect to a Shareholder generally will not be reduced by such amounts. Therefore, Blackstone will from time to time have a potential conflict of interest regarding the Fund and the other parties to those transactions to the extent it receives commissions, discounts or other compensation from such other parties. The Board will approve any transactions, subject to the limitations of the 1940 Act, in which a Blackstone broker-dealer acts as an underwriter, as broker for the Fund, or as dealer, broker or advisor, on the other side of a transaction with the Fund only where the Board believes in good faith that such transactions are appropriate for the Fund and, by executing a Subscription Agreement for Shares in the Fund, a Shareholder consents to all such transactions, along with the other transactions involving conflicts of interest described herein, to the fullest extent permitted by law.

Where Blackstone serves as underwriter with respect to a portfolio company’s securities, the Fund will from time to time be subject to a “lock-up” period following the offering under applicable regulations during which time the Fund’s ability to sell any securities that it continues to hold is restricted. This may prejudice the Fund’s ability to dispose of such securities at an opportune time. (See also “Other Trading and Investing Activities” below and “Portfolio Company Relationships” above.)

Firm employees, including employees of the Adviser, are generally permitted to invest in alternative investment funds, real estate funds, hedge funds or other investment vehicles, including potential competitors of the Fund. The Fund will not receive any benefit from any such investments.

On October 1, 2015, Blackstone spun off its financial and strategic advisory services, restructuring and reorganization advisory services, and its Park Hill fund placement businesses and combined these businesses with PJT Partners, an independent financial advisory firm founded by Paul J. Taubman. While the new combined business operates independently from Blackstone and is not an affiliate thereof, nevertheless conflicts may arise in connection with transactions between or involving the Fund and the entities in which it invests on the one hand and the spun-off firm on the other. Specifically, given that the spun-off firm is not an affiliate of Blackstone, there may be fewer or no restrictions or limitations placed on transactions or relationships engaged in by the new advisory business as compared to the limitations or restrictions that might apply to transactions engaged in by an affiliate of Blackstone. It is expected that there will be substantial overlapping ownership between Blackstone and the spun-off firm for a considerable period of time going forward. Therefore, conflicts of interest in doing transactions involving the spun-off firm will still arise. The preexisting relationship between Blackstone and its former personnel involved in such financial and strategic advisory services, the overlapping ownership, co-investment and other continuing arrangements, may influence the Adviser in deciding to select or recommend such new company to perform such services for the Fund (the cost of which will generally be borne directly or indirectly by the Fund). Nonetheless, the Adviser and its affiliates will be free to cause the Fund and portfolio companies to transact with PJT Partners generally without restriction under the applicable governing documents notwithstanding such overlapping interests in, and relationships with, PJT Partners. (See also “Service Providers and Counterparties” below.)

In addition, other present and future activities of the Firm and its affiliates (including GSO and the Adviser) will from time to time give rise to additional conflicts of interest relating to the Firm and its investment activities. In the event that any such conflict of interest arises, the Adviser will attempt to resolve such conflicts in a fair and equitable manner. Investors should be aware that conflicts will not necessarily be resolved in favor of the Fund’s interests.

Other Blackstone and GSO Clients; Allocation of Investment Opportunities. Certain inherent conflicts of interest arise from the fact that the Adviser, GSO and Blackstone provide investment management, advisory and sub-advisory services to the Fund and Other Clients.

For purposes of this discussion and ease of reference, the following terms shall have the meanings as set forth below:

“Other GSO Clients” means, collectively, the investment funds, client accounts and proprietary accounts that GSO may establish, advise or sub-advise from time to time and to which GSO provides investment management, advisory and sub-advisory services (other than the Fund and any such funds and accounts in which the Fund has an interest).

“Blackstone Clients” means, collectively, the investment funds, client accounts and proprietary accounts that Blackstone may establish, advise or sub-advise from time to time and to which Blackstone provides investment management, advisory and sub-advisory services (other than the Fund, any such funds and accounts in which the Fund has an interest and Other GSO Clients), provided that, for the avoidance of doubt, “Blackstone Clients” shall not include Blackstone in its role as principal of any account, including any accounts for which Blackstone or an affiliate thereof acts as an advisor.

“Other Clients” means, collectively, Other GSO Clients and Blackstone Clients.

The respective investment programs of the Fund and the Other Clients may or may not be substantially similar. GSO and/or Blackstone may give advice to (and recommend securities for) Other Clients that may differ from advice given to, or securities recommended or bought for, the Fund, even though their investment objectives may be the same as or similar to those of the Fund. While GSO will seek to manage potential conflicts of interest in a fair and equitable manner, the portfolio strategies employed by GSO and Blackstone in managing their respective Other Clients could conflict with the transactions and strategies employed by the Adviser in managing the Fund and may affect the prices and availability of the securities and instruments in which the Fund invests. Conversely, participation in specific investment opportunities may be appropriate, at times, for both the Fund and Other Clients. In any event, it is the policy of GSO to allocate investment opportunities and sale opportunities on a basis deemed by GSO, in its sole discretion, to be fair and equitable over time.

Allocation Methodology Considerations

GSO will share any investment and sale opportunities with such Other Clients and the Fund in accordance with the Advisers Act, and Firm-wide allocation policies, which generally provide for sharing pro rata based on targeted acquisition size or targeted sale size. Notwithstanding the foregoing, GSO may also consider the following factors in making any allocation determinations, and such factors may result in a different allocation of investment and/or sale opportunities: (i) the risk-return and target return profile of the proposed investment relative to the Fund’s and the Other Clients’ current risk profiles; (ii) the Fund’s and/or the Other Clients’ investment guidelines, restrictions, terms and objectives, including whether such objectives are considered solely in light of the specific investment under consideration or in the context of the respective portfolios’ overall holdings; (iii) the need to re-size risk in the Fund’s or the Other Clients’ portfolios (including the potential for the proposed investment to create an industry, sector or issuer imbalance in the Fund’s and Other Clients’ portfolios, as applicable) and taking into account any existing non-pro rata investment positions in the portfolio of the Fund and Other Clients; (iv) liquidity considerations of the Fund and the Other Clients, including during a ramp-up or wind-down of one or more of the Fund or such Other Clients, proximity to the end of the Fund’s or Other Clients’ specified term or investment period, any redemption/withdrawal requests, anticipated future contributions and available cash; (v) tax consequences; (vi) regulatory or contractual restrictions or consequences; (vii) avoiding a de minimis or odd lot allocation; (viii) availability and degree of leverage and any requirements or other terms of any existing leverage facilities; (ix) the Fund’s or Other Clients’ investment focus on a classification attributable to an investment or issuer of an investment, including, without limitation, investment strategy, geography, industry or business sector; (x) the nature and extent of involvement in the transaction on the part of the respective teams of investment professionals dedicated to the Fund or such Other Clients; (xi) the management of any actual or potential conflict of interest; (xii) with respect to investments that are made available to GSO by counterparties pursuant to negotiated trading platforms (e.g., ISDA contracts), the absence of such relationships which may not be available for the Fund and all Other Clients; and (xiii) any other considerations deemed relevant by GSO in good faith.

Subject to the requirements of any applicable co-investment order issued by the SEC, GSO shall not have any obligation to present any investment opportunity to the Fund if GSO determines in good faith that such opportunity should not be presented to the Fund for any one or a combination of the reasons specified above, or if GSO is otherwise restricted from presenting such investment opportunity to the Fund. Moreover, with respect to GSO’s ability to allocate investment opportunities, including where such opportunities are within the common objectives and guidelines of the Fund and one or more Other Clients (which allocations are to be made on a basis that GSO believes in good faith to be fair and reasonable), GSO and Blackstone have established general guidelines for determining how such allocations are to be made, which, among other things, set forth priorities and presumptions regarding what constitutes “debt” investments, ranges of rates of returns for defining “core” or “core+” investments, presumptions regarding allocation for certain types of investments (e.g., distressed investments) and other matters. The application of those guidelines may result in the Fund or Other Clients not participating (and/or not participating to the same extent) in certain investment opportunities in which they would have participated had the related allocations been determined without regard to such guidelines and/or based only on the circumstances of those particular investments.

Orders may be combined for the Fund and all other participating Other Clients, and if any order is not filled at the same price, they may be allocated on an average price basis. Similarly, if an order on behalf of more than one account cannot be fully executed under prevailing market conditions, securities may be allocated among the different accounts on a basis that GSO or its affiliates consider equitable.

Additionally, it can be expected that the Firm will, from time to time, enter into arrangements or strategic relationships with third parties, including other asset managers, financial firms or other businesses or companies, that, among other things, provide for referral or sharing of investment opportunities. While it is possible that the Fund will, along with the Firm itself, benefit from the existence of those arrangements and/or relationships, it is also possible that investment opportunities that would otherwise be presented to or made by the Fund would instead be referred (in whole or in part) to such third party. For example, a firm with which the Firm has entered into a strategic relationship may be afforded with “first-call” rights on a particular category of investment opportunities. (See “Blackstone’s Relationship with Pátria” below.)

Blackstone’s Relationship with Pátria. Blackstone owns 40% of the equity interests in Pátria Investmentimentos Ltd. (“Pátria”), a leading Brazilian alternative asset manager and advisory firm. Pátria’s alternative asset management businesses include the management of private equity funds, real estate funds, infrastructure funds and hedge funds (e.g., a multi-strategy fund and a long/short equity fund). Each of Blackstone’s and Pátria’s respective investment funds continues to pursue investment opportunities in accordance with their existing mandates. There may be instances where appropriate investment opportunities will be shared with (or allocated to) Pátria. Therefore, there may be opportunities available to Pátria that are not shared with the Fund, and there may be opportunities available to the Fund that are shared with one or more Pátria funds. GSO generally expects, with respect to certain types of investments in Brazil otherwise suitable for the Fund, to permit such investments to be shared with and/or pursued by Pátria, which may be on a priority basis and may result in the Fund not participating in any such investments or participating therein to a lesser extent. In addition, the Fund may invest in companies or other entities in which Pátria sponsored investment funds have or are concurrently making a different investment (e.g., an equity investment vs. a debt investment) at the time of the Fund’s investment, and investment funds that have been or may be formed by Pátria may invest in different securities of companies or other entities in which the Fund has made an investment. In such situations, the Fund and such other Pátria sponsored investment funds (and therefore Blackstone through its indirect minority interest in Pátria) may have conflicting interests (e.g., over the terms of their respective investments).

Other Affiliate Transactions and Investments in Different Levels of Capital Structure. From time to time, the Fund and the Other Clients may make investments at different levels of an issuer’s capital structure or otherwise in different classes of an issuer’s loans or securities, subject to the limitations of the 1940 Act. Such investments may inherently give rise to conflicts of interest or perceived conflicts of interest between or among the various classes of loans or securities that may be held by such entities. To the extent the Fund holds loans or securities that are different (including with respect to their relative seniority) than those held by an Other Client, the Adviser and its affiliates may be presented with decisions when the interests of the funds are in conflict. For example, conflicts could arise where the Fund lends funds to a portfolio company while an Other Client invests in equity securities of such portfolio company. In this circumstance, for example, if such portfolio company were to go into bankruptcy, become insolvent or otherwise be unable to meet its payment obligations or comply with its debt covenants, conflicts of interest could arise between the holders of different types of loans or securities as to what actions the portfolio company should take. In addition, purchases or sales of loans or securities for the account of the Fund (particularly marketable securities) will be bunched or aggregated with orders for Other Clients, including other funds. It is frequently not possible to receive the same price or execution on the entire volume of securities sold, and the various prices may be averaged, which may be disadvantageous to the Fund. Further conflicts could arise after the Fund and other affiliates have made their respective initial investments. For example, if additional financing is necessary as a result of financial or other difficulties, it may not be in the best interests of the Fund to provide such additional financing. If the other affiliates were to lose their respective investments as a result of such difficulties, the ability of the Adviser to recommend actions in the best interests of the Fund might be impaired. Any applicable co-investment order issued by the SEC may restrict the Fund’s ability to participate in follow-on financings. GSO may in its discretion take steps to reduce the potential for adversity between the Fund and the Other Clients, including causing the Fund and/or such Other Clients to take certain actions that, in the absence of such conflict, it would not take. In addition, there may be circumstances where GSO agrees to implement certain procedures to ameliorate conflicts of interest that may involve a forbearance of rights relating to the Fund or Other Clients, such as where GSO may cause Other Clients to decline to exercise certain control- and/or foreclosure-related rights with respect to a portfolio company.

In addition, conflicts may arise in determining the amount of an investment, if any, to be allocated among potential investors and the respective terms thereof. There can be no assurance that any conflict will be resolved in favor of the Fund and each Shareholder acknowledges and agrees that in some cases, a decision by GSO to take any particular action could have the effect of benefiting an Other Client (and, incidentally, may also have the effect of benefiting GSO) and therefore may not have been in the best interests of, and may be adverse to, the Fund. There can be no assurance that the return on the Fund’s investment will be equivalent to or better than the returns obtained by the Other Clients participating in the transaction. The Shareholders will not receive any benefit from fees paid to any affiliate of the Adviser from a portfolio company in which an Other Client also has an interest to the extent permitted by the 1940 Act.

Cross Transactions. Situations may arise where certain assets held by the Fund may be transferred to Other Clients and vice versa. Such transactions will be conducted in accordance with, and subject to, the Adviser’s contractual obligations to the Fund and applicable law, including the 1940 Act.

Co-Investment Opportunities. As a BDC regulated under the 1940 Act, the Fund is subject to certain limitations relating to co-investments and joint transactions with affiliates, which likely will in certain circumstances limit the Fund’s ability to make investments or enter into other transactions alongside the Other Clients. There can be no assurance that such regulatory restrictions will not adversely affect the Fund’s ability to capitalize on attractive investment opportunities. However, subject to the 1940 Act and any applicable co-investment order issued by the SEC, the Fund may co-invest with Other Clients (including co-investment or other vehicles in which the Firm or its personnel invest and that co-invest with such Other Clients) in investments that are suitable for the Fund and one or more of such Other Clients. Even if the Fund and any such Other Clients and/or co-investment or other vehicles invest in the same securities, conflicts of interest may still arise.

We have received an exemptive order from the SEC that permits us, among other things, to co-invest with certain other persons, including certain affiliates of the Adviser and certain funds managed and controlled by the Adviser and its affiliates, subject to certain terms and conditions. Such order may restrict our ability to enter into follow-on investments or other transactions. Pursuant to such order, we may co-invest in a negotiated deal with certain affiliates of the Adviser or certain funds managed and controlled by the Adviser and its affiliates, subject to certain terms and conditions. We may also receive an allocation in such a deal alongside affiliates pursuant to other mechanisms to the extent permitted by the 1940 Act.

Investments in Portfolio Companies alongside Other Clients. From time to time, the Fund will co-invest with Other Clients (including co-investment or other vehicles in which the Firm or its personnel invest and that co-invest with such Other Clients) in investments that are suitable for both the Fund and such Other Clients, as permitted by applicable law and/or any applicable SEC-granted order. Even if the Fund and any such Other Clients invest in the same loans or securities, conflicts of interest may still arise. For example, it is possible that as a result of legal, tax, regulatory, accounting or other considerations, the terms of such investment (and divestment thereof) (including with respect to price and timing) for the Fund and such other funds and vehicles may not be the same. Additionally, the Fund and such Other Clients and/or vehicles will generally have different investment periods and/or investment objectives (including return profiles) and GSO, as a result, may have conflicting goals with respect to the price and timing of disposition opportunities. As such, subject to applicable law and any applicable order issued by the SEC, the Fund and/or such Other Clients may dispose of any such shared investment at different times and on different terms.

Activities of Principals and Employees. Certain of the principals and employees of the Adviser may be subject to a variety of conflicts of interest relating to their responsibilities to the Fund and the management of the Fund’s investment portfolio. Such individuals may serve in an advisory capacity to other managed accounts or investment vehicles. Such positions may create a conflict between the services and advice provided to such entities and the responsibilities owed to the Fund. The other managed accounts and/or investment funds in which such individuals may become involved may have investment objectives that overlap with the Fund. Furthermore, certain principals and employees of the Adviser may have a greater financial interest in the performance of such other funds or accounts than the performance of the Fund. Such involvement may create conflicts of interest in making investments on behalf of the Fund and such other funds and accounts. Such principals and employees will seek to limit any such conflicts in a manner that is in accordance with their fiduciary duties to the Fund.

Debt Financings in connection with Acquisitions and Dispositions. To the extent permitted by the 1940 Act, the Fund may from time to time provide financing (i) as part of a third-party purchaser’s bid for, or acquisition of, a portfolio entity or the underlying assets thereof owned by one or more Other Clients and/or (ii) in connection with a proposed acquisition or investment by one or more Other Clients or affiliates of a portfolio company and/or its underlying assets. This generally would include the circumstance where the Fund is making commitments to provide financing at or prior to the time such third-party purchaser commits to purchase such investments or assets from one or more Other Clients. The Fund may also make investments and provide debt financing with respect to portfolio companies in which Other Clients and/or affiliates hold or propose to acquire an interest, including when such investments or debt financing would result in the repayment of an Other Client’s existing investment. While the terms and conditions of any such arrangements will generally be at arms’ length terms negotiated on a case by case basis, the involvement of the Fund and/or such Other Clients or affiliates may affect the terms of such transactions or arrangements and/or may otherwise influence the Adviser’s decisions with respect to the management of the Fund and/or such Other Clients or the relevant portfolio company, which may give rise to potential or actual conflicts of interest and which could adversely impact the Fund.

The Fund may from time to time dispose of all or a portion of an investment where the Firm or one or more Other Clients is providing financing to repay debt issued to the Fund. Such involvement may give rise to potential or actual conflicts of interest.

Service Providers and Counterparties. Certain advisors and other service providers, or their affiliates (including accountants, administrators, lenders, bankers, brokers, attorneys, consultants, and investment or commercial banking firms) to the Fund, the Firm and/or portfolio companies also provide goods or services to, or have business, personal, financial or other relationships with, the Firm, its affiliates and portfolio companies. Such advisors and service providers (or their affiliates) may be investors in the Fund, affiliates of the Adviser, sources of investment opportunities, co-investors, commercial counterparties and/or portfolio companies in which the Firm and/or the Fund has an investment. Accordingly, payments by the Fund and/or such entities may indirectly benefit the Fund and/or its affiliates. For example, in 2013, funds controlled by Blackstone acquired Intertrust Group. From time to time, Intertrust Group, to the extent permitted by the 1940 Act, may perform corporate and trust services on an arms-length basis for the Fund, intermediate entities or portfolio companies. Such retention of Intertrust Group as a service provider may give rise to actual or potential conflicts of interest such as those described above.

Additionally, certain employees of GSO may have family members or relatives employed by such advisors and service providers (or their affiliates). These relationships may influence Blackstone, the Adviser and/or GSO in deciding whether to select or recommend such service providers to perform services for the Fund or portfolio companies (the cost of which will generally be borne directly or indirectly by the Fund or such portfolio companies, as applicable). Notwithstanding the foregoing, transactions relating to the Fund that require the use of a service provider will generally be allocated to service providers on the basis of best execution, the evaluation of which includes, among other considerations, such service provider’s provision of certain investment-related services and research that the Adviser believes to be of benefit to the Fund.

Because the Firm has many different businesses, including the Blackstone Capital Markets Group, which Blackstone investment teams and portfolio companies may engage to provide underwriting and capital market advisory services, it is subject to a number of actual and potential conflicts of interest, greater regulatory oversight and more legal and contractual restrictions than that to which it would be subject if it had just one line of business. Blackstone Advisory Partners L.P. (“BAP”), an affiliate of the Firm, may serve as a placement agent for the Fund in connection with placements to certain investors. In addition to BAP, service providers affiliated with the Firm, which, to the extent permitted by the 1940 Act, may provide services to the Fund at competitive market rate fees (subject to approval by the Board) with respect to certain investments, include, without limitation:

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COE. The Blackstone Center of Excellence, located in Gurgaon, India (the “COE”) is a captive center of resources administered by Blackstone and ThoughtFocus Technologies LLC (“ThoughtFocus”), an independent firm in which Blackstone holds a minority position and participates as a member of the board. The COE is expected to perform services for certain funds that may have historically been performed by Blackstone personnel, such as funds’ administrative services, data collection and management services, and technology implementation and support services, which may be paid for by the funds that receive such services on a similar basis as a third party providing such services. Blackstone, through its interest in ThoughtFocus, receives an indirect benefit resulting from the funds’ payments for such services. These fees would not reduce management fees payable to the Adviser.

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Entic. Entic Inc. (“Entic”) provides a cloud-based software that uses proprietary wireless sensors and advanced analytics to reduce energy consumption. Entic is anticipated to provide such services to certain of the assets of the Fund’s portfolio companies in exchange for fees at competitive market rates. Blackstone, which holds a minority position in and participates as a member of the board of Entic, receives an indirect benefit resulting from payments for such services. These fees would not reduce the management fees payable to the Adviser. Part of Blackstone’s investment includes performance-based warrants giving Blackstone managed funds, including the Fund, the ability to earn shares of stock based on usage of Entic. Please see the disclosure regarding referral arrangements under “Portfolio Company Relationships” above for additional information.

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Equity Healthcare. Equity Healthcare is a Blackstone affiliate that negotiates with providers of standard administrative services for health benefit plans and other related services for cost discounts, quality of service monitoring, data services and clinical consulting. Because of the combined purchasing power of its client participants, which include unaffiliated third parties, Equity Healthcare is able to negotiate pricing terms from providers that are believed to be more favorable than those that the portfolio companies could obtain on an individual basis. Any fees received by Equity Healthcare in connection with services provided to investments would not reduce the management fee payable to the Adviser.

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Intertrust Group. In 2013, certain Blackstone private equity funds acquired Intertrust Group. From time to time, Intertrust Group may perform corporate and trust services on an arms-length basis for the Fund or its portfolio companies.

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Optiv. Optiv is a portfolio company held by certain Blackstone private equity funds that provides a full slate of information security services and solutions and may provide goods and services for the Fund and its portfolio companies.

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BTIG. In December 2016, certain funds made a strategic minority investment in BTIG. BTIG is a global financial services firm that provides institutional trading, investment banking, research and related brokerage services and may provide goods and services for the Fund, Other Clients or any of their portfolio companies and the Blackstone Tactical Opportunities Program.

Advisors and service providers, or their affiliates, often charge different rates, including below-market or no fee, or have different arrangements for different types of services. With respect to service providers, for example, the fee for a given type of work may vary depending on the complexity of the matter as well as the expertise required and demands placed on the service provider. Therefore, to the extent the types of services used by the Fund and/or portfolio companies differ from those used by GSO and its affiliates, GSO or its affiliates (including personnel) may pay different amounts or rates than those paid by the Fund and/or portfolio companies. However,

GSO and its affiliates have a longstanding practice of not entering into any arrangements with advisors or service providers that could provide for lower rates or discounts than those available to the Fund, Other Clients and/or portfolio companies for the same services. Furthermore, advisors and service providers may provide services exclusively to the Firm and its affiliates, including the Fund, Other Clients and their portfolio companies, although such advisors and service providers would not be considered employees of Blackstone or GSO. Similarly, Blackstone, GSO, each of their respective affiliates, the Fund, the Other Clients and/or their portfolio companies may enter into agreements or other arrangements with vendors and other similar counterparties (whether such counterparties are affiliated or unaffiliated with the Firm) from time to time whereby such counterparty may charge lower rates (or no fee) and/or provide discounts or rebates for such counterparty’s products and/or services depending on certain factors, including without limitation, volume of transactions entered into with such counterparty by the Firm, its affiliates, the Fund, the Other Clients and their portfolio companies in the aggregate.

In addition, certain advisors and service providers (including law firms) may temporarily provide their personnel to GSO and/or the Firm, the Fund, Other Clients or their portfolio companies pursuant to various arrangements including at cost or at no cost. While often the Fund, Other Clients and their portfolio companies are the beneficiaries of these types of arrangements, GSO and/or the Firm are from time to time the beneficiaries of these arrangements as well, including in circumstances where the advisor or service provider also provides services to the Fund in the ordinary course. Such personnel may provide services in respect of multiple matters, including in respect of matters related to GSO and/or the Firm, their affiliates and/or portfolio companies and any costs of such personnel may be allocated accordingly.

Blackstone Europe. Blackstone may incorporate or otherwise organize, and one or more of its affiliates have incorporated or otherwise organized, one or more Luxembourg-based or Ireland-based entities (and in the future may organize other non-U.S. entities) that are the master holding companies or other structures through which GSO clients may principally invest into European investments (any such structure, “Blackstone Europe”) and which may be utilized by GSO. Blackstone Europe is expected to provide one or more of the following key service functions to the Fund and/or to the European-domiciled entities that are part of the investments of GSO’s clients and may also be owned, directly or indirectly, by Other Clients or their affiliates. The key service functions expected to be provided by Blackstone Europe and its employees are: (i) domiciliation, (ii) account management, (iii) administration, (iv) accounting, (v) tax, regulatory and organizational compliance, (vi) transaction support services, and (vii) local office space, though other services may also be provided. If approved by the Board, Blackstone Europe is expected to receive fees for such services at no greater than market rates deemed competitive by the Firm. The Firm will endeavor to allocate fees and expenses associated with Blackstone Europe fairly and equitably, which allocation is expected to involve certain subjective assumptions based on actual data pertaining to the services provided. The Adviser believes that this method will result in a fair and equitable allocation of expenses. Any such expenses attributable directly or indirectly to the Fund, including, without limitation, the Fund’s allocable portion of overhead expenses (including, for example, the salary and compensation of personnel of Blackstone Europe) and costs associated with the leasing of office space, will be treated as a Fund expense and will not be subject to management fee offset or otherwise be shared with the Fund or the Shareholders.

Fund and Organizational Expenses. The Fund will pay and bear all expenses related to its operations. The amount of these Fund expenses will be substantial and will reduce the actual returns realized by Shareholders on their investment in the Fund (and may, in certain circumstances, reduce the amount of capital available to be deployed by the Fund in investments). Fund expenses include recurring and regular items, as well as extraordinary expenses for which it may be hard to budget or forecast. As a result, the amount of Fund expenses ultimately called or called at any one time may exceed expectations. As described further herein, in the Investment Advisory Agreement and in the Administration Agreement, Fund expenses encompass a broad swath of expenses and include all expenses of operating the Fund and its related entities, including, for example, any entities used to acquire, hold, or dispose of any one or more investment(s) or otherwise facilitating the Fund’s investment activities. Although the costs and expenses of forming and organizing the Fund are separately categorized and subject to a limit, as described further herein, ongoing Fund expenses to be borne by the Shareholders and not classified as organizational expenses include costs that relate to organizational matters, such as allocable overhead costs of the Administrator, travel and related expenses of the Adviser, legal, audit and filing fees and investor-related services and other similar costs and costs and expenses of administering side letters entered into with Shareholders (including the process of distributing and implementing applicable elections pursuant to any “most favored nations” clauses in side letters), to the extent permitted by the 1940 Act. See “Item 2. Financial Information— Management’s Discussion and Analysis of Financial Condition and Results of Operations—Expenses” for a description of the Fund’s expenses.

In addition, the Fund will bear any expenses incurred in connection with due diligence visits by the Adviser to third-party service providers (including fund administrators) or by the Adviser or any Shareholder to any portfolio companies, as well as visits by the Adviser to any Shareholder. Subject to any limitations set forth herein, costs, expenses and charges specifically attributed or allocated by the Adviser and its affiliates to the Fund may exceed what would be paid to an unaffiliated third party for substantially similar services.

GSO and its personnel can also be expected to receive certain intangible and/or other benefits, rebates and/or discounts and/or perquisites arising or resulting from their activities on behalf of the Fund, which will generally not be subject to management fee offset or otherwise shared with the Fund, investors and/or portfolio companies. For example, airline travel or hotel stays incurred as Fund expenses may result in “miles” or “points” or credit in loyalty/status programs, and such benefits and/or amounts will, whether or not de minimis or difficult to value, inure exclusively to GSO and/or such personnel (and not the Fund and/or portfolio companies) even though the cost of the underlying service is borne by the Fund and/or portfolio companies. The Adviser, its personnel, and other related persons also receive discounts on products and services provided by portfolio companies and/or customers or suppliers of such portfolio companies. Such other benefits or fees may give rise to conflicts of interest in connection with the Fund’s investment activities, and while the Adviser will seek to resolve any such conflicts in a fair and equitable manner, there is no assurance that any such conflicts will be resolved in favor of the Fund. (See also “Service Providers and Counterparties” and “Portfolio Company Relationships” above.)

To the extent not part of managerial assistance, certain Firm personnel may be seconded to one or more portfolio companies and provide finance and other services to such portfolio companies and the cost of such services will be borne by the portfolio companies. To the extent the Firm receives any fees or expense reimbursement from the portfolio companies with respect to such personnel, such fees or expense reimbursement will not reduce the management fee payable by the Fund.

From time to time, the Adviser will be required to decide whether costs and expenses are to be borne by the Fund, on the one hand, or the Adviser or the Administrator, on the other, and/or whether certain costs and expenses should be allocated between or among the Fund, on the one hand, and Other Clients and/or co-investors, on the other hand. Certain expenses may be suitable for only the Fund or particular funds participating in specific investments and may be allocated to and borne only by such funds. Certain expenses may be suitable for only the Fund or a participating Other Client and borne only by such fund, or, as is more often the case, expenses may be allocated pro rata among each participating Other Client and the Fund even if the expenses relate only to particular vehicle(s) and/or investor(s) therein (including, for the avoidance of doubt, the expenses of any alternative investment vehicles of any affiliated funds). With respect to expenses incurred in connection with transactions that are not consummated (“Broken Deal Expenses”), the Fund and the Other Clients (as applicable) will generally be required to bear their respective pro rata portions of Broken Deal Expenses in accordance with the amount they were expected to invest in the unconsummated deal. The Adviser will make all such allocation judgments in its fair and reasonable discretion, notwithstanding its interest in the outcome, and may make corrective allocations should, based on periodic reviews, it determine that such corrections are necessary or advisable. There can be no assurance that a different manner of allocation would not result in the Fund and/or an Other Client bearing less (or more) expenses. The Adviser may withhold on a pro rata basis from any distributions amounts necessary to create, in its discretion, appropriate reserves for expenses, obligations and liabilities, contingent or otherwise, including, without limitation, partnership expenses and organizational expenses. Travel and entertainment expenses in connection with a trip taken by employees of the Adviser for purposes of multiple matters will generally be allocated to each such matter in a manner determined by the Adviser to be fair and reasonable and then the resulting expenses will be allocated to the Fund, Other Clients and/or the Adviser as otherwise set forth herein.

Allocation of Personnel. The Adviser and its members, officers and employees will devote as much of their time to the activities of the Fund as they deem necessary and appropriate. By the terms of the Investment Advisory Agreement, the Firm is not restricted from forming additional investment funds, from entering into other investment advisory relationships or from engaging in other business activities, even though such activities may be in competition with the Fund and/or may involve substantial time and resources of the Adviser. These activities could be viewed as creating a conflict of interest in that the time and effort of the members of the Adviser and its officers and employees will not be devoted exclusively to the business of the Fund, but will be allocated between the business of the Fund and the management of the monies of such other advisees of the Adviser.

Portfolio Company Data. The Firm receives various kinds of portfolio company/entity data and information (including from portfolio companies and/or entities of the Fund), such as data and information relating to business operations, trends, budgets, customers and other metrics (this data is sometimes referred to as “big data”). As a result, the Firm may be better able to anticipate macroeconomic and other trends, and otherwise develop investment themes, as a result of information learned from a portfolio company and/or entity. In furtherance of the foregoing, the Firm has entered into information sharing and use arrangements with portfolio companies and/or entities.

The Firm believes that access to this information furthers the interests of the Shareholders by providing opportunities for operational improvements across portfolio companies and/or entities and in connection with the Fund’s investment management activities. However, the Firm utilizes such information outside of the Fund’s activities in a manner that may provide a material benefit to the Firm and/or its affiliates without compensating or otherwise benefiting the Fund.

Furthermore, while trading securities of the portfolio company and/or entity to which the information specifically relates may be legally restricted, for example, due to the Firm’s possession of material non-public information of that portfolio company and/or entity, such information may generally otherwise be used to enhance the Firm’s ability to trade in securities of unaffiliated issuers for the benefit of the Firm and/or an Other Client. For example, the Firm’s ability to trade in securities of an issuer relating to a specific industry may be enhanced by information of a portfolio company and/or entity in the same or related industry, subject to applicable law. Such trading may provide a material benefit to the Firm without compensating or otherwise benefiting the Fund.

The sharing and use of “big data” information presents potential conflicts of interest and the Shareholders acknowledge and agree that any corresponding/resulting benefits received by the Firm will not reduce the management fee offset provisions or otherwise be shared with the Shareholders. As a result, the Adviser has an incentive to pursue investments in companies and/or entities based on their data and information and/or to utilize such information in a manner that benefits the Firm.

Material, Non-Public Information. GSO may come into possession of material non-public information with respect to an issuer. Should this occur, GSO would be restricted from buying, originating or selling securities, derivatives or loans of the issuer on behalf of the Fund until such time as the information becomes public or is no longer deemed material such that it would preclude the Fund from participating in an investment. Disclosure of such information to the Adviser’s personnel responsible for the affairs of the Fund will be on a need-to-know basis only, and the Fund may not be free to act upon any such information. Therefore, the Fund may not have access to material non-public information in the possession of GSO that might be relevant to an investment decision to be made by the Fund. In addition, GSO, in an effort to avoid buying or selling restrictions on behalf of the Fund or Other GSO Clients, may choose to forego an opportunity to receive (or elect not to receive) information that other market participants or counterparties, including those with the same positions in the issuer as the Fund, are eligible to receive or have received, even if possession of such information would otherwise be advantageous to the Fund.

In addition, affiliates of GSO within Blackstone may come into possession of material non-public information with respect to an issuer. Should this occur, GSO may be restricted from buying, originating or selling securities, loans of, or derivatives with respect to, the issuer on behalf of the Fund if the Firm deemed such restriction appropriate. Disclosure of such information to the Adviser’s personnel responsible for the affairs of the Fund will be on a need-to-know basis only, and the Fund may not be free to act upon any such information. Therefore, the Fund may not have access to material non-public information in the possession of the Firm that might be relevant to an investment decision to be made by the Fund. Accordingly, the Fund may not be able to initiate a transaction that it otherwise might have initiated and may not be able to sell an investment that it otherwise might have sold.

Valuation Matters. The fair value of all investments or of property received in exchange for any investments will be determined in good faith by a valuation committee of the Adviser appointed by the Board and subject to the oversight of the Board. Accordingly, the carrying value of an investment may not reflect the price at which the investment could be sold in the market, and the difference between carrying value and the ultimate sales price could be material. The valuation of such investments will be determined by the Board in accordance with procedures set forth in the Fund’s valuation policies. In addition, securities that GSO believes are fundamentally undervalued or overvalued may not ultimately be valued in the capital markets at prices and/or within the time frame GSO anticipates. In particular, purchasing securities at prices that GSO believes to be distressed or below fair value is no guarantee that the price of such securities will not decline even further. There is no guarantee that the fair value as determined pursuant to the Fund’s valuation policies will represent the value that will be realized by the Fund on the eventual disposition of the investment or that would, in fact, be realized upon an immediate disposition of the investment.

Other Trading and Investing Activities. Certain Other Clients may invest in securities of publicly-traded companies that are actual or potential portfolio companies. The trading activities of those vehicles may differ from or be inconsistent with activities that are undertaken for the account of the Fund in such securities or related securities. In addition, the Fund might not pursue an investment in a portfolio company as a result of such trading activities by Other Clients.

Line of Credit Disclosure. Calculations of gross internal rates of return (“IRRs”) and net IRRs in respect of certain investment and performance data included and/or referred to in materials distributed to Shareholders are based on the payment date of capital contributions received from limited partners. This treatment applies in instances where a fund utilizes borrowings under a fund’s subscription-based credit facility or asset-backed facility (or other facility) in lieu of capital contributions or in advance of receiving capital contributions from limited partners to repay any such borrowings and related interest expense. Use of a subscription-based credit facility or asset-backed facility (or other leverage) with respect to investments will result in a higher reported IRR (on an investment level and/or a fund level) than if the facility had not been utilized and instead the applicable limited partners’ capital had been contributed at the inception of an investment and may present conflicts of interest as a result of certain factors. Use of leverage arrangements with respect to investments may make reaching the hurdle amount easier and accelerate or increase the incentive fees payable to the Adviser, providing the Adviser with an economic incentive to fund investments through borrowings in lieu of capital contributions. Moreover, the costs and expenses of any such borrowings will be borne by the Fund, which would be expected to diminish net cash on cash returns.

The Adviser maintains substantial flexibility in choosing when and how the Fund’s subscription-based credit facilities or asset-backed facilities (or other facilities), if any, are used. The Adviser may adopt from time to time policies or guidelines relating to the use of such credit facilities. Such policies or guidelines may include using the credit facilities to systematically defer calling capital from Shareholders (such as seeking to call capital only once a year). In addition to using such facilities to defer capital calls, the Adviser may elect to use long-term fund-level financing for investments made by the Fund including (i) for investments that have a longer lead time to generate cash flow or to acquire assets, (ii) for platform investments that require capital to fund operating expenses prior to developing sufficient scale to self-fund or generate enterprise value, (iii) for investments where cash is retained in the business to fund activity that results in incremental returns for the investment, (iv) to make margin payments as necessary under currency hedging arrangements, (v) to fund management fees and/or fund expenses otherwise payable by the Fund, (vi) for investments in portfolio companies with revenues in a foreign currency and (vii) when the Adviser otherwise determines that it is in the best interests of the Fund.

No Independent Advice. The terms of the agreements and arrangements under which the Fund is established and will be operated have been or will be established by the Adviser and are not the result of arm’s-length negotiations or representations of the Shareholders by separate counsel. Prospective investors should therefore seek their own legal, tax and financial advice before making an investment in the Fund.

Diverse Shareholder Group. The Shareholders may have conflicting investment, tax and other interests with respect to their investments in the Fund and with respect to the interests of investors in other investment vehicles managed or advised by the Adviser and GSO that may participate in the same investments as the Fund. The conflicting interests of individual Shareholders with respect to other Shareholders and relative to investors in other investment vehicles would generally relate to or arise from, among other things, the nature of investments made by the Fund and such other partnerships, the structuring or the acquisition of investments and the timing of disposition of investments. As a consequence, conflicts of interest may arise in connection with the decisions made by the

Adviser or GSO, including with respect to the nature or structuring of investments that may be more beneficial for one investor than for another investor, especially with respect to investors’ individual tax situations. In addition, the Fund may make investments that may have a negative impact on related investments made by the Shareholders in separate transactions. In selecting and structuring investments appropriate for the Fund, the Adviser or GSO will consider the investment and tax objectives of the Fund and the Shareholders (and those of investors in other investment vehicles managed or advised by the Adviser or GSO) as a whole, not the investment, tax or other objectives of any Shareholder individually. In addition, the Adviser may elect to exclude certain Shareholders from capital calls for legal or regulatory reasons applicable to any such investment, in which case non-excluded Shareholders shall be responsible for a greater proportionate share of such capital calls.

In addition, certain Shareholders also may be investors in Other Clients, including co-investment vehicles that may invest alongside the Fund in one or more investments, consistent with applicable law and/or any applicable SEC-granted order. Shareholders also may include affiliates of the Firm, such as Other Clients, charities or foundations associated with Firm personnel and/or current or former Firm employees, the Firm’s senior advisors and/or operating partners and any affiliates, funds or persons may also invest through the side-by-side co-investment vehicles. It is also possible that the Fund or its portfolio companies will be a counterparty (such counterparties dealt with on an arm’s-length basis) or participant in agreements, transactions or other arrangements with a Shareholder or an affiliate of a Shareholder. Such transactions may include agreements to pay performance fees to operating partners in connection with the Fund’s investment therein, which will reduce the Fund’s returns. Such Shareholders described in the previous sentences may therefore have different information about the Firm and the Fund than Shareholders not similarly positioned. In addition, conflicts of interest may arise in dealing with any such Shareholders, and the Adviser and its affiliates may not be motivated to act solely in accordance with its interests relating to the Fund. Similar information disparity may occur as a result of Shareholders monitoring their investments in vehicles such as the Fund differently. For example, certain Shareholders may periodically request from the Adviser information regarding the Fund, its investments and/or portfolio companies that is not otherwise set forth in (or has yet to be set forth) in the reporting and other information required to be delivered to all Shareholders. In such circumstances, the Adviser may provide such information to such Advisers, subject to applicable law and regulations. Unless required by applicable law, the Adviser will not be obligated to affirmatively provide such information to all Shareholders (although the Adviser will generally provide the same information upon request and treat Shareholders equally in that regard). As a result, certain Shareholders may have more information about the Fund than other Shareholders, and, unless required by applicable law, the Adviser will have no duty to ensure all Shareholders seek, obtain or process the same information regarding the Fund, its investments and/or portfolio companies.

Possible Future Activities. The Firm may expand the range of services that it provides over time. Except as provided herein, the Firm will generally not be restricted in the scope of its business or in the performance of any such services (whether now offered or undertaken in the future) even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. The Firm has, and will continue to develop, relationships with a significant number of companies, financial sponsors and their senior managers, including relationships with clients who may hold or may have held investments similar to those intended to be made by the Fund. These clients may themselves represent appropriate investment opportunities for the Fund or may compete with the Fund for investment opportunities.

Restrictions Arising under the Securities Laws. The Firm’s activities (including, without limitation, the holding of securities positions or having one of its employees on the board of directors of a portfolio company) could result in securities law restrictions on transactions in securities held by the Fund, affect the prices of such securities or the ability of such entities to purchase, retain or dispose of such Investments, or otherwise create conflicts of interest, any of which could have an adverse impact on the performance of the Fund and thus the return to the Shareholders.

The 1940 Act may limit the Fund’s ability to undertake certain transactions with or alongside its affiliates that are registered under the 1940 Act. As a result of these restrictions, the Fund may be prohibited from executing “joint” transactions with the Fund’s 1940 Act registered affiliates, which could include investments in the same portfolio company (whether at the same or different times) or buying investments from, or selling them to, Other Clients. These limitations may limit the scope of investment opportunities that would otherwise be available to the Fund.

We have received an exemptive order from the SEC that permits us, among other things, to co-invest with certain other persons, including certain affiliates of the Adviser and certain funds managed and controlled by the Adviser and its affiliates, subject to certain terms and conditions.

Additional Potential Conflicts. The officers, directors, members, managers, and employees of the Adviser may trade in securities for their own accounts, subject to restrictions and reporting requirements as may be required by law or the Firm’s policies, or otherwise determined from time to time by the Adviser. In addition, certain Other Clients may be subject to the 1940 Act or other regulations that, due to the role of the Firm, could restrict the ability of the Fund to buy investments from, to sell investments to or to invest in the same securities as, such Other Clients. Such regulations may have the effect of limiting the investment opportunities available to the Fund.

Legal Representation. Simpson Thacher & Bartlett LLP (“STB”) will act as counsel to the Fund, the Adviser and the Administrator in connection with this offering of Shares with respect to U.S. legal matters. In connection with this offering and ongoing advice to the Fund, the Adviser and the Administrator, STB will not be representing Shareholders. No independent counsel has been retained to represent the Shareholders. STB may be removed by the Fund or the Adviser at any time without the consent of, or notice to, the Shareholders. STB’s representation of the Adviser, the Administrator and the Fund is limited to specific matters as to which it has been consulted by the Adviser. There may exist other matters that could have a bearing on the Fund as to which STB has not been consulted. In addition, STB does not undertake on behalf of or for the benefit of the Shareholders to monitor the compliance of the Fund, the Adviser, the Administrator and their affiliates with the investment program, investment strategies, investment restrictions, valuation procedures and other guidelines of the Fund and any other governing documentation, nor does STB monitor on behalf of or for the benefit of the Shareholders compliance with applicable laws. STB has not investigated or verified the accuracy and completeness of information set forth in this Registration Statement concerning the Adviser, the Administrator and their affiliates and personnel. In the course of advising the Adviser, the Administrator and the Fund, there are times when the interests of any particular Shareholder may differ from those of the Adviser, the Administrator and the Fund. STB does not represent any such Shareholder’s interests in resolving these issues.

The foregoing list of conflicts does not purport to be a complete enumeration or explanation of the actual and potential conflicts involved in an investment in the Fund. Prospective investors should read the Fund’s offering documents and consult with their own advisors before deciding whether to invest in the Fund. In addition, as the Fund’s investment program develops and changes over time, an investment in the Fund may be subject to additional and different actual and potential conflicts. Although the various conflicts discussed herein are generally described separately, prospective investors should consider the potential effects of the interplay of multiple conflicts.

Certain Business Relationships

Certain of our current trustees and officers are directors or officers of the Adviser.

Indebtedness of Management

None.

(b) Promoters and Certain Control Persons

The Adviser may be deemed a promoter of the Fund. We expect to enter into the Investment Advisory Agreement with the Adviser and the Administration Agreement with the Administrator. The Adviser, for its services to us, will be entitled to receive management fees and incentive fees in addition to the reimbursement of certain expenses. The Administrator, for its services to us, will be entitled to receive reimbursement of certain expenses. In addition, under the Investment Advisory Agreement and Administration Agreement, to the extent permitted by applicable law and in the discretion of our Board of Trustees, we have indemnified the Adviser and the Administrator and certain of their affiliates. See “Item 1(c). Description of Business.”

ITEM 8	LEGAL PROCEEDINGS

Neither we nor the Adviser are currently subject to any material legal proceedings, nor, to our knowledge, are any material legal proceeding threatened against us or the Adviser. From time to time, we or the Adviser may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our portfolio companies. Our business is also subject to extensive regulation, which may result in regulatory proceedings against us. While the outcome of these legal or regulatory proceedings cannot be predicted with certainty, we do not expect that these proceedings will have a material effect upon our financial condition or results of operations.

ITEM 9	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

Until the completion of an Exchange Listing, our outstanding Shares will be offered and sold in transactions exempt from registration under the 1933 Act under Section 4(a)(2) and Regulation D. See “Item 10. Recent Sales of Unregistered Securities” for more information. There is no public market for our Shares currently, nor can we give any assurance that one will develop.

Because our Shares are being acquired by investors in one or more transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. Our Shares may not be sold, transferred, assigned, pledged or otherwise disposed of unless (i) our consent is granted, and (ii) the Shares are registered under applicable securities laws or specifically exempted from registration (in which case the Shareholder may, at our option, be required to provide us with a legal opinion, in form and substance satisfactory to us, that registration is not required). Accordingly, an investor must be willing to bear the economic risk of investment in the Shares until we are liquidated. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the Shares may be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the Shares and to execute such other instruments or certifications as are reasonably required by us.

Holders

Please see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding the holders of our Shares.

Valuation of Portfolio Securities

Investments for which market quotations are readily available will typically be valued at those market quotations. To validate market quotations, we will utilize a number of factors to determine if the quotations are representative of fair value, including the source and number of the quotations. Debt and equity securities that are not publicly traded or whose market prices are not readily available, as is expected to be the case for substantially all of our investments, will be valued at fair value as determined in accordance with the Fund’s valuation policies and procedures as approved by, and subject to the oversight of, the Board of Trustees, based on, among other things, independent third-party valuation firm(s) engaged at the direction of the Board of Trustees to review our investments.

With respect to investments for which market quotations are not readily available, the Fund uses a multi-step valuation process, which includes, among other procedures, the following:

•	the valuation process begins with the Adviser’s valuation team, which will make a preliminary determination of fair value for each investment with input from the Adviser’s investment professionals;

•

in addition, independent valuation firm(s) will provide a range of fair value for each investment and the fair valuation proposed by the Adviser’s valuation team must be within the range set by the applicable independent valuation firm(s);

•

the Adviser’s valuation committee then reviews each valuation recommendation (including valuation ranges provided by independent valuation firms) to confirm they have been calculated in accordance with the Fund’s valuation policies and procedures and makes valuation recommendations to the Fund’s Audit Committee and Board of Trustees;

•	our Audit Committee reviews the fair value recommendations made by the Adviser’s valuation committee and, once approved, recommends them for approval by the Board of Trustees;

•	the Board of Trustees will review the fair valuations recommended by the Audit Committee and ultimately determines the fair value of each investment.

Valuation of each of our investments will generally be made as described above as of the end of each fiscal quarter. In cases where we determine our net asset value at times other than a quarter end, we generally intend to update the value of securities with market quotations to the most recent market quotation. For securities without market quotations, non-quarterly valuations will generally be the most recent quarterly valuation unless a material event has occurred since the most recent quarter end with respect to the investment. Independent valuation firms are generally not used for non-quarterly valuations.

Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may fluctuate from period to period. Additionally, the fair value of such investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that may ultimately be realized. Further, such investments are generally less liquid than publicly-traded securities and may be subject to contractual and other restrictions on resale. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we could realize amounts that are different from the amounts presented and such differences could be material.

In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected in our financial statements.

Distribution Policy

We generally intend to distribute substantially all of our available earnings annually by paying distributions on a quarterly basis, as determined by the Board of Trustees in its discretion.

We will reinvest dividends on behalf of our Shareholders that do not elect to receive their dividends in cash. A Shareholder may elect to receive its entire dividend in cash at any time by notifying the Fund’s transfer agent in writing. If, however, a Shareholder requests to change its election within 95 days prior to a distribution, the request will be effective only with respect to distributions after the 95-day period. See “Item 1(c). Description of Business—Dividend Reinvestment Plan.”

Reports to Shareholders

We will furnish our Shareholders with annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law. Upon the effectiveness of this Registration Statement, we will be required to comply with all periodic reporting, proxy solicitation and other applicable requirements under the 1934 Act.

ITEM 10	RECENT SALES OF UNREGISTERED SECURITIES

We have not yet commenced commercial activities and will not do so until after the Initial Drawdown Date. On     , 2018, an affiliate of the Adviser purchased        Shares of the Fund at a price of $25.00 per Share as our initial capital. As of    , 2018, such affiliate of the Adviser was our only Shareholder. These Shares were issued and sold in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of the 1933 Act.

ITEM 11	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Description of our Shares

General

The terms of the Declaration of Trust authorize an unlimited number of Shares, which may include Preferred Shares, none of which are outstanding as of the date of this Registration Statement. There is currently no market for the Shares, and there can be no assurance that a market for the Shares will develop in the future.

Shares

Under the terms of the Declaration of Trust, we retain the right to issue our Shares during the Private Offering, and payment for such Shares may be made over time as the Board of Trustees determines. In addition, Shareholders are entitled to one vote for each Share held on all matters submitted to a vote of Shareholders and do not have cumulative voting rights. Accordingly, subject to the rights of any outstanding Preferred Shares, holders of a majority of the Shares entitled to vote in any election of trustees may elect all of the trustees standing for election. Shareholders are entitled to receive proportionately any dividends declared by the Board of Trustees, subject to any preferential dividend rights of outstanding Preferred Shares. Upon our liquidation, dissolution or winding up, the Shareholders will be entitled to receive ratably our net assets available after the payment of all debts and other liabilities and will be subject to the prior rights of any outstanding Preferred Shares. Shareholders have no redemption or preemptive rights. The rights, preferences and privileges of Shareholders are subject to the rights of the holders of any series of Preferred Shares that we may designate and issue in the future.

Preferred Shares

Under the terms of the Declaration of Trust, our board of trustees is authorized to issue Preferred Shares in one or more series without Shareholder approval. Prior to the issuance of Shares of each series, our Board of Trustees is required by the Declaration of Trust to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption for each series. The 1940 Act limits our flexibility as certain rights and preferences of the Preferred Shares require, among other things: (i) immediately after issuance and before any distribution is made with respect to Shares, we must meet a coverage ratio of total assets to total senior securities, which include all of our borrowings and Preferred Shares, of at least 150%; and (ii) the holders of Preferred Shares, if any are issued, must be entitled as a class to elect two trustees at all times and to elect a majority of the trustees if and for so long as dividends on the Preferred Shares are unpaid in an amount equal to two full years of dividends on the Preferred Shares.

Transfer and Resale Restrictions

Shareholders may not sell, assign, transfer or otherwise dispose of (a “Transfer”) any Shares unless (i) the Adviser and, if required by our lending arrangements, our lenders give consent and (ii) the Transfer is made in accordance with applicable securities laws. No Transfer will be effectuated except by registration of the Transfer on our books. Each transferee must agree to be bound by these restrictions and all other obligations as a Shareholder.

Redemptions by the Fund

Each Share is subject to redemption (out of the assets of the Fund) by the Fund at the redemption price equal to the then current net asset value per Share of the Fund determined in accordance with the Declaration of Trust at any time if the Trustees determine in their sole discretion that a Shareholder has breached any of its representations or warranties contained in such Shareholder’s subscription agreement with the Fund, and upon such redemption the holders of the Shares so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price.

Delaware Law and Certain Declaration of Trust Provisions

Organization and Duration

We were formed in Delaware, 2018, and will remain in existence until dissolved in accordance with our Declaration of Trust or pursuant to Delaware law.

Purpose

Under the Declaration of Trust, we are permitted to engage in any business activity that lawfully may be conducted by a statutory trust organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the agreements relating to such business activity.

Agreement to be Bound by the Declaration of Trust; Power of Attorney

By subscribing for the Shares, investors will be deemed to have agreed to be bound by the terms of the Declaration of Trust. Pursuant to the Declaration of Trust, each Shareholder and each person who acquires Shares from a Shareholder grants to certain of our officers (and, if appointed, a liquidator) a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our board of trustees the authority to make certain amendments to, and to make consents and waivers under and in accordance with, the Declaration of Trust.

Capital Call Mechanics

During the Initial Drawdown Period, the Adviser may issue capital calls for any permitted Fund purpose. At the expiration of the Initial Drawdown Period, Shareholders will be released from any further obligation with respect to their unfunded Capital Commitments.

Action by Shareholders

Under the Declaration of Trust, the Fund will not hold annual meetings. Special meetings called by the Trustees will be limited to the purposes for any such special meeting set forth in the notice thereof. Special meetings may only be called by Shareholders holding 51% of outstanding Shares. These provisions will have the effect of significantly reducing the ability of Shareholders being able to have proposals consider at a meeting of Shareholders.

With respect to special meetings of Shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board of Trustees at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by the Board of Trustees or (3) provided that the Board of Trustees has determined that trustees will be elected at the meeting, by a Shareholder who is entitled to vote at the meeting.

Amendment of the Declaration of Trust; No Approval by Shareholders

The Trustees may, without Shareholder vote, amend or otherwise supplement the Declaration of Trust by making an amendment, a Declaration of Trust supplemental thereto or an amended and restated Declaration of Trust. Shareholders shall only have the right to vote: (i) on any amendment which would affect their right to vote granted in the Declaration of Trust, (ii) on any amendment to the amendment provision of the Declaration of Trust, (iii) on any amendment that would adversely affect the powers, preferences or special rights of the Shares as determined by the Trustees in good faith and (iv) on any amendment submitted to them by the Trustees. In addition, the Trustees shall have the authority to amend the Declaration of Trust without a Shareholder vote in connection with an Exchange Listing without regard to (i), (ii) and (iii) above, including without limitation, to classify the Board, to impose advance notice bylaw provisions for Trustee nominations or for Shareholder proposals, to require super-majority approval of transactions with significant Shareholders or other provisions that may be characterized as anti-takeover in nature. A proposed amendment to the Declaration of Trust requires the affirmative vote of a majority of the Board of Trustees for adoption.

Default Provisions

If a Shareholder fails to fund capital contributions to purchase Shares at a specified time in a drawdown notice delivered by the Fund, after a ten business day cure period the Fund may determine such Shareholder to be a defaulting Shareholder. A defaulting Shareholder will forfeit its right to participate in future investments and 50% of its Shares will be transferred to the non-defaulting Shareholders on a pro rata basis. In addition, the Adviser may, in its discretion, and subject to applicable law, take any actions available under the Declaration of Trust or at law or at equity. Without limitation on the rights the Fund may have against the defaulting Shareholder, the Fund may call for additional capital contributions from non-defaulting Shareholders to make up any shortfall. The non-defaulting Shareholders could therefore be required to fund any shortfall up to their remaining Capital Commitments.

Merger, Conversion, Sale or Other Disposition of Assets

The Board of Trustees may, without the approval of holders of our outstanding Shares, cause us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, or approve on our behalf the sale, exchange or other disposition of all or substantially all of our assets. The Board of Trustees also may, without the approval of holders of our outstanding Shares, cause and approve a merger, conversion or other reorganization of the Fund. The Board of Trustees may also cause the sale of all or substantially all of our assets under a foreclosure or other realization without Shareholder approval. Shareholders are not entitled to dissenters’ rights of appraisal under the Declaration of Trust or applicable Delaware law in the event of a merger, conversion or consolidation, a sale of all or substantially all of our assets or any other similar transaction or event.

Derivative Actions

No person, other than a Trustee, who is not a Shareholder shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Fund. No Shareholder may maintain a derivative action on behalf of the Fund unless holders of at least ten percent (10%) of the outstanding Shares join in the bringing of such action.

In addition to the requirements set forth in Section 3816 of the Delaware Statutory Trust Statute, a Shareholder may bring a derivative action on behalf of the Fund only if the following conditions are met: (i) the Shareholder or Shareholders must make a pre-suit demand upon the Board of Trustees to bring the subject action unless an effort to cause the Board of Trustees to bring such an action is not likely to succeed; and a demand on the Board of Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, is composed of Board of Trustees who are not “independent trustees” (as that term is defined in the Delaware Statutory Trust Statute); and (ii) unless a demand is not required under clause (i) above, the Board of Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Board of Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Fund for the expense of any such advisors in the event that the Board of Trustees determine not to bring such action. For purposes of this paragraph, the Board of Trustees may designate a committee of one or more trustees to consider a Shareholder demand.

Exclusive Delaware Jurisdiction

Each trustee, each officer and each Person legally or beneficially owning a Share or an interest in a Share of the Fund (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Delaware Statutory Trust Statute, (i) irrevocably agrees that any claims, suits, actions or proceedings asserting a claim governed by the internal affairs (or similar) doctrine or arising out of or relating in any way to the Fund, the Delaware Statutory Trust Statute or the Declaration of Trust (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of the Declaration of Trust, or (B) the duties (including fiduciary duties), obligations or liabilities of the Fund to the Shareholders or the Board of Trustees, or of officers or the Board of Trustees to the Fund, to the Shareholders or each other, or (C) the rights or powers of, or restrictions on, the Fund, the officers, the Board of Trustees or the Shareholders, or (D) any provision of the Delaware Statutory Trust Statute or other laws of the State of Delaware pertaining to trusts made applicable to the Fund pursuant to Section 3809 of the Delaware Statutory Trust Statute, or (E) any other instrument, document, agreement or certificate contemplated by any provision of the Delaware Statutory Trust Statute or the Declaration of Trust relating in any way to the Fund (regardless, in each case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper, (iv) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (iv) hereof shall affect or limit any right to serve process in any other manner permitted by law, and (v) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding.

Term of the Fund

Under the terms of the Declaration of Trust, our term will expire on the five-year anniversary of the end of the Initial Drawdown Period. If we have not consummated an Exchange Listing by the five-year anniversary of the end of the Initial Drawdown Period, as may be extended for up to an additional one-year period pursuant to the Adviser’s recommendation with the approval of the Board, the Board (subject to market conditions and any necessary Shareholder approvals and applicable requirements of the 1940 Act) will use its commercially reasonable efforts to wind down, sell and/or liquidate and dissolve the Fund in an orderly manner.

Books and Reports

We are required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis in accordance with GAAP.

ITEM 12	INDEMNIFICATION OF TRUSTEES AND OFFICERS

The Declaration of Trust provides that, to the fullest extent permitted by applicable law, none of the Fund’s officers, trustees or employees (each, an “Indemnified Person”) will be liable to the Fund or to any Shareholder for any act or omission performed or omitted by any such Indemnified Person (including any acts or omissions of or by another Indemnified Person), in the absence of willful misfeasance, gross negligence, bad faith, reckless disregard of the duties involved in the conduct of such Indemnified Person’s respective position or criminal wrongdoing on its part (“Indemnified Person Disabling Conduct”).

The Fund will indemnify each Indemnified Person for any loss or damage incurred by it in connection with any matter arising out of, or in connection with, the Fund, including the operations of the Fund and the offering of Shares, except for losses incurred by an Indemnified Person arising solely from the Indemnified Person’s own Indemnified Person Disabling Conduct.

Under the indemnification provision of the Declaration of Trust, expenses (including attorneys’ fees) incurred by each Indemnified Person in defending any action, suit or proceeding for which they may be entitled to indemnification shall be paid in advance of the final disposition of the action, suit or proceeding. However, any such indemnification or payment or reimbursement of expenses will be subject to the applicable requirements of the 1940 Act.

So long as the Fund is regulated under the 1940 Act, the above indemnification and limitation of liability is limited by the 1940 Act or by any valid rule, regulation or order of the SEC thereunder. The 1940 Act provides, among other things, that a company may not indemnify any trustee or officer against liability to it or its security holders to which he or she might otherwise be subject by reason of his or her willful misfeasance, bad faith or gross negligence. In addition, the Fund has obtained liability insurance for its officers and trustees.

ITEM 13	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Set forth below is an index to our financial statements attached to this Registration Statement.

Page
Index to Financial Statements	F-1
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheet as of ________	F-3
Notes to Balance Sheet	F-___

ITEM 14	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are not and have not been any disagreements between the Fund and its accountant on any matter of accounting principles, practices, or financial statement disclosure.

ITEM 15	FINANCIAL STATEMENTS AND EXHIBITS

(a) List separately all financial statements filed

The financial statements attached to this Registration Statement are listed under “Item 13. Financial Statements and Supplementary Data.”

(b) Exhibits

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Blackstone / GSO Secured Lending Fund

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Chief Compliance Officer, Chief Legal Officer and Secretary

Date: August 2, 2018